Exhibit 10.2
AIA® Document A121TMCMc — 2003
and AGC Document 565
Standard Form of Agreement Between Owner and Construction Manager
where the Construction Manager is Also the Constructor
AGREEMENT
made as of the 17th day of January in the year of 2006.
(In words, indicate day, month and year)
BETWEEN the Owner:
(Name and address)
Genitope Corporation
525 Penobscot Drive
Redwood City, California 94063
Attention: Chief Financial Officer & General Counsel
Telephone: (650) 482-2000
Facsimile: (650) 482-2002
and the Construction Manager:
(Name and address)
XL Construction Corporation
1500 Berger Drive
San Jose, California 95112-2703
Attention: Mario Wijtman
Telephone: (408) 271-2425
Facsimile: (408) 271-2426
The Project is:
(Name, address and brief description)
Construction of interior office and laboratory improvements within that certain two-story industrial building (which building is sometimes referred to in the Contract Documents as “Building 1” and referred to in the “Landlord/Tenant Construction Agreement” and “Lease Agreement” (as those terms are defined in Sections 1.3 and 2.6 below, respectively) as “Building 5”) containing approximately 109,786 square feet of space and located at 6900 Dumbarton Circle, Fremont, California, as is more particularly described in Construction Manager’s Proposal in the form previously provided by Construction Manager to Owner.
The Architect is:
(Name and address)
Dowler-Gruman Architects
550 Ellis Street
Mountain View, California 94043
Attention: Mark L. Davis
Telephone: (650) 943-1660
Facsimile: (650) 943-1670
The Owner and Construction Manager agree as set forth below:
ADDITIONS AND DELETIONS:
The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.
This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.
The 1997 Edition of AIA® Document A201™, General Conditions of the Contract for Construction, is referred to herein. This Agreement requires modification if other general conditions are utilized.
ELECTRONIC COPYING of any portion of this AIA® Document to another electronic file is prohibited and constitutes a violation of copyright laws as set forth in the footer of this document.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: genitope-xlconstruction-a121	(1638431218)

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TABLE OF CONTENTS

ARTICLE 1 GENERAL PROVISIONS
§ 1.1 Relationship of the Parties
§ 1.2 General Conditions

ARTICLE 2 CONSTRUCTION MANAGER’S RESPONSIBILITIES
§ 2.1 Preconstruction Phase
§ 2.2 Guaranteed Maximum Price Proposal and Contract Time
§ 2.3 Construction Phase
§ 2.4 Professional Services
§ 2.5 Hazardous Materials

ARTICLE 3 OWNER’S RESPONSIBILITIES
§ 3.1 Information and Services
§ 3.2 Owner’s Designated Representative
§ 3.3 Architect
§ 3.4 Legal Requirements

ARTICLE 4 COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES
§ 4.1 Compensation
§ 4.2 Payments

ARTICLE 5 COMPENSATION FOR CONSTRUCTION PHASE SERVICES
§ 5.1 Compensation
§ 5.2 Guaranteed Maximum Price
§ 5.3 Changes in the Work

ARTICLE 6 COST OF THE WORK FOR CONSTRUCTION PHASE
§ 6.1 Costs to Be Reimbursed
§ 6.2 Costs Not to Be Reimbursed
§ 6.3 Discounts, Rebates and Refunds
§ 6.4 Accounting Records

ARTICLE 7 CONSTRUCTION PHASE
§ 7.1 Progress Payments
§ 7.2 Final Payment

ARTICLE 8 INSURANCE AND BONDS
§ 8.1 Insurance Required of the Construction Manager
§ 8.2 Insurance Required of the Owner
§ 8.3 Performance Bond and Payment Bond

ARTICLE 9 MISCELLANEOUS PROVISIONS
§ 9.1 Dispute Resolution
§ 9.2 Other Provisions

ARTICLE 10 TERMINATION OR SUSPENSION
§ 10.1 Termination Prior to Establishing Guaranteed Maximum Price
§ 10.2 Termination Subsequent to Establishing Guaranteed Maximum Price
§ 10.3 Suspension

ARTICLE 11 OTHER CONDITIONS AND SERVICES

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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ARTICLE 1 GENERAL PROVISIONS
§ 1.1 RELATIONSHIP OF PARTIES
The Construction Manager accepts the relationship of trust and confidence established with the Owner by this Agreement, and covenants with the Owner to furnish the Construction Manager’s reasonable skill and judgment and to cooperate with the Architect, the “Landlord” (as defined in Section 1.3(iv), below) and any consultants and/or any separate contractors retained by Owner (the “Owner Consultants”) in furthering the interests of the Owner and the Landlord. The Construction Manager shall furnish construction administration and management services and use the Construction Manager’s best efforts to perform the Project in an expeditious and economical manner consistent with the interests of the Owner and the Landlord. The Owner shall endeavor to promote harmony and cooperation among the Owner, Architect, Landlord, Construction Manager and other persons or entities employed by the Owner for the Project.
§ 1.2 GENERAL CONDITIONS
For the Construction Phase, the General Conditions of the contract shall be the AIA® Document A201™-1997, General Conditions of the Contract for Construction (the “General Conditions”), which is incorporated herein by reference. For the Preconstruction Phase, or in the event that the Preconstruction and Construction Phases proceed concurrently, the General Conditions shall apply to the Preconstruction Phase only as specifically provided in this Agreement. The term “Contractor” as used in the General Conditions shall mean the Construction Manager.
§ 1.3 CONTRACT DOCUMENTS
The Contract Documents consist of the following, which, together with Modifications made in the manner provided therein and issued subsequent to the execution of this Agreement, form the “Contract”:
(i)	This Agreement;

(ii)	The Amendment to Standard Form of Agreement Between Owner and Construction Manager where the Construction Manager is also the Constructor, AIA Document A-121/CMc-a-1998 (“A121 Amendment”), the form of which has been agreed to by the parties and is attached hereto. At the time that the “Guaranteed Maximum Price” and “Contract Time” (as those terms are defined in the a1221 Amendment) are mutually and reasonably agreed to by the parties, the A121 Amendment shall be modified to set forth the agreed upon Guaranteed Maximum Price and Contract Time, and shall thereafter be promptly executed by Owner and Construction Manager and attached hereto and incorporated herein by this reference;

(iii)	The General Conditions;

(iv)	The “Construction Agreement Related to Lease Agreement dated May 16, 2005 for Building 5” (the “Landlord/Tenant Construction Agreement”) between The John Arrillaga Survivor’s Trust and the Richard T. Peery Separate Property Trust, as landlord (“Landlord”), and Owner, as tenant, a copy of which Landlord/Tenant Construction Agreement has previously been provided to Construction Manager by Owner; and

(v)	The “Construction Documents” which shall consist of the specifications (“Specifications”) and the drawings (“Drawings”) prepared by the Architect in connection with the Project, subject to any qualifications and exclusions relating thereto.
In the event of any conflict between any of the documents described above, the terms and provisions of this Agreement and/or the Amendment (once executed by the parties) shall control over those of the General Conditions, the Landlord/ Tenant Construction Agreement and Construction Documents, and the terms and provisions of the General Conditions shall control over those of the Landlord/Tenant Construction Agreement and Construction Documents. In the event of a conflict between the Specifications and the Drawings, regarding material, quality, size, shape or dimension, the Architect (with the Owner’s approval) and/or the Owner, shall decide the correct intent and instruct the Construction Manager how to proceed. Construction Manager agrees that in constructing the “Work” (as defined in Section 1.1.3 of the General Conditions) in accordance with the requirements of the Contract Documents, including, without limitation, the Landlord/Tenant Construction Agreement, Construction Manager shall satisfy all obligations, duties, and requirements of Owner thereunder relative to the physical construction of the Work.
ARTICLE 2 CONSTRUCTION MANAGER’S RESPONSIBILITIES
The Construction Manager shall perform the services described in the Contract Documents. The Construction Manager shall provide sufficient organization, personnel and management to carry out the requirements of this Agreement in an expeditious and economical manner consistent with the interests of the Owner and the Landlord. The Construction Manager shall use first-rate efforts in the performance of all Work and services rendered under this Agreement. The services to be provided under Sections 2.1 and 2.2 of this Agreement constitute the Preconstruction Phase services. If

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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the Owner and Construction Manager reasonably agree, after consultation with the Architect, the Construction Phase may commence before the Preconstruction Phase is completed, in which case both phases will proceed concurrently.
§ 2.1 PRECONSTRUCTION PHASE
§ 2.1.1 PRELIMINARY EVALUATION
The Construction Manager shall review the program furnished by the Owner to ascertain the requirements of the Project and shall arrive at a mutual understanding of such requirements with the Owner. The Construction Manager shall provide a preliminary evaluation of the Owner’s program and Project budget requirements, each in terms of the other.
§ 2.1.2 CONSULTATION
At the Owner’s request, the Construction Manager with the Architect shall jointly schedule and attend regular meetings with the Owner. The Construction Manager shall regularly consult with the Owner and Architect regarding site use and improvements and the selection of materials, building systems and equipment. The Construction Manager shall provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages; time requirements for procurement, installation and construction completion; and factors related to construction cost, including, without limitation, estimates of alternative designs or materials, preliminary budgets and possible economies. The Construction Manager shall expeditiously review design documents during their development and advise on proposed site use and improvements, selection of materials, building systems and equipment, and methods of Project delivery. The Construction Manager shall provide recommendations on relative feasibility of construction methods, availability of materials and labor, time requirements for procurement, installation and construction, and factors related to construction cost including, but not limited to, costs of alternative designs or materials, preliminary budgets, and possible economies.
§ 2.1.3 PROJECT SCHEDULE
Owner and Construction Manager shall establish a detailed schedule governing the Project and the performance of the Work (the “Project Schedule”). Construction Manager’s preliminary Project Schedule for the Work has previously been provided by Construction Manager to Owner. As the Construction Documents are developed, the Construction Manager shall periodically update such preliminary Project Schedule and submit the same to Owner for approval. At the time of the parties’ establishment of the Guaranteed Maximum Price, Construction Manager and Owner shall agree on a final Project Schedule. The Construction Manager shall obtain the Architect’s approval of the portion of the Project Schedule relating to the performance of the Architect’s services. The Construction Manager shall coordinate and integrate the Project Schedule with the services and activities of the Owner, Architect, Owner’s Consultants (if any), and Construction Manager. As the Work proceeds, the Project Schedule shall be updated by Construction Manager (with the approval of the Owner) as frequently as required to indicate proposed activity sequences and durations, milestone dates for receipt and approval of pertinent information, submittal of a Guaranteed Maximum Price proposal, preparation and processing of shop drawings and samples, delivery of materials or equipment requiring long-lead-time procurement, Owner’s occupancy requirements showing portions of the Project having occupancy priority, and proposed date of Substantial Completion. If any Project Schedule update indicates that previously approved schedules may not be met, the Construction Manager shall promptly make appropriate recommendations to the Owner and Architect.
§ 2.1.4 PHASED CONSTRUCTION
The Construction Manager shall make recommendations to the Owner and Architect regarding the phased issuance of Drawings and Specifications to facilitate phased construction of the Work, if the Owner, Architect and Construction Manager reasonably agree that such phased construction is appropriate for the Project, taking into consideration such factors as economies, time of performance, availability of labor and materials, and provisions for temporary facilities.
§ 2.1.5 PRELIMINARY COST ESTIMATES
§ 2.1.5.1 When the Project requirements have been sufficiently identified and the Architect has prepared other basic design criteria, as necessary, the Construction Manager shall prepare, for the review of the Architect and written approval of the Owner, a preliminary cost estimate utilizing area, volume or similar conceptual estimating techniques. In addition, the Construction Manager shall provide cost evaluations of alternative materials and systems. The Construction Manager shall prepare and review with the Owner and the Architect a construction budget (the “Budget”) based on current area, volume, or other unit costs and allocated on a line-item. As a preliminary Budget, the Owner and Construction Manager have established Nineteen Million Dollars ($19,000,000), to be allocated on a line-item basis as determined by Owner from time to time. The Construction Manager shall use its best efforts in consulting with the Architect and Owner regarding the design of the Project to keep the total of all costs in connection with the Project

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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within budget and the costs of each line-item below the amounts allocated thereto in the then current Budget. Further, the Budget shall be amended from time-to-time by Construction Manager to include Owner-approved changes, if any.
§ 2.1.5.2 When Schematic Design Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare, for the review of the Architect and approval of the Owner, a more detailed estimate of the total of the Cost of the Work, which detailed estimate shall include supporting data and comparative analysis against the Budget and the line items set forth therein. As required by the Owner at appropriate intervals in the progress of the Schematic Design Phase, the Construction Manager shall cause the Architect to provide schematic design studies for review and written approval by the Owner and Construction Manager. During the preparation of the Design Development Documents, the Construction Manager shall update and refine such estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager. Throughout the development of the Schematic Design Documents, Construction Manager shall regularly update the Budget and Project Schedule as mutually agreed upon by Owner and Construction Manager.
§ 2.1.5.3 When Design Development Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare a detailed estimate of the total of all costs in connection with the Project, which detailed estimate shall include supporting data and comparative analysis against the Budget and the line items set forth therein for review by the Architect and written approval by the Owner. During the preparation of the Construction Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager. Throughout the development of the Design Development Documents, Construction Manager shall regularly update the Budget and Project Schedule as mutually agreed upon by Owner and Construction Manager.
§ 2.1.5.4 If any estimate submitted to the Owner exceeds previously approved estimates or the Budget, the Construction Manager shall promptly make appropriate recommendations to the Owner and Architect.
§ 2.1.5.5 The Construction Manager shall assist the Owner and Architect during funding activities in gathering and preparation of information on development costs, site analysis, interim and/or construction funding, and permanent or long-term funding. Construction Manager’s services to support funding would include preparation of conceptual and construction cost estimates, as requested by the Owner.
§ 2.1.6 SUBCONTRACTORS AND SUPPLIERS
The Construction Manager shall develop subcontractor interest in the Project and shall furnish to the Owner and Architect for their reasonable approval a list of possible subcontractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from whom proposals will be requested for each principal portion of the Work. The Owner or Architect will promptly reply in writing to the Construction Manager if the Architect, Owner or Landlord object to any such subcontractor or supplier. The receipt and/or approval of such list shall not require the Owner or Architect to investigate the qualifications of proposed subcontractors or suppliers, nor shall it waive the right of the Owner, Landlord or Architect later to object to or reject any proposed subcontractor or supplier.
§ 2.1.7 LONG-LEAD-TIME ITEMS
The Construction Manager shall recommend to the Owner and Architect a schedule for procurement of long-lead-time items which will constitute part of the Work as required to meet the Project schedule. With the Owner’s prior written approval, the Construction Manager shall expedite the delivery of all such long-lead-time items.
§ 2.1.8 EXTENT OF RESPONSIBILITY
The Construction Manager does not warrant or guarantee estimates and estimated schedules except as may be included as part of the Guaranteed Maximum Price and the final approved Project Schedule. The recommendations and advice of the Construction Manager concerning design alternatives shall be subject to the review and written approval of the Owner and the Owner’s professional consultants. It is not the Construction Manager’s responsibility to ascertain that the Drawings and Specifications are in accordance with applicable laws, statutes, ordinances, building codes, rules and regulations. However, if the Construction Manager recognizes that portions of the Drawings and Specifications are at variance therewith, the Construction Manager shall promptly notify the Architect and Owner in writing of any variance between the Drawings and Specifications and any applicable laws, statutes, ordinances, building codes, rules and/or regulations (collectively, the “Applicable Laws”) of which it is aware.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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§ 2.1.9 EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION
The Construction Manager shall comply with Applicable Laws, regulations and special requirements of the Contract Documents regarding equal employment opportunity and affirmative action programs.
§ 2.2 GUARANTEED MAXIMUM PRICE PROPOSAL AND CONTRACT TIME
§ 2.2.1 The Construction Manager’s Guaranteed Maximum Price for the Work, including the estimated Cost of the Work as defined in Article 6 of this Agreement and the Construction Manager’s Fee as defined in Article 5 of this Agreement, shall be agreed to by the parties within twenty-one (21) days after Construction Manager’s receipt of Construction Documents for the Work that are at least ninety percent (90%) complete and have been approved by Owner, subject to additions and deductions by Change Order as provided in the Contract Documents. The parties’ agreement upon the Guaranteed Maximum Price (and the Contract Time) shall be set forth in the A121 Amendment which shall be executed by the parties as required under Section 1.3(ii), above and shall be incorporated herein.
§ 2.2.2 If the Drawings and Specifications are not finished at the time the Guaranteed Maximum Price proposal is prepared (and the A121 Amendment is executed), the Construction Manager may, with the approval of Owner, reasonably provide in the Guaranteed Maximum Price for further development of the Drawings and Specifications by the Architect that is materially consistent with the Contract Documents and reasonably inferable therefrom. Such further development shall not include such things as material changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order pursuant to the terms of the Contract Documents.
§ 2.2.3 CONSTRUCTION MANAGER’S CONTINGENCY. The Construction Manager’s “Contingency” for unforeseen items as of the establishment of the GMP, if any, shall not exceed four percent (4%) of the Cost of the Work, the precise percentage of which shall be set at the time the GMP is established subject to the foregoing limitation. The Construction Manager shall obtain Owner’s reasonable approval in writing prior to any proposed single or cumulative allocation of Contingency (which approval by Owner shall be given or denied within a reasonable time not to exceed five (5) days) and shall supply Owner with detailed information and backup related to such proposed use of the Contingency. Further, the Construction Manager shall provide Owner, on a weekly basis, an updated summary report of all Contingency amounts expended for the Project. The Contingency may not be used for (1) cost overruns where costs projected by Construction Manager for specified items not otherwise added to the Work by Change Order prove to be inadequate; (3) items allowed under Paragraph 7 (Changes) of the General Conditions; and (4) amounts in excess of the GMP. Subject to Owner’s prior-written approval and the foregoing limitations, the Contactor may use the Contingency for the following items:
(A) conditions or events not foreseen or known to the Construction Manager at the time the GMP was agreed upon by the parties;
(B) gaps in the Construction Manager’s or Subcontractor’s Scope of Work which were not foreseen or known to the Construction Manager during the performance of the pre-construction services, if any, or at the time the GMP was agreed to by the parties;
(C) non-compensable delays which were not foreseen or known to the Construction Manager during the performance of the pre-construction services, if any, or at the time the GMP was agreed to by the parties (except the Construction Manager may not use Contingency for Weather Days unless the number of Weather Days per year, as agreed to herein by the parties, are exceeded). However, compensation for delays shall only include compensation for actual delay costs and not consequential, estimated or speculative costs;
(D) omissions by the Construction Manager not caused by the willful misconduct of the Construction Manager covering erroneous or omitted items that Owner would have paid for as a Cost of the Work had such items been included in the Contract Documents or reasonably inferable therein (“Missed Items”). The cost of each such Missed Item shall be the cost had the Missed Item been competitively bid at the commencement of the Project rather than the cost incurred when the Missed Item is undertaken during the construction phase which cost shall be subject to adjustment as provided hereinbelow. The Construction Manager shall bear the burden of demonstrating what the competitive cost of each such Missed Item would have been at the commencement of the Project. Further, the cost of any Missed Item shall not include consequential costs or damages, such as removal and replacement of work necessitated by any Missed Item, changes in sequence or overtime; and

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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(E) cost overruns on Allowance Items otherwise includable in the Cost of the Work pursuant to the Contract Documents.
Notwithstanding anything to the contrary contained herein, all Missed Items shall be performed in sequence and timing necessary to maintain the Project Schedule and Owner and Construction Manager shall discuss the use of any remaining Contingency funds toward such costs on a case-by-case basis. In determining the appropriate amount, if any, of remaining Contingency funds to be used toward the costs of Missed Items determined pursuant to the method of calculation described in Paragraph (D) above, where applicable, due consideration shall be given to the fact that, had the Owner been informed by Construction Manager of certain Missed Items at the commencement of the Project, Owner may have elected to choose an alternate course of action whereby the need for such items or certain portions thereof may have been avoided or the costs of such items could have been reduced or mitigated entirely.
The parties shall mutually agree upon a Contingency Allocation Form to allocate funds in and out of the Construction Manager’s Contingency. All use of Contingency funds must be approved in writing by Owner in advance. Any Contingency remaining upon Substantial Completion of the Work shall accrue to Owner.
§ 2.2.4 BASIS OF GUARANTEED MAXIMUM PRICE
The Construction Manager shall include with the Guaranteed Maximum Price proposal a written statement of its basis, which shall include, in detail, the following:
.1	A list of the Drawings and Specifications, including all addenda thereto and the Conditions of the Contract, which were used in preparation of the Guaranteed Maximum Price proposal.

.2	A list of allowances and a statement of their basis.

.3	A list of the clarifications and assumptions made by the Construction Manager in the preparation of the Guaranteed Maximum Price proposal to supplement the information contained in the Drawings and Specifications.

.4	The proposed Guaranteed Maximum Price, including a statement of the estimated cost organized by trade categories, allowances, contingency, and other items and the Fee that comprise the Guaranteed Maximum Price.

.5	The proposed Project Schedule will be increased on a day-for-day basis by Change Order for any unforeseeable and actual time lost due to inclement weather in excess of such anticipated number of days. In connection with the foregoing, Construction Manager hereby acknowledges that the target date of substantial completion of the Project is as provided in the Project Schedule and that such target date is a reasonable date based on the facts presently known and Contract Documents provided to Construction Manager to date.

.6	Such other information as Owner may reasonably require.
§ 2.2.5 If requested by the Owner, the Construction Manager shall meet with the Owner and Architect to review the Guaranteed Maximum Price proposal and the written statement of its basis. In the event that the Owner or Architect discover any inconsistencies or inaccuracies in the information presented, the Owner shall have the right to notify the Construction Manager and require the Construction Manager to make appropriate adjustments to the Guaranteed Maximum Price proposal, its basis, or both.
§ 2.2.6 If the proposal is acceptable, the Owner shall accept the Guaranteed Maximum Price proposal and notify the Construction Manager of its acceptance.
§ 2.2.7 Prior to the Owner’s acceptance of the Construction Manager’s Guaranteed Maximum Price proposal, the Construction Manager may commence with portions of the Work as authorized by Owner in writing. The approved costs for such portions of the Work which are authorized by Owner to commence prior to establishment of the GMP shall be guaranteed and shall be used in establishing the GMP. Except pursuant to the foregoing, Construction Manager shall not incur any other costs to be reimbursed as part of the Cost of the Work, except as the Owner may specifically authorize in writing.
§ 2.2.8 Upon acceptance by the Owner of the Guaranteed Maximum Price proposal, the Guaranteed Maximum Price and the Contract Time shall be set forth in the A121 Amendment, which will then be executed by the parties and attached hereto and incorporate herein. The Guaranteed Maximum Price shall be subject to additions and deductions by a change in the Work as provided in the Contract Documents, and the Date of Substantial Completion shall be subject to adjustment as provided in the Contract Documents.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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§ 2.2.9 The Owner shall authorize and require the Architect to revise the Drawings and Specifications to the extent reasonably necessary to reflect the agreed-upon assumptions and clarifications contained in or attached to the A121 Amendment. Such revised Drawings and Specifications shall be furnished to the Construction Manager in accordance with schedules reasonably agreed to by the Owner, Architect and Construction Manager. The Construction Manager shall promptly notify the Architect and Owner if such revised Drawings and Specifications are inconsistent with the agreed-upon assumptions and clarifications.
§ 2.2.10 The Guaranteed Maximum Price shall include in the Cost of the Work only those taxes which are enacted at the time the Guaranteed Maximum Price is established.
§ 2.3 CONSTRUCTION PHASE
§ 2.3.1 GENERAL
§ 2.3.1.1 The Construction Phase shall commence on the earlier of:
(1)	the Owner’s written acceptance of the Construction Manager’s Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, or

(2)	the Owner’s first authorization in writing to the Construction Manager to:
(a)	award a subcontract, or

(b)	undertake construction Work with the Construction Manager’s own forces,

(c)	issue a purchase order for materials or equipment required for the Work,

(d)	issuance by Owner of authorization for Construction Manager to commence portions of the Work pursuant to Subparagraph 2.2.7, above.
§ 2.3.2 ADMINISTRATION
§ 2.3.2.1 Those portions of the Work that the Construction Manager does not customarily perform with the Construction Manager’s own personnel shall be performed under subcontracts or by other appropriate agreements with the Construction Manager, which subcontracts and/or agreements shall be subject to Owner’s reasonable review and approval and shall fulfill Owner’s requirements (specifically as it relates to insurance and indemnification). The Construction Manager shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated to a special design for the Work from the list previously reviewed and, after analyzing such bids, shall deliver such bids to the Owner and Architect. The Owner will then determine, with the advice of the Construction Manager and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Construction Manager shall obtain bids; however, if the Guaranteed Maximum Price has been established, the Owner may not prohibit the Construction Manager from obtaining bids from other qualified bidders to which Owner has not made a reasonable objection. The Construction Manager shall not be required to contract with anyone to whom the Construction Manager has reasonable objection. Unless otherwise agreed to in writing by Owner, Construction Manager shall competitively bid each trade to not less than three (3) qualified Subcontractors.

Except as otherwise agreed in writing by both parties hereto, the Construction Manager must competitively bid any trade Work that the Construction Manager wishes to perform with the Construction Manager’s own forces, or through an Affiliate (as defined below), and shall obtain no less than two (2) additional responsive bids from responsible Subcontractors acceptable to the Owner. The Construction Manager, or an Affiliate, shall be permitted to perform such trade Work only if (i) the Owner consents thereto in writing after full disclosure in writing by the Construction Manager to the Owner of the affiliation or relationship of Affiliate to the Construction Manager and (ii) the Owner approves in writing any subcontract, contract, purchase order, agreement, or other arrangement between the Construction Manager and such Affiliate in form and substance. The term “Affiliate” is hereby deemed to mean any entity related to or affiliated with the Construction Manager or in which the Construction Manager has direct or indirect ownership or control, including, without limitation, (i) any entity owned in whole or in part by the Construction Manager; (ii) any entity with more than a fifty-one percent (51%) interest in the Construction Manager; and (iii) any entity in which any officer, director, employee, partner, or shareholder of the Construction Manager, or any Affiliate, has a direct or indirect interest.
§ 2.3.2.2 If the Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Construction Manager to the Owner and Architect (1) is recommended to the Owner by the Construction Manager; (2) is reasonably qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to all of the material requirements of the Contract Documents, but the Owner requires that another bid be accepted, then the Construction Manager may upon notice to Owner prior to the awarding of such subcontract, require that a change in the Work be issued to adjust the Contract Time and the Guaranteed Maximum Price by the difference, if

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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any, between the bid of the person or entity recommended to the Owner by the Construction Manager and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner; provided, however, upon receipt of notice of such difference from Construction Manager, Owner shall have the option to reconsider and select, instead, the prior bid recommended by Construction Manager however the Contract Time may be adjusted to the extent of any delays caused by such actions by Owner pursuant to the foregoing.
§ 2.3.2.3 Subcontracts and agreements with suppliers furnishing materials or equipment fabricated to a special design shall conform to the payment provisions of Sections 7.1.8 and 7.1.9 and shall not be awarded on the basis of cost plus a fee without the prior written consent of the Owner.
§ 2.3.2.4 The Construction Manager shall schedule and conduct meetings at which the Owner, Architect, Construction Manager and appropriate Subcontractors can discuss the status of the Work. The Construction Manager shall prepare and promptly distribute meeting minutes.
§ 2.3.2.5 Promptly after the Owner’s acceptance of the Guaranteed Maximum Price proposal, the Construction Manager shall prepare a schedule in accordance with Section 3.10 of the General Conditions, including the Owner’s occupancy requirements.
§ 2.3.2.6 The Construction Manager shall provide monthly written reports to the Owner and Architect on the progress of the entire Work. The Construction Manager shall maintain a daily log containing a record of weather, Subcontractors working on the site, number of workers, Work accomplished, problems encountered and other relevant data as the Owner may reasonably require. The log shall be reasonably and readily available to the Owner and Architect.
§ 2.3.2.7 The Construction Manager shall develop a system of cost control for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes. The Construction Manager shall identify variances between actual and estimated costs and report the variances to the Owner and Architect at regular intervals or as more frequently as may be required by Owner.
§ 2.4 PROFESSIONAL SERVICES
The Construction Manager shall not be required to provide professional services which constitute the practice of architecture or engineering, unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Construction Manager has specifically agreed in writing to provide such services. In such event, the Construction Manager shall cause such services to be performed by appropriately licensed professionals reasonably approved in advance and in writing by Owner.
§ 2.5 UNSAFE MATERIALS
In addition to the provisions of Paragraph 10.1 in the General Conditions, if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance encountered but not created on the site by the Construction Manager, a Subcontractor or anyone for whom either is responsible, the Construction Manager shall, upon recognizing the condition, immediately stop Work in the affected area and promptly report the condition to the Owner and Architect in writing. The Owner, Construction Manager and Architect shall then proceed in the same manner described in Section 10.3 of the General Conditions.
§ 2.6 COORDINATION WITH LANDLORD
Construction Manager hereby acknowledges that pursuant to the Landlord/Tenant Construction Agreement and that certain Lease Agreement dated May 16, 2005 (the “Lease Agreement”), between Landlord and Owner (to which such Landlord/Tenant Construction Agreement relates), Landlord has certain review, input and approval rights in connection with the design and construction of the Project. Notwithstanding any contrary provisions contained in this Agreement, the A121 Amendment, the General Conditions or any Construction Documents, the Contract Documents shall be subject to the terms and conditions set forth in the Lease Agreement and the Landlord/Tenant Construction Agreement and Landlord’s rights thereunder. In connection with the foregoing, Construction Manager hereby agrees that Construction Manager shall cooperate with and assist the Owner and Architect in obtaining any and all required Landlord approvals with respect the Project design and/or construction. If required by Landlord, Construction Manager shall, after providing prior notice to Owner, allow Landlord access to the Project site as needed for Landlord’s review and/or inspection of the Work being performed therein. Landlord has designated John Arrillaga as its sole representative with respect to the matters set forth in the Landlord/Tenant Construction Agreement, and such representative (until further notice to

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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Construction Manager) shall have full authority and responsibility to act on behalf of the Landlord in connection with such matters.
ARTICLE 3 OWNER’S RESPONSIBILITIES
§ 3.1 INFORMATION AND SERVICES
§ 3.1.1 The Owner shall provide reasonably sufficient information in a timely manner regarding the requirements of the Project, including a program which sets forth the Owner’s objectives, constraints and criteria, including space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements.
§ 3.1.2 The Owner, upon reasonably prior written request from the Construction Manager, shall furnish evidence of Project financing prior to the start of the Construction Phase and at reasonable intervals thereafter as the Construction Manager may reasonably request.
§ 3.1.3 Intentionally deleted.
§ 3.1.4 STRUCTURAL AND ENVIRONMENTAL TESTS, SURVEYS AND REPORTS
The Owner has furnished Construction Manager with copies of the items listed below in Sections 3.1.4.1 through 3.1.4.4. Except to the extent that the Construction Manager knows of any inaccuracy, the Construction Manager shall be entitled to reasonably rely upon the accuracy of any such information, reports, surveys, drawings and tests described in Sections 3.1.4.1 through 3.1.4.4, below, but shall exercise customary precautions relating to the performance of the Work. Construction Manager shall inform Owner, in a timely manner, if any additional information, reports, surveys, drawings or tests are required for the performance of the Work.
§ 3.1.4.1 Reports, surveys, drawings and tests, if any, concerning the conditions of the site which are required by law.
§ 3.1.4.2 Surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All information on the survey shall be referenced to a project benchmark.
§ 3.1.4.3 Intentionally deleted..
§ 3.1.4.4 Structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports, if any, which are required by law.
§ 3.1.4.5 The services of the Owner’s Consultants when such services are reasonably required by the scope of the Project and are reasonably requested by the Construction Manager.
§ 3.2 OWNER’S DESIGNATED REPRESENTATIVE
The Owner has designated Claude Miller as the “Owner’s Representative”. The Owner’s Representative is authorized to act on behalf of and in the name of Owner in connection with the Project, provided that the Owner may from time to time designate a different Owner’s Representative. In addition, the Owner’s Representative shall have the authority to make decisions on behalf of the Owner concerning estimates and schedules, construction budgets, and changes in the Work, and shall render such decisions in a timely manner and furnish information expeditiously, so as to avoid unreasonable delay in the services or Work of the Construction Manager. Except as otherwise provided in Section 4.2.1 of the General Conditions, the Architect does not have such authority.
§ 3.3 ARCHITECT
The Owner has retained the Architect to provide certain services in connection with the Project as is further set forth in the Owner/Architect Agreement dated May 10, 2005 between Owner and Architect. The Owner shall authorize and instruct the Architect to provide other services reasonably requested by the Construction Manager which must necessarily be provided by the Architect for the Preconstruction and Construction Phases of the Work. Such services shall be provided in accordance with time schedules reasonably agreed to by the Owner, Architect and Construction

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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Manager. If requested of the Construction Manager, the Owner shall furnish to the Construction Manager a copy of the Owner’s Agreement with the Architect, from which compensation provisions may be deleted.
ARTICLE 4 COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES
The Owner shall compensate and make payments to the Construction Manager for Preconstruction Phase services as follows:
§ 4.1 COMPENSATION
§ 4.1.1 For the services described in Sections 2.1 and 2.2, above, the Construction Manager’s compensation shall be as approved by Owner per a separate written agreement.
§ 4.1.2 Intentionally Deleted.
§ 4.1.3 If compensation is based on a multiple of Direct Personnel Expense, Direct Personnel Expense is defined as the direct salaries of the Construction Manager’s personnel engaged in the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.
§ 4.2 PAYMENTS
§ 4.2.1 Payments shall be made monthly following presentation of the Construction Manager’s invoice as further provided in Article 7, below.
§ 4.2.2 Amounts due, undisputed and unpaid under Article 7 below shall bear interest from and after the date which is thirty (30) days from the date such amount is first overdue at the rate entered below.
The lesser of (i) an interest rate initially equal to six percent (6%) per annum but adjusted quarterly on a pro-rata basis to the extent of any net changes in the Union Bank stated “Prime” interest rate over the same period, or (ii) the highest rate permitted by Applicable Law.
ARTICLE 5 COMPENSATION FOR CONSTRUCTION PHASE SERVICES
The Owner shall compensate the Construction Manager for Construction Phase services as follows:
§ 5.1 COMPENSATION
§ 5.1.1 For the Construction Manager’s performance of the Work as described in Section 2.3 of this Agreement, the Owner shall pay the Construction Manager in current funds the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Construction Manager’s Fee determined as follows:
The Construction Manager’s Fee, except as it may be limited by the Guaranteed Maximum Price, shall be equal to One and Nine-Tenths percent (1.9%) of that portion of the Cost of the Work that is incurred by the Construction Manager. For changes in the Work, the rate of the Construction Manager’s Fee shall not be adjusted and shall remain equal to One and Nine-Tenths percent (1.9%) of the Cost of the Work directly attributable to any such change that is incurred or paid by the Construction Manager during performance of the Work. Consequently, the total amount earned by the Construction Manager as the Construction Manager’s Fee may increase or decrease depending upon the nature of any changes in the Work but the basis of the Construction Manager’s Fee shall always remain One and Nine-Tenths percent (1.9%).
§ 5.2 GUARANTEED MAXIMUM PRICE
§ 5.2.1 The sum of the Cost of the Work and the Construction Manager’s Fee are guaranteed by the Construction Manager not to exceed the amount to be set forth in the executed A121 Amendment, subject to additions and deductions by changes in the Work to the extent permitted in the Contract Documents. Such maximum sum as adjusted by approved and permitted changes in the Work, if any, is sometimes referred to in the Contract Documents as either the “Guaranteed Maximum Price” or the “GMP”. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Construction Manager without reimbursement by the Owner.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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§ 5.3 CHANGES IN THE WORK
§ 5.3.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work subsequent to the execution of A121 Amendment may be determined by any of the methods listed in Section 7.3.3 the General Conditions.
§ 5.3.2 The Construction Managers’s Fee for changes in the Work shall be calculated in accordance with the provisions of Subparagraph 5.1.1 of this Agreement. In calculating adjustments to subcontracts (except those awarded with the Owner’s prior consent on the basis of cost plus a fee), the terms “cost” and “fee” as used in Section 7.3.3.3 of the General Conditions and the terms “costs” and “a reasonable allowance for overhead and profit” as used in Section 7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5 and 6 of this Agreement. Adjustments to subcontracts awarded with the Owner’s prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of this Agreement, unless the Owner has furnished the Construction Manager with prior written approval of the form and substance of a subcontract, in which case such adjustments shall be calculated in accordance with the terms and conditions of that subcontract.
§ 5.3.3 In calculating adjustments to the Contract, the terms “cost” and “costs” as used in the above-referenced provisions of the General Conditions shall mean the actual Cost of the Work as defined in Article 6 of this Agreement, and the term “and a reasonable allowance for overhead and profit” shall mean the Construction Manager’s Fee as defined in Section 5.1.1 of this Agreement.
§ 5.3.4 Intentionally deleted.
ARTICLE 6 COST OF THE WORK FOR CONSTRUCTION PHASE
§ 6.1 COSTS TO BE REIMBURSED
§ 6.1.1 The term “Cost of the Work” shall mean reasonable and actual costs necessarily incurred by the Construction Manager in the proper performance of the Work. Such costs shall be at rates not higher than those customarily paid at the place of the Project except with prior written consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 6. Costs as defined herein shall be actual costs paid by the Construction Manager, less all discounts, rebates, and salvages that shall be taken by the Construction Manager, subject to Paragraph 6.3 of this Agreement. All payments made by the Owner pursuant to this Article 6, whether those payments are actually made before or after the execution of the Contract, are included within the Guaranteed Maximum Price. Notwithstanding the breakdown or categorization of any costs to be reimbursed in this Article 6 or elsewhere in the Contract Documents, there shall be no duplication of payment in the event any particular items for which payment is requested can be characterized as falling into more than one of the types of compensable or reimbursable categories.
§ 6.1.2 LABOR COSTS
.1	Wages of construction workers directly employed by the Construction Manager to perform the construction of the Work at the site or, with the Owner’s agreement, at off-site workshops. The hourly rates charged for such workers shall be as previously provided by Construction Manager and approved by the Owner.

.2	Wages or salaries of the Construction Manager’s supervisory and administrative personnel when stationed at the site or, not to exceed ten percent (10%) of the labor cost for each individual working on the Project, in Construction Manager’s principal office with the Owner’s prior approval (but only to the extent working in a material manner on the Project).

.3	If approved in advance by the Owner, wages and salaries of the Construction Manager’s supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

.4	Costs paid or incurred by the Construction Manager for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements, and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions (but not merit bonuses), provided that such costs are based on wages and salaries included in the Cost of the Work under Subparagraphs 6.1.2.1 through 6.1.2.3 of this Agreement.
§ 6.1.3 SUBCONTRACT COSTS
Payments made by the Construction Manager to Subcontractors in accordance with the requirements of the subcontracts properly entered into under this Agreement.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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§ 6.1.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION
.1	Costs, including transportation, of materials and equipment delivered to the site and incorporated (or to be incorporated) in the completed construction.

.2	Costs of materials described in the preceding Subparagraph 6.1.4.1 of this Agreement in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work and shall be properly stored at the Project site in accordance with the Owner’s instructions or, at the Owner’s option, shall be sold by the Construction Manager; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.
§ 6.1.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS
.1	Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Construction Manager. Cost for items previously used by the Construction Manager shall mean fair market value.

.2	Rental charges of all necessary machinery and equipment, exclusive of hand tools used at the site of the Work, whether rented from the Construction Manager or others, including installation, minor repairs and replacements, dismantling, removal, transportation, and delivery costs thereof. The aggregate amounts charged to the owner for any such rental equipment shall not exceed seventy-five percent (75%) of the fair market value. In the absence of any appropriate rental amount pursuant to the foregoing, rental charges shall be consistent with those generally prevailing in the location of the Project. The Construction Manager shall obtain bids for all machinery and equipment to be rented from no less than two (2) responsible suppliers other than the Construction Manager, determine which bid is to be accepted.

.3	Costs of removal of debris from the site.

.4	Reproduction costs, costs of telegrams, facsimile transmissions and long-distance telephone calls, postage and express delivery charges, telephone at the site and reasonable petty cash expenses of the site office.

.5	That portion of the reasonable travel and subsistence expenses of the Construction Manager’s personnel incurred while traveling in discharge of duties connected with the Work; provided, however, notwithstanding the foregoing, travel and subsistence expenses for “out-of-the-area” travel and subsistence shall only be included to the extent the same are approved in advance by the Owner.

.6	Costs of materials and equipment suitably stored at the site or off-site at a mutually acceptable location, if approved in advance by the Owner.
§ 6.1.6 MISCELLANEOUS COSTS
.1	That portion directly attributable to this Contract of (i) premiums for insurance and bonds as required by the Contract and (ii) the fees payable to Construction Manager for preconstruction services and/or work under Article 4; provided, however, that such costs shall not be included in the cost of the Work for purposes of calculating the Construction Manager’s Fee.

.2	Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Construction Manager is liable.

.3	Fees and assessments for the building permit and for other permits, licenses and inspections for which the Construction Manager is required by the Contract Documents to pay.

.4	Fees of testing laboratories for tests required by the Contract Documents, except those related to nonconforming Work other than that for which payment is permitted by Subparagraph 6.1.8.2 of the General Conditions or other provisions of the Contract Documents.

.5	Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; payments made in accordance with legal judgments against the Construction Manager resulting therefrom ; provided, however, that such costs of judgment and settlements shall not be included in the calculation of the Construction Manager’s Fee or the Guaranteed Maximum Price and provided that such royalties, fees and costs are not excluded by the last sentence of Section 3.17.1 of General Conditions or other provisions of the Contract Documents.

.6	Data processing costs related to the Work.

.7	Deposits lost for causes other than the Construction Manager’s negligence or failure to fulfill a specific responsibility to the Owner set forth in the Contract Documents.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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.8	Legal, mediation and arbitration costs, including attorneys’ fees, other than those arising from disputes between the Owner and Construction Manager, reasonably incurred by the Construction Manager in the performance of the Work and with the Owner’s written approval, which approval shall not be unreasonably withheld.

.9	Expenses incurred in accordance with Construction Manager’s standard personnel policy for relocation and temporary living allowances of personnel required for the Work, if approved in advance by the Owner.
§ 6.1.7 OTHER COSTS
.1	Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner, to the extent not (i) caused by the Construction Manager, a Subcontractor, or anyone for whom either is responsible or (ii) capable of being prevented through timely notice of an unsafe condition to the Owner.

.2	The Guaranteed Maximum Price shall include a Construction Manager contingency line item which is intended to cover gaps in the bidding process, including bankruptcies of Subcontractors, claims by Subcontractors, and acceleration if the Work falls behind schedule through no fault of the Owner, overruns of the Construction Manager’s General Conditions, and errors or negligence of the Construction Manager or any party for which Construction Manager is liable under the Contract Documents. Utilization of the Construction Manager Contingency shall be under the direction of the Construction Manager, provided the Construction Manager gives notice to the Owner in the monthly pay applications of its utilization of such contingency funds, and the monies so utilized fall within the definition of Cost of Work items as described in Article 6 hereof.
§ 6.1.8 EMERGENCIES AND REPAIRS TO DAMAGED OR NONCONFORMING WORK
The Cost of the Work shall also include costs described in Section 6.1.1 which are incurred by the Construction Manager:
.1	Costs due to emergencies incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.6 of the General Conditions.

.2	Costs of repairing or correcting damaged or nonconforming Work executed by the Construction Manager or the Construction Manager’s Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by the negligence or failure to fulfill a specific responsibility of the Construction Manager and only to the extent that the cost of repair or correction is not recoverable by the Construction Manager from insurance, Subcontractors or suppliers provided that any absence of collectible insurance is not due to the Construction Manager’s breach of a Contract for insurance.
§ 6.1.9 The costs described in Sections 6.1.1 through 6.1.8 shall be included in the Cost of the Work notwithstanding any provision of the General Conditions or other express Conditions of the Contract which may require the Construction Manager to pay such costs, unless such costs are excluded by the provisions of Section 6.2, below.
§ 6.2 COSTS NOT TO BE REIMBURSED
§ 6.2.1 The Cost of the Work shall not include:
.1	Salaries and other compensation of the Construction Manager’s personnel stationed at the Construction Manager’s principal office or offices other than the site office, except as specifically provided in Sections 6.1.2.2 and 6.1.2.3 of this Agreement.

.2	Expenses of the Construction Manager’s principal office and offices other than the site office, except as specifically provided in Section 6.1.

.3	Overhead and general expenses, except as may be expressly included in Section 6.1 of this Agreement.

.4	The Construction Manager’s capital expenses, including interest on the Construction Manager’s capital employed for the Work.

.5	Rental costs of machinery and equipment, except as specifically provided in Section 6.1.5.2 of this Agreement.

.6	Except as provided in Section 6.1.8.2 of this Agreement, costs due to the negligence of the Construction Manager or to the failure of the Construction Manger, Subcontractors or suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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.7	Costs incurred in the performance of Preconstruction Phase Services (although the parties acknowledge and agree that Construction Manager shall be paid for Preconstruction Phase Services pursuant to the terms of Article 4 of this Agreement).

.8	Except as provided in Section 6.1.7.1, any cost not specifically and expressly described in Section 6.1.

.9	Costs, other than costs included in Change Orders approved by the Owner, which would cause the Guaranteed Maximum Price to be exceeded.
§ 6.3 DISCOUNTS, REBATES AND REFUNDS
§ 6.3.1 Cash discounts obtained on payments made by the Construction Manager shall accrue to the Owner if (1) before making the payment, the Construction Manager included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Construction Manager with which to make payments; otherwise, cash discounts shall accrue to the Construction Manager. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment and rebates, dividends and retrospective adjustments on all insurance policies shall accrue to the Owner, and the Construction Manager shall make provisions so that they can be secured.
The Construction Manager shall not obtain for its own benefit any discounts, rebates, or refunds in connection with the Work totaling $10,000.00 or more prior to providing the Owner with seven (7) days’ prior written notice of the potential discount, rebate, or refund and an opportunity to furnish funds necessary to obtain such discount, rebate, or refund on behalf of the Owner in accordance with the requirements of this Subparagraph 6.3.1. In the event of any such discounts, rebates or refunds, the Owner shall have the right to require a proportionate reduction of the agreed upon GMP or to capitalize such amounts for savings.
In addition, the Construction Manager shall endeavor to combine material and equipment requirements and take such other steps as are necessary to permit the obtaining of all material and equipment at the best possible prices through volume purchasing. All proceeds from the sale of surplus materials and equipment, refunds of or credits on insurance premiums and all sums the Construction Manager is permitted to retain from remittances to the State of California (hereinafter the “State”) or any other governmental entity or agency, whether federal, state, or local, for sales tax applicable to procurement of material and equipment shall accrue to the Owner’s account and shall be credited to the Guaranteed Maximum Price. The Construction Manager shall make such provisions and take such steps as are necessary so that such discounts, rebates, refunds, proceeds and sums are secured to the fullest possible extent. The Construction Manager agrees to use all commercially reasonable efforts to procure services and materials from local suppliers in the locality of the project site, to the extent necessary to maximize tax relief and benefits from local governmental entities.
§ 6.3.2 Amounts which accrue to the Owner in accordance with the provisions of Section 6.3.1 of this Agreement shall be credited to the Owner as a deduction from the Cost of the Work.
§ 6.4 ACCOUNTING RECORDS
§ 6.4.1 The Construction Manager shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s accountants shall be afforded access to the Construction Manager’s records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Project, and the Construction Manager shall preserve these for a period of three years after final payment, or for such longer period as may be required by law. All records shall be maintained in accordance with generally accepted accounting procedures, consistently applied. Subcontractors retained by the Construction Manager on a “cost-plus” basis shall have the same obligations to retain records and cooperate with audits as are required of the Construction Manager under this Subparagraph 6.4.1. If any inspection by the Owner of the Construction Manager’s records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda, and any other data relating to the Contract Documents reveals an overcharge, including, without limitation, any untimely request for payment as described in Paragraph 7.1.1 below, the Construction Manager shall pay the Owner upon demand an amount equal to one hundred fifteen percent (115%) of such overcharge, as reimbursement for said overcharge and the administrative expenses incurred in determining the overcharge. The requirements of this Subparagraph 6.4.1 shall not apply to any portion of an overcharge that is the subject of a good-faith dispute between the Owner and the Construction Manager.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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ARTICLE 7 CONSTRUCTION PHASE
§ 7.1 PROGRESS PAYMENTS
§ 7.1.1 The Construction Manager shall, by the fifth (5th) day of each month (“Current Month”) deliver to the Owner an Application for Payment which shall (i) be on the AIA G702 form or such other form acceptable to Owner and Owner’s construction lender, if any, (ii) be sworn to and notarized, if required by Owner or Owner’s construction lender, and (iii) show in complete detail (itemized by Subcontractor and Construction Manager’s own forces, if any) all monies paid out or costs incurred by the Construction Manager on account of the Cost of the Work during the period commencing on the first (1st) day of the month preceding the Current Month and ending on the last day of said preceding month (“Payment Request Period”) for which the Construction Manager is to be reimbursed under the terms of the Contract Documents and the amount of the Construction Manager’s Fee due as provided in the Contract Documents, together with such supporting documentation as may be required by the Owner, the Architect or any construction lender providing financing in connection with the Work. Such supporting documentation shall include, without limitation, copies of requisitions from Subcontractors, the items referred to in Paragraph 12.1.4 of this Agreement, and conditional waivers and releases of liens, stop notices and bond rights for the current Application for Payment, from Construction Manager, all Subcontractors, and anyone having liens rights, stop notice rights or rights against a bond for the Project, all of which waivers and releases shall be in accordance with the provisions of California Civil Code Section 3262(d). The Application for Payment shall also be accompanied with any other information, documentation, and materials as the Owner, Architect, construction lender or the title insurer may require. In addition to the foregoing, each Application for Payment shall be accompanied by a duly executed and acknowledged Construction Manager’s Sworn Statement showing all Subcontractors with whom the Construction Manager has entered into subcontracts, the amount of each such subcontract, the amount requested for any Subcontractor in the Application for Payment, and the amount to be paid to the Construction Manager from such progress payment, together with similar sworn statements from all Subcontractors and, where appropriate, from lower tier subcontractor.
§ 7.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:
§ 7.1.3 Provided an Application for Payment is received by the Architect not later than the 5th day of a succeeding month, the Owner shall make payment to the Construction Manager not later than the thirty (30) calendar days. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than thirty-five (35) days after the Architect receives the Application for Payment.
§ 7.1.4 With each Application for Payment, the Construction Manager shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached and any other evidence required by the Owner to demonstrate that cash disbursements already made by the Construction Manager on account of the Cost of the Work equal or exceed (1) progress payments already received by the Construction Manager; less (2) that portion of those payments attributable to the Construction Manager’s Fee; plus (3) payrolls for the period covered by the present Application for Payment.
§ 7.1.5 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Construction Manager and approved by the Owner in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Construction Manager’s Fee and costs of the Work attributable to general conditions items shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. The schedule of values shall be used as a basis for reviewing the Construction Manager’s Applications for Payment.
§ 7.1.6 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Construction Manager on account of that portion of the Work for which the Construction Manager has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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§ 7.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:
.1	Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Sections 7.37 and 7.3.8 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

.2	If approved by Owner, add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

.3	Add the Construction Manager’s Fee. The Construction Manager’s Fee shall be computed upon the Cost of the Work described in the two preceding Sections at the rate stated in Section 5.1.1 or, if the Construction Manager’s Fee is stated as a fixed sum in that Section, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Sections bears to a reasonable estimate of the probable Cost of the Work upon its completion.

.4	Subtract the aggregate of previous payments made by the Owner.

.5	Subtract the shortfall, if any, indicated by the Construction Manager in the documentation required by Section 7.1.4 of this Agreement to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s accountants in such documentation.

.6	Subtract amounts, if any, for which the Architect or Owner has withheld or nullified a Certificate for Payment as provided in Section 9.5 of the General Conditions and other amounts properly held by the Owner at the time of each progress payment.

The Owner will review the Application for Payment for each Payment Request Period that is received from Construction Manager by the 5th day of each month and, subject to the following provisions, payment shall be issued within thirty (30) calendar days of Owner’s receipt of each Application for Payment based upon amounts approved in the applicable Certificate for Payment. Approved payments shall be made only following issuance by Owner’s Representative or the Architect of a certificate for payment (“Certificate for Payment”) for such amount as the Owner, Owner’s Representative and/or Architect approve; provided, however, payment to the Construction Manager must also be approved by Owner’s construction lender, if any, and in the event such lender does not approve all or a portion of the Work completed during the Payment Request Period the Application for Payment or the Certificate for Payment Owner shall only be obligated to pay to Construction Manager that amount which Owner’s lender approves. Progress payments, at Owner’s option, may be made in the form of checks made jointly payable to Construction Manager and any Subcontractor to whom monies are owing. Within the ten (10) day period after Owner’s receipt of the Application for Payment, the Owner shall notify the Construction Manager, in writing, of any reasons for withholding a Certificate for Payment for any portion of the amount set forth in the Application for Payment.
§ 7.1.8 Except with the Owner’s prior approval, all payments to Construction Manager and to Subcontractors shall be subject to retention not to exceed ten percent (10%). No portion of the sums retained by the Owner pursuant to this Subparagraph shall be payable until final payment is made pursuant to Subparagraph 12.2 of this Agreement or in the case of defective Work until such Work is remedied unless otherwise agreed by Owner. Owner may in its discretion, reduce the amount of retention or release retained funds early during the course of the Project. The Owner and the Construction Manager shall agree upon a mutually acceptable procedure for review and approval of payments and retention for Subcontractors.
§ 7.1.9 Except with the Owner’s prior approval, the Construction Manager shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.
§ 7.1.10 In taking action on the Construction Manager’s Applications for Payment, the Architect, Owner (including Owner’s Representative) and its lender for the Project (if any) shall be entitled to rely on the accuracy and completeness of the information furnished by the Construction Manager and shall not be deemed to represent that the Architect, Owner (including Owner’s Representative) and its lender for the Project (if any) has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Section 7.1.4 of this Agreement or other supporting data, that the Architect, Owner (including Owner’s Representative) and its lender for the Project (if any) has made exhaustive or continuous on-site inspections or that the Architect, Owner (including Owner’s Representative) and its lender for the Project (if any) has made examinations to ascertain how or for what purposes the Construction Manager

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner’s accountants acting in the sole interest of the Owner.
§ 7.2 FINAL PAYMENT
§ 7.2.1 Final payment constituting the unpaid balance of the Cost of the Work and Construction Manager’s Fee (subject to any retention with respect to minor Work or defective Work) shall be due and payable thirty-five (35) days following the recordation of a valid Notice of Completion with respect to the Work; provided that as a condition to such payment, the Owner has approved such Work and the Construction Manager has first delivered to the Owner such other evidences of the Construction Manager’s full payment of Subcontractors (with the exception of retentions and final payments which are to be paid out of the final payment of the Owner to the Construction Manager) and the absence of any liens generated by the Work as may be required by the Owner, Owner’s construction or permanent lender; and provided further, that (a) the Owner has first received the final Certificate for Payment, which Certificate for Payment states that the evidences delivered by Construction Manager are sufficient to indicate said payment of Subcontractors and absence of liens, and (b) the Construction Manager has delivered to Owner (i) maintenance and operating manuals for all equipment, (ii) all warranties and guaranties in connection with the Work, and (iii) as-built drawings for the Project in Owner’s required format. At the Owner’s option, final payment may be made in the form of checks made jointly payable to the Construction Manager and any Subcontractor entitled to payment out of the funds provided by the final payment. Construction Manager shall provide evidence satisfactory to Owner establishing the identities of such persons and the amounts of the payments to which they are entitled. If there should remain minor punchlist items to be completed after Substantial Completion, the Architect, the Construction Manager and the Owner shall list such minor punchlist items and the Construction Manager shall deliver, in writing, its unconditional promise to complete such minor punchlist items within a reasonable time following Substantial Completion, which reasonable time shall be specified in said written promise and in no event shall be greater than thirty (30) days unless otherwise agreed to, in writing, by the Owner. The Owner may retain an amount equal to one and one-half (1 1/2) times of the cost to complete the minor punchlist items, as reasonably determined by Owner, until such time as the minor punchlist items are completed. Within seven (7) days following the Construction Manager’s written notification to the Owner that the minor punchlist items have been completed, the Owner shall determine whether such minor punchlist items have, in fact, been completed. Owner shall make payment for these minor punchlist items within twenty (20) days after the date on which the Owner determines such minor punchlist items have been completed.
§ 7.2.2 Intentionally deleted.
.1	Intentionally deleted.

.2	Intentionally deleted.

.3	Intentionally deleted.
§ 7.2.3 Intentionally deleted.
§ 7.2.4 Intentionally deleted.
§ 7.2.5 If, subsequent to final payment and at the Owner’s request, the Construction Manager incurs costs described in Section 6.1 of this Agreement and not excluded by Section 6.2 of this Agreement (1) to correct nonconforming Work or (2) arising from the resolution of disputes, the Owner shall reimburse the Construction Manager such costs and the Construction Manager’s Fee, if any, related thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Construction Manager has participated in savings, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Construction Manager.
ARTICLE 8 INSURANCE AND BONDS
§ 8.1 INSURANCE REQUIRED OF THE CONSTRUCTION MANAGER
During both phases of the Project, the Construction Manager shall purchase and maintain insurance as set forth in Section 11.1 of the General Conditions.
§ 8.1.1 Intentionally deleted.
§ 8.1.2 Intentionally deleted.
.1	Intentionally deleted.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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.2	Intentionally deleted.

.3	Intentionally deleted.
§ 8.1.3 Intentionally deleted.
§ 8.1.4 Intentionally deleted.
§ 8.2 INSURANCE REQUIRED OF THE OWNER
During both phases of the Project, the Owner shall purchase and maintain liability and property insurance (which property insurance will be written on a builder’s risk “all-risk” or equivalent policy form), including waivers of subrogation, as set forth in Sections 11.2 and 11.4 of the General Conditions.
§ 8.2.1 Intentionally deleted.
§ 8.2.2 Intentionally deleted.
§ 8.3 PERFORMANCE BOND AND PAYMENT BOND
§ 8.3.1 If required by Owner prior to the commencement of the work and subject to adjustment in the Guaranteed Maximum Price if the clarifications and assumptions for the Project exclude the cost of such bonds, the Construction Manager shall furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as required under Section 11.5 of the General Conditions. Bonds may be obtained through the Construction Manager’s usual source (provided such source meets the requirements set forth in Section 11.5 of the General Conditions), and the cost thereof shall be included in the Cost of the Work. The amount of each bond shall be equal to one hundred percent (100%) of the Budget or GMP (once established).
§ 8.3.2 The Construction Manager shall deliver the required bonds to the Owner at least three days before the commencement of any Work at the Project site.
ARTICLE 9 MISCELLANEOUS PROVISIONS
§ 9.1 DISPUTE RESOLUTION
§ 9.1.1 During both the Preconstruction and Construction Phases, Claims, disputes or other matters in question between the parties to this Agreement shall be resolved as provided in Sections 4.3 through 4.6 of General Conditions.
§ 9.2 DISPUTE RESOLUTION FOR THE CONSTRUCTION PHASE
§ 9.2.1 Refer to Paragraph 9.1.1, above..
§ 9.3 OTHER PROVISIONS
§ 9.3.1 Unless otherwise noted, the terms used in this Agreement shall have the same meaning as those in the General Conditions.
§ 9.3.2 EXTENT OF CONTRACT
This Contract, which includes this Agreement and the other documents incorporated herein by reference, represents the entire and integrated agreement between the Owner and the Construction Manager and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both the Owner and Construction Manager. If anything in any document incorporated into this Agreement is inconsistent with this Agreement, this Agreement shall govern. No addition to, deletion from or modification of any term or provision of the Contract Documents shall be effective unless it is made in a writing signed by the parties hereto.
§ 9.3.3 OWNERSHIP AND USE OF DOCUMENTS
See Subparagraph 1.6.1 of the General Conditions
§ 9.3.4 GOVERNING LAW
The Contract shall be governed by the State of California.
§ 9.3.5 ASSIGNMENT
The Owner and Construction Manager respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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in respect to covenants, agreements and obligations contained in the Contract Documents. The Construction Manager shall not assign the Contract as a whole or any part thereof without the prior written consent of the Owner, which consent may be withheld in Owner’s sole and absolute discretion. If the Construction Manager attempts to make such an assignment without such consent, the Construction Manager shall nevertheless remain legally responsible for all obligations under the Contract.
ARTICLE 10 TERMINATION OR SUSPENSION
§ 10.1 TERMINATION PRIOR TO ESTABLISHING GUARANTEED MAXIMUM PRICE
§ 10.1.1 The Contract may be terminated as provided by Article 14 of the General Conditions.
§ 10.1.2 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions.
§ 10.1.3 Intentionally deleted.
.1	Intentionally deleted.

.2	Intentionally deleted.

.3	Intentionally deleted.
§ 10.2 TERMINATION SUBSEQUENT TO ESTABLISHING GUARANTEED MAXIMUM PRICE
Subsequent to execution by both parties of A121 Amendment, the Contract may be terminated as provided in Article 14 of the General Conditions.
§ 10.2.1 In the event of such termination by the Owner, the amount payable to the Construction Manager pursuant to Section 14.1.3 of the General Conditions shall not exceed the amount the Construction Manager would have been entitled to receive pursuant to Sections 10.1.2 and 10.1.3 of this Agreement.
§ 10.2.2 In the event of such termination by the Construction Manager, the amount to be paid to the Construction Manager under Section 14.1.2 of the General Conditions shall not exceed the amount the Construction Manager would have been entitled to receive under Sections 10.1.2 and 10.1.3 above.
§ 10.3 SUSPENSION
The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if established, shall be increased as provided in Section 14.3.2 of the General Conditions except that the term “cost of performance of the Contract” in that Section shall be understood to mean the Cost of the Work and the term “profit” shall be understood to mean the Construction Manager’s Fee as described in Sections 5.1.1 and 5.3.4 of this Agreement.
ARTICLE 11 OTHER CONDITIONS AND SERVICES
§ 11.1 The Construction Manager’s representative is: Allen Laurlund (“Construction Manager’s Representative”).
If approved by the Owner, the Construction Manager’s Representative is authorized to act on behalf of and in the name of the Construction Manager in connection with the Project.
§ 11.2 Neither the Owner’s Representative nor the Construction Manager’s Representative shall be changed without ten (10) days’ written notice to the other party; provided that Owner shall have the right to approve the substitution of and the identify of any substitute Construction Manager’s Representative.
§ 11.3 In the event of any dispute between the Owner and the Construction Manager, and provided the Owner continues to pay all undisputed amounts in accordance with the provisions of the Contract Documents, the Construction Manager shall proceed with the performance of its obligations under the Contract Documents in accordance with the Project Schedules, with reservation of all rights and remedies Construction Manager may have at law or in equity.
§11.4 Construction Manager shall immediately inform Owner and Architect of any defects, suspected defects, and/or inconsistencies in the Drawings and Specifications which come to Construction Manager’s attention. The Construction Manager shall not commence any corrective Work without Owner’s written approval.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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§11.5 CONTRACTORS ARE REQUIRED BY LAW TO BE LICENSED AND REGULATED BY THE CONTRACTORS’ STATE LICENSE BOARD WHICH HAS JURISDICTION TO INVESTIGATE COMPLAINTS AGAINST CONTRACTORS IF A COMPLAINT REGARDING A PATENT ACT OR OMISSION IS FILED WITHIN FOUR YEARS OF THE DATE OF THE ALLEGED VIOLATION. A COMPLAINT REGARDING A LATENT ACT OR OMISSION PERTAINING TO STRUCTURAL DEFECTS MUST BE FILED WITHIN TEN YEARS OF THE DATE OF THE ALLEGED VIOLATION. ANY QUESTIONS CONCERNING A CONTRACTOR MAY BE REFERRED TO THE REGISTRAR, CONTRACTORS’ STATE LICENSE BOARD, P.O. BOX 26000, SACRAMENTO, CALIFORNIA 95826. The Construction Manager hereby warrants and represents that it is a duly licensed contractor under the laws of the State of California and that its contractor’s license number is 647480.
§11.6 In connection with the financing of the Project, Construction Manager and all subcontractors must execute and deliver, and (if appropriate) acknowledge all reasonable instruments and documents reasonably required by Owner or any lender for the Project, including, but not limited to, consents to assignment of the Contract Documents, certificates relating to the completion of the Work and subordinations of any rights, interests, and claims under the Contract Documents and subcontracts, at law, or otherwise, to the liens, benefits, rights and privileges of any lender and filing the Contract with the county recorder.
§11.7 The terms of the Contract Documents are intended by the parties to be a final expression of their understanding with respect to such terms as are included in the Contract Documents and may not be contradicted by evidence of any prior or contemporaneous statements, representations, agreements or understandings. Additionally, the parties hereby expressly agree that no such statements, representations, agreements or understandings exist. The parties further intend that the Contract Documents constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving the Contract Documents. No addition to, deletion from or modification of any term or provision of the Contract Documents shall be effective unless it is made in a writing signed by the parties hereto.
§11.8 If any provision of the Contract Documents, or any application of any such provision to any party or circumstances, shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of the Contract Documents or the application of such provision to such person or circumstances, other than the application as to which such provision is determined to be invalid or unenforceable, shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.
§11.9 Time is of the essence with respect to the Contract Documents. Construction Manager acknowledges and agrees that it has reviewed and negotiated the various time limits or periods set forth in the Contract Documents and that any changes in such time limits or periods made in accordance with the terms of the Contract Documents will be similarly reviewed and negotiated by it. Construction Manager agrees to perform its obligations with due diligence within such time limits and periods in accordance with the terms of the Contract Documents, acknowledging that in the event it fails to do so Owner will suffer damages, costs and expenses by reason of such failure of performance, including, without limitation, consequential damages.
§11.10 If either party commences an action against the other to enforce any of the terms of the Contract Documents or because of the breach by either party of any of the terms of the Contract Documents, the losing or defaulting party, whether by out-of-court settlement or final judgment, shall pay to the prevailing party the actual costs and expenses incurred in connection with the prosecution or defense of such action and any appeals in connection therewith, including actual attorneys’ fees and costs. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including, without limitation, actual attorneys’ fees and costs incurred in connection with: (i) enforcing, perfecting and executing such judgment; (ii) post-judgment motions; (iii) contempt proceedings; (iv) garnishment, levy, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation. Any such actions shall be conducted in the Courts of the county in which the Project is located.
§11.11 The Owner shall have the right to terminate the agreements contained within the Contract Documents at any time prior to the Commencement Date, or such later date prior to the actual commencement of the construction if construction in the field does not actually commence by the Commencement Date; and, in such event, the Owner shall pay to the Construction Manager all Costs of the Work incurred up to the date of termination plus the Construction Manager’s Fee on such Costs of the Work as full and final payment to Construction Manager.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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§11.12 The provisions of the Contract Documents may be and are hereby agreed to be superseded in whole or in part by any conflicting provision of a loan agreement entered into in good faith by Owner relative to the construction financing of the Project.
§11.13 Construction Manager agrees that it shall perform its obligations hereof in a manner consistent with that of a first class, construction firm experienced in performing sophisticated and complex work similar to the Work required for the Project. Subject to the terms of Article 3 of the General Conditions, the parties acknowledge and agree that Construction Manager is not a designer and is not responsible for ensuring that the Construction Documents are completed in accordance with applicable building codes.
§11.14 To the extent the same bear upon the performance of the Work, Construction Manager shall observe and abide by and perform all of its obligations hereunder in accordance with applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Project (the “Legal Requirements”).
§11.15 The headings of the Contract Documents are used herein for reference purposes only and should not govern, limit, or be used in construing the Contract Documents or any provision hereof. Where the context of the Contract Documents so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vice versa.
§11.16 Each party hereto acknowledges that (i) each party hereto is of equal bargaining strength; (ii) each such party has actively participated in the preparation, and negotiation of the Contract Documents; (iii) each such party has had the opportunity to consult with such party’s attorneys and advisors relative to entering into the Contract Documents, and (iv) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of the Contract Documents, any portion hereof, any amendments hereto, or any exhibits attached hereto.
§11.17 The Contract Documents may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
§11.18 All capitalized terms not otherwise defined herein shall have the meanings set forth in the Contract Documents.
§11.19 Construction Manager agrees to minimize the levels of noise and dust and obstruction of access to the Project site caused by the performance of the Work in accordance with applicable local requirements and covenants, conditions and restrictions or other restrictive covenants governing activities at the Project site.
§11.20 The Construction Manager represents and warrants the following to the Owner (in addition to any other representations and warranties contained in the Contract Documents), as a material inducement to the Owner to execute this Agreement, which representations and warranties shall survive the execution and delivery of this Agreement, any termination of this Agreement, and the final completion of the Work:
1.	The Construction Manager and its Subcontractors are financially solvent, able to pay all debts as they mature, and possessed of sufficient working capital to complete the Work and perform all obligations hereunder;

2.	The Construction Manager is able to furnish the plant, tools, materials, supplies, equipment, and labor required to complete the Work and perform its obligations hereunder and has sufficient experience and competence to do so;

3.	The Construction Manager is authorized to do business in the state in which the Project is located and is properly licensed by all necessary governmental and public and quasi-public authorities having jurisdiction over the Construction Manager and over the Work and the Project;

4.	The Construction Manager’s execution of this Agreement and performance thereof is within the Construction Manager’s duly authorized powers;

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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22

5.	The Construction Manager’s duly authorized representative has visited the site of the Project, is familiar with the local conditions under which the Work is to be performed, and has correlated observations with the requirements of the Contract Documents; and

6.	The Construction Manager is a large, sophisticated contractor who possesses a high level of experience and expertise in the business administration, construction, construction management, and superintendence of projects of the size, complexity, and nature of this particular Project, and will perform the Work with the care, skill, and diligence of such a contractor.
§11.21 The Construction Manager acknowledges that the Owner may be financing the Work with a loan from a lender (the “Lender”). In order to perform under the Contract Documents, the Owner may be required to comply with certain terms and conditions embodied in the Lender’s construction loan agreement. The Construction Manager agrees to use its best efforts to comply with the requirements of the Lender that bear upon the performance of the Work. The Construction Manager shall also:
1.	Make the site of the Work available at reasonable times for inspection by the Lender or the Lender’s representatives;

2.	Consent to and execute all documents reasonably requested by the Owner in connection with the assignment of this Agreement and the Drawings and Specifications to the Lender for collateral purposes. Such assignment shall provide that the Construction Manager agrees that notwithstanding a default by the Owner under the provisions of this Agreement that would give the Construction Manager the right to terminate this Agreement, the Construction Manager will continue to perform its obligations hereunder (on the same terms and conditions as are set forth herein) for and on account of the Lender if the Lender shall agree to pay the Construction Manager all amounts due and owing the Construction Manager under the Agreement and shall agree in writing to perform all obligations of the Owner hereunder accruing from and after the date of such default by the Owner; and

3.	Promptly furnish the Owner with information, documents, and materials that the Owner may reasonably request from time to time in order to comply with the requirements of the Lender.
§11.22 If required by the Owner or the Owner’s Lender, if any, all payments to the Construction Manager shall be made through a construction escrow (hereinafter referred to as the “Escrow”) established with an entity (hereinafter referred to as the “Escrowee”) mutually acceptable to the Owner, the Lender, and the Construction Manager. The Construction Manager hereby agrees to execute an escrow agreement that shall be (1) consistent with the requirements of the Contract Documents except as the standard procedures of the Escrowee may otherwise require, (2) structured to provide that the Escrowee may disburse funds directly to Subcontractors or the Construction Manager and Subcontractors payable jointly, if so directed by the parties thereto shall use best efforts to cooperate with the Escrowee. After full execution, the Escrow Agreement shall be attached hereto and made part hereof as an additional Exhibit.
§11.23 Notwithstanding anything to the contrary contained in this Agreement or in any of the other Contract Documents, no partner of the Owner, nor any person or entity holding any interest in the Owner shall be personally liable, whether directly or indirectly, by reason of any default by the Owner in the performance of any of the obligations of the Owner under this Agreement, including, without limitation, the Owner’s failure to pay the Construction Manager as required hereunder.
§11.24 The following Exhibit is attached hereto and forms a part of the Contract Documents:
Exhibit “A” – Form of Amendment No. 1 to Agreement between Owner and Construction Manager

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: genitope-xlconstruction-a121	(1638431218)

23

This Agreement entered into as of the day and year first written above.

OWNER		CONSTRUCTION MANAGER
/s/ Dan W. Denney Jr.		/s/ Mario P. Wijtman

(Signature)		(Signature)
GENITOPE CORPORATION,		XL CONSTRUCTION CORPORATION,
a Delaware corporation		a California corporation

By:	/s/ Dan W. Denney Jr.	By:	/s/ Mario P. Wijtman

	Dan W. Denney, Jr., Ph.D, CEO		Its:	Vice President

By:		By:

Its:

(Printed name and title)		(Printed name and title)

Date		Date
1/17/06		1/17/06

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: genitope-xlconstruction-a121	(1638431218)

24

EXHIBIT “A”
FORM OF AMENDMENT NO. 1
TO AGREEMENT BETWEEN OWNER AND CONSTRUCTION MANAGER
Pursuant to Section 2.2 of the Agreement, dated ___, 20___between Genitope Corporation (Owner) and XL Construction Corporation (the Construction Manager), for the Genitope Headquarters and Manufacturing Facilities (the Project), the Owner and Construction Manager establish a Guaranteed Maximum Price and Contract Time for the Work as set forth below.
ARTICLE I GUARANTEED MAXIMUM PRICE
The Construction Manager’s Guaranteed Maximum Price for the Work, including the estimated Cost of the Work as defined in Article 6 of the Agreement and the Construction Manager’s Fee as defined in Article 5 of the Agreement, is ___($___) [TO BE INSERTED]. The Guaranteed Maximum Price is for the performance and execution of the Work (and that work or those services reasonably inferable therefrom to produce the results intended by the Contract Documents) in accordance with the Contract Documents.
ARTICLE II CONTRACT TIME
The parties hereby acknowledge and agree that the date of commencement of the Work by Construction Manager was ___[[DATE TO BE INSERTED]] (the “Commencement Date”). In connection with the foregoing, the date of Substantial Completion of the Work established by this Amendment is hereby agreed by the parties to be: ___[[DATE TO BE INSERTED]] (the “Completion Date”). The period of time commencing on the Commencement Date and ending on the Completion Date is sometimes be referred to in the Contract as the “Contract Time.”
ARTICLE III SCOPE VERIFICATION
§3.1 The Guaranteed Maximum Price has been calculated and Contract Time established on the basis of the Construction Documents, which were at the time of such establishment, ninety percent (90%) complete (the 90% complete set forth Construction Documents to be referred to herein as the “90% Complete Documents”). In determining the Guaranteed Maximum Price and Contract Time, the Construction Manager has taken into account the level of completeness of the 90% Complete Documents and has exercised the best skill and efforts of the Construction Manager to make (i) appropriate judgments and inferences in connection with the requirements of such Construction Documents and (ii) all inquiries of the Owner to clarify the 90% Complete Documents as necessary to calculate and establish both the Guaranteed Maximum Price and the Contract Time. Once the Construction Documents are finalized, the Construction Manager shall be permitted to verify the Guaranteed Maximum Price and Contract Time as set forth in this Article III (hereinafter referred to as the “Scope Verification Process”).
§3.2 Within ten (10) days following Construction Manager’s receipt of the completed Construction Documents, the Construction Manager shall notify the Owner in writing of any item in the completed Construction Documents that, in the Construction Manager’s opinion, represents a Scope Change, as defined in Subparagraph 3.4 below, setting forth, with particularity, the reasons the Construction Manager contends that information or requirements of the completed Construction Documents represent a Scope Change (such a notice referred to as “Scope Verification Request”). Construction Manager acknowledges and agrees that (i) completed Construction Documents are not intended to change the scope, quality, quantity, function, or design intent of information set forth in the 90% Complete Documents, and (ii) not all differences between the 90% Complete Documents and completed Construction Documents, or information first appearing in the completed Construction Documents, constitute Scope Changes but rather are scope detailing. Each Scope Verification Request shall set forth the reasonable increased costs that the Construction Manager attributes to the Work covered by such Scope Verification Request and the estimated adjustment to any milestone date set forth in the Project Schedule. Failure of the Construction Manager to so notify the Owner within ten (10) days after the date of receipt by the Construction Manager of the completed Construction Documents is hereby deemed to mean (a) such completed Construction Documents are consistent with the 90% Complete Documents; (b) no Scope Changes exist; and (c) the Construction Manager is willing and able to perform all of the Work for the Guaranteed Maximum Price and in accordance with all the requirements of the then current Schedule of Values and Construction Schedule and all Contract Documents.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
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25

§3.3 If the Construction Manager timely submits to the Owner a Scope Verification Request, then the Owner shall have the following options:
(i)	Within ten (10) days of receipt of a Scope Verification Request, the Owner shall direct the Architect in writing, with a copy to the Construction Manager, to redesign that aspect of the completed Construction Documents to which the Construction Manager objects. The Construction Manager shall cooperate with the Owner and the Architect during the redesign effort and shall make recommendations appropriate to correct such portions of the Construction Documents. The Architect shall submit to the Construction Manager the revised Construction Documents as approved by the Owner. The Construction Manager shall promptly reexamine and approve such revised Supplemental Documents.

(ii)	If, upon review of a Scope Verification Request, the Owner believes that the portion of the Work described therein does not constitute a Scope Change, the Owner shall so advise the Construction Manager within ten (10) days of receipt of such Scope Verification Request. The Owner and the Construction Manager will attempt to resolve their disagreement and identify elements of the Scope Verification Request that can be revised. If such disagreement is not resolved, the Work described in the Scope Verification Request shall be identified in a schedule (the “Disputed Work Schedule”) to be prepared and periodically updated by the Owner. Whenever possible, the Owner and the Construction Manager shall resolve items set forth in the Disputed Work Schedule, confirming such resolution in a written memorandum signed by both parties. An appropriate Change Order, if necessary, will then be issued. All items remaining in the Disputed Work Schedule shall be performed by the Construction Manager as required by the Contract Documents and a tentative adjustment shall be made to the Guaranteed Maximum Price of sixty percent (60%) of the amount of the disputed Scope Verification Request. The Construction Manager shall keep a separate accounting of any Work covered by a Scope Verification Request; and upon completion of such Work, any tentative adjustment to the Guaranteed Maximum Price shall be reallocated based upon such accounting and other materials as the Owner may reasonably request. Adjustments to the Construction Schedule shall not be permitted on a tentative basis.

(iii)	If the Owner does not, within the above-referenced ten (10) day period, either direct the Architect to redesign the applicable portion(s) of the completed Construction Documents or advise the Construction Manager in writing of disapproval of the Scope Verification Request, then such Scope Verification Request shall be deemed approved by the Owner and a Change Order issued to cover such request.
§3.4 Upon identification of all items to be set forth in the Disputed Work Schedule, a Change Order shall be issued covering the entire aggregate adjustment to the Guaranteed Maximum Price and Contract Time caused by Scope Verification Requests that have been approved by the Owner. The Scope Verification Process shall then be considered concluded except for the Disputed Work Schedule. Any Change Orders issued thereafter not involving the Disputed Work Schedule shall be deemed to relate to the Contract Documents as completed and under or pursuant to the procedures contained in Article 7 of the General Conditions. Except as set forth in this Article 3, nothing contained in this Article 3 relating to Scope Changes shall be deemed to limit the Change Order procedures set forth in Article 7 applicable to final Drawings and Specifications.
§3.5 By executing this Agreement and furnishing the Owner with both a Schedule of Values and a Construction Schedule, the Construction Manager represents and warrants that the Contract Documents (including the 90% Complete Documents, if any), materials, and information furnished the Construction Manager as of the date of this Amendment and the ongoing discussions and meetings between the Construction Manager and both the Owner and the Architect have described the scope, construction requirements, and design intent of the Work in detail sufficient to enable the Construction Manager to establish firmly the Guaranteed Maximum Price and the Construction Schedule. The Construction Manager shall not be permitted to claim any adjustment in either the Guaranteed Maximum Price or Contract Time in connection with the completed Construction Documents, except for Scope Changes as described below in Paragraph 3.6 of this Agreement.
§3.6 A “Scope Change” is hereby deemed to mean Work described in completed Construction Documents that is not reasonably inferable from either the 90% Complete Documents or any other previously furnished Contract Documents by a Construction Manager of similar skill, experience, and expertise as necessary for the proper, timely, and orderly completion of the Work and is a material change in the quantity, quality, programmatic requirements, or other substantial deviation in the then current Contract Documents.

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: genitope-xlconstruction-a121	(1638431218)

26

OWNER	CONSTRUCTION MANAGER

(Signature)	(Signature)
GENITOPE CORPORATION,	XL CONSTRUCTION CORPORATION,
a Delaware corporation	a California corporation

By:	By:

Dan W. Denney, Jr., Ph.D, CEO	Its:

By:	By:

Its:

(Printed name and title)	(Printed name and title)

Date	Date

AIA Document A121™CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 11:16:45 on 12/30/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: genitope-xlconstruction-a121	(1638431218)

27

AIA® Document A201TM — 1997
General Conditions of the Contract for Construction
for the following PROJECT:
(Name and location or address):
Genitope Headquarters and Manufacturing Facility at 6800 Dumbarton Circle, Fremont, California.
THE OWNER:
(Name and address):
Genitope Corporation
525 Penobscot Drive
Redwood City, California 94063
Attention: Chief Financial Officer & General Counsel
Telephone: (650) 482-2000
Facsimile: (650) 482-2002
THE ARCHITECT:
(Name and address):
Dowler-Gruman Architects
550 Ellis Street
Mountain View, California 94043
Attention: Mark L. Davis
Telephone: (650) 943-1660
Facsimile: (650) 943-1670
ADDITIONS AND DELETIONS:
The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.
This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.
This document has been approved and endorsed by The Associated General Contractors of America
TABLE OF ARTICLES

1	GENERAL PROVISIONS

2	OWNER

3	CONTRACTOR

4	ADMINISTRATION OF THE CONTRACT

5	SUBCONTRACTORS

6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7	CHANGES IN THE WORK

8	TIME

9	PAYMENTS AND COMPLETION

10	PROTECTION OF PERSONS AND PROPERTY

11	INSURANCE AND BONDS

12	UNCOVERING AND CORRECTION OF WORK

13	MISCELLANEOUS PROVISIONS
ELECTRONIC COPYING of any portion of this AIA® Document to another electronic file is prohibited and constitutes a violation of copyright laws as set forth in the footer of this document.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

14	TERMINATION OR SUSPENSION OF THE CONTRACT

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

INDEX
(Numbers and Topics in Bold are Section Headings)
Acceptance of Nonconforming Work
9.6.6, 9.9.3, 12.3
Acceptance of Work
9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3
Access to Work
3.16, 6.2.1, 12.1
Accident Prevention
4.2.3, 10
Acts and Omissions
3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 4.3.8, 4.4.1, 8.3.1, 9.5.1, 10.2.5, 13.4.2, 13.7, 14.1
Addenda
1.1.1, 3.11
Additional Costs, Claims for
4.3.4, 4.3.5, 4.3.6, 6.1.1, 10.3
Additional Inspections and Testing
9.8.3, 12.2.1, 13.5
Additional Time, Claims for
4.3.4, 4.3.7, 8.3.2
ADMINISTRATION OF THE CONTRACT
3.1.3, 4, 9.4, 9.5
Advertisement or Invitation to Bid
1.1.1
Aesthetic Effect
4.2.13, 4.5.1
Allowances
3.8
All-risk Insurance
11.4.1.1
Applications for Payment
4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5, 9.10, 11.1.3, 14.2.4, 14.4.3
Approvals
2.4, 3.1.3, 3.5, 3.10.2, 3.12, 4.2.7, 9.3.2, 13.4.2, 13.5
Arbitration
4.3.3, 4.4, 4.5.1, 4.5.2, 4.6, 8.3.1, 9.7.1, 11.4.9, 11.4.10
Architect
4.1
Architect, Definition of
4.1.1
Architect, Extent of Authority
2.4, 3.12.7, 4.2, 4.3.6, 4.4, 5.2, 6.3, 7.1.2, 7.3.6, 7.4, 9.2, 9.3.1, 9.4, 9.5, 9.8.3, 9.10.1,
9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4
Architect, Limitations of Authority and Responsibility
2.1.1, 3.3.3, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12,
4.2.13, 4.4, 5.2.1, 7.4, 9.4.2, 9.6.4, 9.6.6
Architect’s Additional Services and Expenses
2.4, 11.4.1.1, 12.2.1, 13.5.2, 13.5.3, 14.2.4
Architect’s Administration of the Contract
3.1.3, 4.2, 4.3.4, 4.4, 9.4, 9.5
Architect’s Approvals
2.4, 3.1.3, 3.5.1, 3.10.2, 4.2.7
Architect’s Authority to Reject Work
3.5.1, 4.2.6, 12.1.2, 12.2.1
Architect’s Copyright
1.6
Architect’s Decisions
4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1, 4.4.5, 4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3,
8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4
Architect’s Inspections
4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.5
Architect’s Instructions
3.2.3, 3.3.1, 4.2.6, 4.2.7, 4.2.8, 7.4.1, 12.1, 13.5.2
Architect’s Interpretations
4.2.11, 4.2.12, 4.3.6
Architect’s Project Representative
4.2.10
Architect’s Relationship with Contractor
1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1, 3.7.3, 3.10, 3.11, 3.12, 3.16, 3.18,
4.1.2, 4.1.3, 4.2, 4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9,
10.2.6, 10.3, 11.3, 11.4.7, 12, 13.4.2, 13.5
Architect’s Relationship with Subcontractors
1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.4.7
Architect’s Representations
9.4.2, 9.5.1, 9.10.1
Architect’s Site Visits
4.2.2, 4.2.5, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Asbestos
10.3.1
Attorneys’ Fees
3.18.1, 9.10.2, 10.3.3
Award of Separate Contracts
6.1.1, 6.1.2
Award of Subcontracts and Other Contracts for Portions of the Work
5.2
Basic Definitions
1.1
Bidding Requirements
1.1.1, 1.1.7, 5.2.1, 11.5.1
Boiler and Machinery Insurance
11.4.2
Bonds, Lien
9.10.2
Bonds, Performance, and Payment
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Building Permit
3.7.1
Capitalization
1.3
Certificate of Substantial Completion
9.8.3, 9.8.4, 9.8.5
Certificates for Payment
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

Certificates of Inspection, Testing or Approval
13.5.4
Certificates of Insurance
9.10.2, 11.1.3
Change Orders
1.1.1, 2.4.1, 3.4.2, 3.8.2.3, 3.11.1, 3.12.8, 4.2.8, 4.3.4, 4.3.9, 5.2.3, 7.1, 7.2, 7.3, 8.3.1,
9.3.1.1, 9.10.3, 11.4.1.2, 11.4.4, 11.4.9, 12.1.2
Change Orders, Definition of
7.2.1
CHANGES IN THE WORK
3.11, 4.2.8, 7, 8.3.1, 9.3.1.1, 11.4.9
Claim, Definition of
4.3.1
Claims and Disputes
3.2.3, 4.3, 4.4, 4.5, 4.6, 6.1.1, 6.3, 7.3.8, 9.3.3, 9.10.4, 10.3.3
Claims and Timely Assertion of Claims
4.6.5
Claims for Additional Cost
3.2.3, 4.3.4, 4.3.5, 4.3.6, 6.1.1, 7.3.8, 10.3.2
Claims for Additional Time
3.2.3, 4.3.4, 4.3.7, 6.1.1, 8.3.2, 10.3.2
Claims for Concealed or Unknown Conditions
4.3.4
Claims for Damages
3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.4.5, 11.4.7, 14.1.3, 14.2.4
Claims Subject to Arbitration
4.4.1, 4.5.1, 4.6.1
Cleaning Up
3.15, 6.3
Commencement of Statutory Limitation Period
13.7
Commencement of the Work, Conditions Relating to
2.2.1, 3.2.1, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 4.3.5, 5.2.1, 5.2.3, 6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1,
11.4.1, 11.4.6, 11.5.1
Commencement of the Work, Definition of
8.1.2
Communications Facilitating Contract Administration
3.9.1, 4.2.4
Completion, Conditions Relating to
1.6.1, 3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1, 9.10, 12.2, 13.7, 14.1.2
COMPLETION, PAYMENTS AND
9
Completion, Substantial
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 9.10.4.2, 12.2, 13.7
Compliance with Laws
1.6.1, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6.4, 4.6.6, 9.6.4, 10.2.2, 11.1, 11.4, 13.1,
13.4, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3
Concealed or Unknown Conditions
4.3.4, 8.3.1, 10.3
Conditions of the Contract
1.1.1, 1.1.7, 6.1.1, 6.1.4
Consent, Written
1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1,
13.2, 13.4.2
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
1.1.4, 6
Construction Change Directive, Definition of
7.3.1
Construction Change Directives
1.1.1, 3.12.8, 4.2.8, 4.3.9, 7.1, 7.3, 9.3.1.1
Construction Schedules, Contractor’s
1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3
Contingent Assignment of Subcontracts
5.4, 14.2.2.2
Continuing Contract Performance
4.3.3
Contract, Definition of
1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE
5.4.1.1, 11.4.9, 14
Contract Administration
3.1.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to
3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.4.6, 11.5.1
Contract Documents, The
1.1, 1.2
Contract Documents, Copies Furnished and Use of
1.6, 2.2.5, 5.3
Contract Documents, Definition of
1.1.1
Contract Sum
3.8, 4.3.4, 4.3.5, 4.4.5, 5.2.3, 7.2, 7.3, 7.4, 9.1, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.4.1,
14.2.4, 14.3.2
Contract Sum, Definition of
9.1
Contract Time
4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1.3, 7.3, 7.4, 8.1.1, 8.2, 8.3.1, 9.5.1, 9.7, 10.3.2, 12.1.1,
14.3.2
Contract Time, Definition of
8.1.1
CONTRACTOR
3
Contractor, Definition of
3.1, 6.1.2
Contractor’s Construction Schedules
1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3
Contractor’s Employees
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1, 11.4.7, 14.1, 14.2.1.1,
Contractor’s Liability Insurance
11.1
Contractor’s Relationship with Separate Contractors and Owner’s Forces
3.12.5, 3.14.2, 4.2.4, 6, 11.4.7, 12.1.2, 12.2.4

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

Contractor’s Relationship with Subcontractors
1.2.2, 3.3.2, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2, 11.4.1.2, 11.4.7, 11.4.8
Contractor’s Relationship with the Architect
1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1, 3.7.3, 3.10, 3.11, 3.12, 3.16, 3.18,
4.1.2, 4.1.3, 4.2, 4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4,
9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 11.4.7, 12, 13.4.2, 13.5
Contractor’s Representations
1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2
Contractor’s Responsibility for Those Performing the Work
3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1, 10
Contractor’s Review of Contract Documents
1.5.2, 3.2, 3.7.3
Contractor’s Right to Stop the Work
9.7
Contractor’s Right to Terminate the Contract
4.3.10, 14.1
Contractor’s Submittals
3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3, 9.8.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3,
11.1.3, 11.5.2
Contractor’s Superintendent
3.9, 10.2.6
Contractor’s Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 7.3.6, 8.2, 10, 12, 14
Contractual Liability Insurance
11.1.1.8, 11.2, 11.3
Coordination and Correlation
1.2, 1.5.2, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications
1.6, 2.2.5, 3.11
Copyrights
1.6, 3.17
Correction of Work
2.3, 2.4, 3.7.4, 4.2.1, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, 12.2, 13.7.1.3
Correlation and Intent of the Contract Documents
1.2
Cost, Definition of
7.3.6
Costs
2.4, 3.2.3, 3.7.4, 3.8.2, 3.15.2, 4.3, 5.4.2, 6.1.1, 6.2.3, 7.3.3.3, 7.3.6, 7.3.7, 7.3.8, 9.10.2,
10.3.2, 10.5, 11.3, 11.4, 12.1, 12.2.1, 12.2.4, 13.5, 14
Cutting and Patching
6.2.5, 3.14
Damage to Construction of Owner or Separate Contractors
3.14.2, 6.2.4, 9.2.1.5, 10.2.1.2, 10.2.5, 10.6, 11.1, 11.4, 12.2.4
Damage to the Work
3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.6, 11.4, 12.2.4
Damages, Claims for
3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.4.5, 11.4.7, 14.1.3, 14.2.4
Damages for Delay
6.1.1, 8.3.3, 9.5.1.6, 9.7, 10.3.2
Date of Commencement of the Work, Definition of
8.1.2
Date of Substantial Completion, Definition of
8.1.3
Day, Definition of
8.1.4
Decisions of the Architect
4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1, 4.4.5, 4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3,
8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4
Decisions to Withhold Certification
9.4.1, 9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of
2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6, 9.8.2, 9.9.3, 9.10.4, 12.2.1, 13.7.1.3
Defective Work, Definition of
3.5.1
Definitions
1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 4.3.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1,
9.1, 9.8.1
Delays and Extensions of Time
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.6.1,
14.3.2
Disputes
4.1.4, 4.3, 4.4, 4.5, 4.6, 6.3, 7.3.8
Documents and Samples at the Site
3.11
Drawings, Definition of
1.1.5
Drawings and Specifications, Use and Ownership of
1.1.1, 1.3, 2.2.5, 3.11, 5.3
Effective Date of Insurance
8.2.2, 11.1.2
Emergencies
4.3.5, 10.6, 14.1.1.2
Employees, Contractor’s
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1, 11.4.7, 14.1, 14.2.1.1
Equipment, Labor, Materials and
1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6,
9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2
Execution and Progress of the Work
1.1.3, 1.2.1, 1.2.2, 2.2.3, 2.2.5, 3.1, 3.3, 3.4, 3.5, 3.7, 3.10, 3.12, 3.14, 4.2.2, 4.2.3, 4.3.3,
6.2.2, 7.1.3, 7.3.4, 8.2, 9.5, 9.9.1, 10.2, 10.3, 12.2, 14.2, 14.3
Extensions of Time
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3, 7.4.1, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2
Failure of Payment
4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6
Faulty Work
(See Defective or Nonconforming Work)

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

Final Completion and Final Payment
4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3
Financial Arrangements, Owner’s
2.2.1, 13.2.2, 14.1.1.5
Fire and Extended Coverage Insurance
11.4
GENERAL PROVISIONS
1
Governing Law
13.1
Guarantees (See Warranty)
Hazardous Materials
10.2.4, 10.3, 10.5
Identification of Contract Documents
1.5.1
Identification of Subcontractors and Suppliers
5.2.1
Indemnification
3.17, 3.18, 9.10.2, 10.3.3, 10.5, 11.4.1.2, 11.4.7
Information and Services Required of the Owner
2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2,
9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4
Injury or Damage to Person or Property
4.3.8, 10.2, 10.6
Inspections
3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.2, 9.8.3, 9.9.2, 9.10.1, 12.2.1, 13.5
Instructions to Bidders
1.1.1
Instructions to the Contractor
3.2.3, 3.3.1, 3.8.1, 4.2.8, 5.2.1, 7, 12, 8.2.2, 13.5.2
Insurance
3.18.1, 6.1.1, 7.3.6, 8.2.1, 9.3.2, 9.8.4, 9.9.1, 9.10.2, 9.10.5, 11
Insurance, Boiler and Machinery
11.4.2
Insurance, Contractor’s Liability
11.1
Insurance, Effective Date of
8.2.2, 11.1.2
Insurance, Loss of Use
11.4.3
Insurance, Owner’s Liability
11.2
Insurance, Project Management Protective Liability
11.3
Insurance, Property
10.2.5, 11.4
Insurance, Stored Materials
9.3.2, 11.4.1.4
INSURANCE AND BONDS
11
Insurance Companies, Consent to Partial Occupancy
9.9.1, 11.4.1.5
Insurance Companies, Settlement with
11.4.10
Intent of the Contract Documents
1.2.1, 4.2.7, 4.2.12, 4.2.13, 7.4
Interest
13.6
Interpretation
1.2.3, 1.4, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4
Interpretations, Written
4.2.11, 4.2.12, 4.3.6
Joinder and Consolidation of Claims Required
4.6.4
Judgment on Final Award
4.6.6
Labor and Materials, Equipment
1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 42.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6,
9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2
Labor Disputes
8.3.1
Laws and Regulations
1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6, 9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1,
13.4, 13.5.1, 13.5.2, 13.6, 14
Liens
2.1.2, 4.4.8, 8.2.2, 9.3.3, 9.10
Limitation on Consolidation or Joinder
4.6.4
Limitations, Statutes of
4.6.3, 12.2.6, 13.7
Limitations of Liability
2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.10, 3.17, 3.18, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4,
9.6.7, 9.10.4, 10.3.3, 10.2.5, 11.1.2, 11.2.1, 11.4.7, 12.2.5, 13.4.2
Limitations of Time
2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7, 4.3, 4.4, 4.5, 4.6, 5.2, 5.3,
5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3,
11.4.1.5, 11.4.6, 11.4.10, 12.2, 13.5, 13.7, 14
Loss of Use Insurance
11.4.3
Material Suppliers
1.6, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.6, 9.10.5
Materials, Hazardous
10.2.4, 10.3, 10.5
Materials, Labor, Equipment and
1.1.3, 1.1.6, 1.6.1, 3.4, 3.5.1, 3.8.2, 3.8.23, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1,
7.3.6, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2
Means, Methods, Techniques, Sequences and Procedures of Construction
3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2
Mechanic’s Lien
4.4.8
Mediation
4.4.1, 4.4.5, 4.4.6, 4.4.8, 4.5, 4.6.1, 4.6.2, 8.3.1, 10.5

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

Minor Changes in the Work
1.1.1, 3.12.8, 4.2.8, 4.3.6, 7.1, 7.4
MISCELLANEOUS PROVISIONS
13
Modifications, Definition of
1.1.1
Modifications to the Contract
1.1.1, 1.1.2, 3.7.3, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7, 10.3.2, 11.4.1
Mutual Responsibility
6.2
Nonconforming Work, Acceptance of
9.6.6, 9.9.3, 12.3
Nonconforming Work, Rejection and Correction of
2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.8.2, 9.9.3, 9.10.4, 12.2.1, 13.7.1.3
Notice
2.2.1, 2.3, 2.4, 3.2.3, 3.3.1, 3.7.2, 3.7.4, 3.12.9, 4.3, 4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10,
10.2.2, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 13.5.1, 13.5.2, 14.1, 14.2
Notice, Written
2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3,
11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 14
Notice of Testing and Inspections
13.5.1, 13.5.2
Notice to Proceed
8.2.2
Notices, Permits, Fees and
2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2
Observations, Contractor’s
1.5.2, 3.2, 3.7.3, 4.3.4
Occupancy
2.2.2, 9.6.6, 9.8, 11.4.1.5
Orders, Written
1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2, 13.5.2, 14.3.1
OWNER
2
Owner, Definition of
2.1
Owner, Information and Services Required of the
2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2,
9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4
Owner’s Authority
1.6, 2.1.1, 2.3, 2.4, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2, 4.1.3, 4.2.4, 4.2.9, 4.3.6, 4.4.7,
5.2.1, 5.2.4, 5.4.1, 6.1, 6.3, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2, 9.5.1, 9.9.1, 9.10.2,
10.3.2, 11.1.3, 11.3.1, 11.4.3, 11.4.10, 12.2.2, 12.3.1, 13.2.2, 14.3, 14.4
Owner’s Financial Capability
2.2.1, 13.2.2, 14.1.1.5
Owner’s Liability Insurance
11.2
Owner’s Loss of Use Insurance
11.4.3
Owner’s Relationship with Subcontractors
1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2
Owner’s Right to Carry Out the Work
2.4, 12.2.4. 14.2.2.2
Owner’s Right to Clean Up
6.3
Owner’s Right to Perform Construction and to Award Separate Contracts
6.1
Owner’s Right to Stop the Work
2.3
Owner’s Right to Suspend the Work
14.3
Owner’s Right to Terminate the Contract
14.2
Ownership and Use of Drawings, Specifications and Other Instruments of Service
1.1.1, 1.6, 2.2.5, 3.2.1, 3.11.1, 3.17.1, 4.2.12, 5.3
Partial Occupancy or Use
9.6.6, 9.9, 11.4.1.5
Patching, Cutting and
3.14, 6.2.5
Patents
3.17
Payment, Applications for
4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5, 9.10.1, 9.10.3, 9.10.5, 11.1.3, 14.2.4,
14.4.3
Payment, Certificates for
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Payment, Failure of
4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6
Payment, Final
4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3
Payment Bond, Performance Bond and
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Payments, Progress
4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3
PAYMENTS AND COMPLETION
9
Payments to Subcontractors
5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 11.4.8, 14.2.1.2
PCB
10.3.1
Performance Bond and Payment Bond
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Permits, Fees and Notices
2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2
PERSONS AND PROPERTY, PROTECTION OF
10
Polychlorinated Biphenyl
10.3.1
Product Data, Definition of
3.12.2
Product Data and Samples, Shop Drawings
3.11, 3.12, 4.2.7

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

Progress and Completion
4.2.2, 4.3.3, 8.2, 9.8, 9.9.1, 14.1.4
Progress Payments
4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3
Project, Definition of the
1.1.4
Project Management Protective Liability Insurance
11.3
Project Manual, Definition of the
1.1.7
Project Manuals
2.2.5
Project Representatives
4.2.10
Property Insurance
10.2.5, 11.4
PROTECTION OF PERSONS AND PROPERTY
10
Regulations and Laws
1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6, 9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1,
13.4, 13.5.1, 13.5.2, 13.6, 14
Rejection of Work
3.5.1, 4.2.6, 12.2.1
Releases and Waivers of Liens
9.10.2
Representations
1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives
2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.10, 5.1.1, 5.1.2, 13.2.1
Resolution of Claims and Disputes
4.4, 4.5, 4.6
Responsibility for Those Performing the Work
3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1, 10
Retainage
9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by Contractor
1.5.2, 3.2, 3.7.3, 3.12.7, 6.1.3
Review of Contractor’s Submittals by Owner and Architect
3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples by Contractor
3.12
Rights and Remedies
1.1.2, 2.3, 2.4, 3.5.1, 3.15.2, 4.2.6, 4.3.4, 4.5, 4.6, 5.3, 5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7,
10.2.5, 10.3, 12.2.2, 12.2.4, 13.4, 14
Royalties, Patents and Copyrights
3.17
Rules and Notices for Arbitration
4.6.2
Safety of Persons and Property
10.2, 10.6
Safety Precautions and Programs
3.3.1, 4.2.2, 4.2.7, 5.3.1, 10.1, 10.2, 10.6
Samples, Definition of
3.12.3
Samples, Shop Drawings, Product Data and
3.11, 3.12, 4.2.7
Samples at the Site, Documents and
3.11
Schedule of Values
9.2, 9.3.1
Schedules, Construction
1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3
Separate Contracts and Contractors
1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 4.6.4, 6, 8.3.1, 11.4.7, 12.1.2, 12.2.5
Shop Drawings, Definition of
3.12.1
Shop Drawings, Product Data and Samples
3.11, 3.12, 4.2.7
Site, Use of
3.13, 6.1.1, 6.2.1
Site Inspections
1.2.2, 3.2.1, 3.3.3, 3.7.1, 4.2, 4.3.4, 9.4.2, 9.10.1, 13.5
Site Visits, Architect’s
4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing
4.2.6, 12.2.1, 13.5
Specifications, Definition of the
1.1.6
Specifications, The
1.1.1, 1.1.6, 1.1.7, 1.2.2, 1.6, 3.11, 3.12.10, 3.17
Statute of Limitations
4.6.3, 12.2.6, 13.7
Stopping the Work
2.3, 4.3.6, 9.7, 10.3, 14.1
Stored Materials
6.2.1, 9.3.2, 10.2.1.2, 10.2.4, 11.4.1.4
Subcontractor, Definition of
5.1.1
SUBCONTRACTORS
5
Subcontractors, Work by
1.2.2, 3.3.2, 3.12.1, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2, 9.6.7
Subcontractual Relations
5.3, 5.4, 9.3.1.2, 9.6, 9.10 10.2.1, 11.4.7, 11.4.8, 14.1, 14.2.1, 14.3.2
Submittals
1.6, 3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3, 9.8, 9.9.1, 9.10.2, 9.10.3, 11.1.3
Subrogation, Waivers of
6.1.1, 11.4.5, 11.4.7
Substantial Completion
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 9.10.4.2, 12.2, 13.7
Substantial Completion, Definition of
9.8.1

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

Substitution of Subcontractors
5.2.3, 5.2.4
Substitution of Architect
4.1.3
Substitutions of Materials
3.4.2, 3.5.1, 7.3.7
Sub-subcontractor, Definition of
5.1.2
Subsurface Conditions
4.3.4
Successors and Assigns
13.2
Superintendent
3.9, 10.2.6
Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3, 6.2.4, 7.1.3, 7.3.6, 8.2, 8.3.1, 9.4.2, 10,
12, 14
Surety
4.4.7, 5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14.2.2
Surety, Consent of
9.10.2, 9.10.3
Surveys
2.2.3
Suspension by the Owner for Convenience
14.4
Suspension of the Work
5.4.2, 14.3
Suspension or Termination of the Contract
4.3.6, 5.4.1.1, 11.4.9, 14
Taxes
3.6, 3.8.2.1, 7.3.6.4
Termination by the Contractor
4.3.10, 14.1
Termination by the Owner for Cause
4.3.10, 5.4.1.1, 14.2
Termination of the Architect
4.1.3
Termination of the Contractor
14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT
14
Tests and Inspections
3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 10.3.2, 11.4.1.1, 12.2.1,13.5
TIME
8
Time, Delays and Extensions of
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.6.1,
14.3.2
Time Limits
2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1, 4.2, 4.3, 4.4, 4.5, 4.6, 5.2, 5.3, 5.4,
6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.4.1.5,
11.4.6, 11.4.10, 12.2, 13.5, 13.7, 14
Time Limits on Claims
4.3.2, 4.3.4, 4.3.8, 4.4, 4.5, 4.6
Title to Work
9.3.2, 9.3.3
UNCOVERING AND CORRECTION OF WORK
12
Uncovering of Work
12.1
Unforeseen Conditions
4.3.4, 8.3.1, 10.3
Unit Prices
4.3.9, 7.3.3.2
Use of Documents
1.1.1, 1.6, 2.2.5, 3.12.6, 5.3
Use of Site
3.13, 6.1.1, 6.2.1
Values, Schedule of
9.2, 9.3.1
Waiver of Claims by the Architect
13.4.2
Waiver of Claims by the Contractor
4.3.10, 9.10.5, 11.4.7, 13.4.2
Waiver of Claims by the Owner
4.3.10, 9.9.3, 9.10.3, 9.10.4, 11.4.3, 11.4.5, 11.4.7, 12.2.2.1, 13.4.2, 14.2.4
Waiver of Consequential Damages
4.3.10, 14.2.4
Waiver of Liens
9.10.2, 9.10.4
Waivers of Subrogation
6.1.1, 11.4.5, 11.4.7
Warranty
3.5, 4.2.9, 4.3.5.3, 9.3.3, 9.8.4, 9.9.1, 9.10.4, 12.2.2, 13.7.1.3
Weather Delays
4.3.7.2
Work, Definition of
1.1.3
Written Consent
1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1,
13.2, 13.4.2
Written Interpretations
4.2.11, 4.2.12, 4.3.6
Written Notice
2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3,
11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 14
Written Orders
1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2, 13.5.2, 14.3.1

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

ARTICLE 1 GENERAL PROVISIONS
§ 1.1 BASIC DEFINITIONS
§ 1.1.1 THE CONTRACT DOCUMENTS
The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A “Modification” is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect or Owner. The Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor’s bid or portions of Addenda relating to bidding requirements).
§ 1.1.2 THE CONTRACT
The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor except as set forth in Paragraph 5.3 and Paragraph 5.4 of these General Conditions, (3) between the Owner and Architect or (4) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect’s duties.
§ 1.1.3 THE WORK
The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work constitutes a part of the Project.
§ 1.1.4 THE PROJECT
The “Project” is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.
§ 1.1.5 THE DRAWINGS
The “Drawings” are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams and are more particularly described in the Agreement.
§ 1.1.6 THE SPECIFICATIONS
The “Specifications” are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services and are more particularly described in the Agreement.
§ 1.1.7 THE PROJECT MANUAL
The “Project Manual” is a volume assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.
§ 1.1.8 APPROVED
When the words “approved,” “satisfactory,” “proper” or “as directed” are used, approval by the Owner shall be understood unless the Architect is specifically identified as the party whose action is required.
§ 1.1.9 PROVIDE
When the word “provide” including derivatives thereof is used, it shall mean to properly fabricate, complete, transport, deliver, install, erect, construct, test and furnish all labor, materials, equipment, apparatus, appurtenances, and all items and expenses necessary to properly complete in place, ready for operation or use under the terms of the Specifications.
§ 1.1.10 ADDENDA
Addenda are written or graphic instruments issued prior to the execution of the Contract which modify or interpret the bidding documents, including the Drawings and Specifications, by additions, deletions, clarifications or corrections.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

§ 1.1.11 BULLETINS
Bulletins are written or graphic instruments issued by the Architect or the Owner after the execution of the Contract which request a proposal from the Contractor that, if accepted by the Owner, will cause the execution of a Change Order to modify the Contract Documents.
§ 1.1.12 KNOWLEDGE
The terms “knowledge,” “recognize,” and “discover,” their respective derivatives and similar terms in the Contract Documents, as used in reference to the Contractor, shall be interpreted to mean that which the Contractor knows (or should know), recognizes (or should recognize) and discovers (or should discover) exercising reasonable care, skill, and diligence.
§ 1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS
§ 1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results. In the event of inconsistencies within or between parts of the Contract Documents, or between the Contract Documents and applicable standards, codes, and ordinances, the Contractor shall (i) provide the better quality or greater quantity of Work or (ii) comply with the more stringent requirement; either or both in accordance with the Architect’s interpretation. The terms and conditions of this Subparagraph 1.2.1, however, shall not relieve the Contractor of any of the obligations set forth in Subparagraphs 3.2 and 3.7.
§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade. Instructions and other information furnished in the Specifications, including, without limitation, items in connection with prefabricated or pre-finished items, are not intended to supersede work agreements between employers and employees. Should the Specifications conflict with such work agreements, the work agreements shall be followed, provided such items are provided and finished as specified. If necessary, such Work shall be performed on the Project site, instead of at the shop, by appropriate labor and in accordance with the requirements of the Drawings and Specifications.
§ 1.2.3 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.
.1	Whenever a product is specified in accordance with a Federal Specification, an ASTM Standard, an American National Standards Institute Specification, or other Association Standard, the Contractor unless the manufacturer has otherwise represented compliances with said Standards or Specifications shall present an affidavit from the manufacturer when requested by the Architect or the Owner, or required in the Specifications, certifying that the product complies with the particular Standard or Specification.

.2	Whenever a product is specified or shown by describing proprietary items, model numbers, catalog numbers, manufacturer, trade names, or similar reference, no substitutions may be made unless accepted in writing by the Owner. When two or more products are shown or specified, the Contractor has the option to use either of those shown or specified.
§ 1.2.4 The Contractor acknowledges that the Owner must comply with the requirements of the state in which the Project is located and local jurisdictions. The Contractor agrees to use its best efforts to assist the Owner in documenting compliance with such requirements, and shall furnish materials, information, and data and execute documents and take other reasonable action requested by the Owner to satisfy such obligations.
§ 1.3 CAPITALIZATION
§ 1.3.1 Terms capitalized in these General Conditions include those which are (1) specifically defined in the Contract Documents, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

§ 1.4 INTERPRETATION
§ 1.4.1 In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.
§ 1.5 EXECUTION OF CONTRACT DOCUMENTS
§ 1.5.1 The Contract Documents shall be signed or initialed by the Owner and Contractor.
§ 1.5.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the Project site, has performed thorough due diligence and satisfied itself as to the nature of the Project site and with local conditions under which the Work is to be performed, including, without limitation, traffic, transportation, handling and storage of materials, availability of labor, water, power, roads, weather, above ground conditions at the Project site and all other matters which can affect the Work or the cost thereof, which a reasonable examination of the Project site should reveal and correlated personal observations with requirements of the Contract Documents. The Contract Sum and GMP include payment for all Work that may be done to overcome conditions that could have been foreseen by a fully qualified and experienced expert general contracting firm performing thorough due diligence as described hereinabove, and no plea of ignorance of conditions or limitations that exist or may arise affecting such Work or of difficulties in performing the Work will be acceptable by Owner as an excuse for any failure or omission by Contractor, or for a Change Order increasing the GMP, extra compensation, or as a basis for an extension of the Contract Time. Prior to establishing the GMP, the Contractor and each Subcontractor shall have evaluated and satisfied themselves as to the conditions and limitations under which the Work is to be performed, including, without limitation, (i) the location, condition, layout, and nature of the Project site and surrounding areas, (ii) generally prevailing climatic conditions, (iii) anticipated labor supply and costs, (iv) availability and cost of materials, tools, and equipment, and (v) other similar issues. The Owner assumes no responsibility or liability for the physical condition or safety of the Project site or any improvements located on the Project site. Except as set forth in Paragraph 10.3, the Contractor shall be solely responsible for providing a safe place for the performance of the Work. The Owner shall not be required to make any adjustment in either the GMP or the Contract Time in connection with any failure by the Contractor or any Subcontractor to have complied with the requirements of this Subparagraph 1.5.2. Notwithstanding the foregoing, claims for costs to be reimbursed relating to items required or services performed by reason of the Contractor’s failure to familiarize itself with the visible or apparent conditions at the site shall not increase the GMP.
§ 1.6 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE
§ 1.6.1 The Drawings, Specifications and other Contract Documents, including those in electronic form, prepared by the Architect and the Architect’s consultants (“Work Product” and/or “Instruments of Services”) shall be deemed the property of Owner. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect or the Architect’s consultants, and the Owner shall be deemed to have been assigned and will retain all common law, statutory and other reserved rights, in addition to the copyrights. All copies of the Work Product shall be returned or suitably accounted for to the Owner, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect and the Architect’s consultants, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor (including, without limitation, any Sub-subcontractor or material or equipment supplier) on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner. The Contractor and Subcontractors (including, without limitation, any Sub-subcontractors and material or equipment suppliers) are authorized to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect and the Architect’s consultants appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this authorization shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect and the Architect’s consultants. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Owner’s copyrights or other reserved rights.
§ 1.6.2 CONTRACTOR-PROVIDED DOCUMENTS. Owner shall be granted an unlimited license to use all documents (the “Contractor-Provided Documents”) provided by Contractor in connection with this Agreement (as opposed to the Construction Documents which are to be prepared and provided by the Architect). Such Contractor-Provided Documents shall include, but not be limited to, all constructability studies, other design-assist documents and any other documents, reports, studies and related items created through the Contractor’s performance of the Work (specifically including, without limitation, the Preliminary Services and Procurement Services. Contractor shall furnish Owner with

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

one complete set of reproductions of the Contractor-Provided Documents and a copy in electronic format (if available). Except as follows, Owner may use the Contractor-Provided Documents without further permission from Contractor for any purpose related to the Project. Notwithstanding the foregoing, Owner acknowledges and agrees that Contractor’s estimates of construction costs, if properly marked as confidential upon delivery, shall be treated as confidential information and Owner shall use commercially reasonable efforts to safeguard such confidentiality. The Owner shall nonetheless have the right without liability to show such estimates of construction costs to the tenants of the Project and/or its design professionals engaged in connection with the Project.
§ 1.7 CONFIDENTIALITY
§ 1.7.1 The Contractor warrants and represents that the Contractor shall not knowingly or negligently communicate or disclose at any time to any person or entity any information in connection with the Work or the Project other than those engaged by or through Contractor to perform the Work, except (i) with prior written consent of the Owner, (ii) information that was in the public domain prior to the date of this Agreement, (iii) information that becomes part of the public domain by publication or otherwise not due to any unauthorized act or omission of the Contractor, or (iv) as may be required to perform the Work or by any applicable law, including the Record set of the Drawings, Specifications and other documents which the Contractor is permitted to retain under Paragraph 1.6 above. Specific information shall not be deemed to fall within the scope of the foregoing exceptions merely because it is embraced by more generic information which falls within the scope of one or more of those exceptions. The Contractor shall not disclose to others that specific information was received from the Owner even though it falls within the scope of one or more of those exceptions. The Contractor acknowledges and agrees that the existence of the Owner’s particular interests and plans in the geographical area of the Project is a type of such specific information. In the event that the Contractor is required by any court of competent jurisdiction or legally constituted authority to disclose any Owner Information, prior to any disclosure thereof, the Contractor shall notify the Owner and shall give the Owner the opportunity to challenge any such disclosure order or to seek protection for those portions that it regards as confidential. The parties hereby acknowledge and agree that the terms and conditions set forth in this Section 1.7 shall control over the terms and conditions of any prior confidentiality or non-disclosure agreements entered into by the parties.
§ 1.7.2 The Contractor, at any time upon the request of the Owner, shall immediately return and surrender to the Owner all copies of any materials, records, notices, memoranda, recordings, drawings, specifications, and mock-ups and any other documents furnished by the Owner or the Architect to the Contractor.
§ 1.7.3 The Contractor shall cause all Subcontractors or any other person or entity performing any services, or furnishing any materials or equipment, for the Work to warrant and represent all items set forth in this Paragraph 1.7.
§ 1.7.4 The representations and warranties contained in this Paragraph 1.7 shall survive the complete performance of the Work or earlier termination of this Agreement.
§ 1.7.5 Any and all inventions and discoveries, whether or not patentable, conceived or made by the Contractor as a result of the Contractor’s discussions with the Owner or performance of the Work which are based substantially on the Owner’s proprietary information, shall be and shall become the sole and exclusive property of the Owner. The Contractor agrees to disclose fully and promptly to the Owner all such inventions and discoveries. Upon request by the Owner, the Contractor agrees to assign such inventions and discoveries to the Owner, or cause them to be so assigned by its personnel. Further, the Contractor shall execute, or cause to be executed by its personnel, all applications, assignments or other instruments which the Owner may deem reasonably necessary in order to enable the Owner at its expense, to apply for, prosecute and obtain patents in any country for said inventions and discoveries, or in order to assign and transfer to the Owner the entire right, title and interest thereto.
ARTICLE 2 OWNER
§ 2.1 GENERAL
§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Owner” means the Owner or the Owner’s authorized representative, including, without limitation, Owner’s Representative. Except as is expressly authorized in the Contract Documents, the Contractor has no right or authority of any kind to act as the Owner’s Representative or otherwise on behalf of the Owner, and is not an agent of Owner.
§ 2.1.2 The Owner shall furnish to the Contractor within fifteen days after receipt of a written request information necessary and relevant for the Contractor to give notice of or enforce statutory mechanic’s lien rights, including, a correct

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

statement of the record legal title to the property on which the Project is located and the Owner’s interest therein and the identity of any lender’s providing construction financing to Owner with respect to the Project.
§ 2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER
§ 2.2.1 The Owner shall not materially adversely vary financial arrangements to fulfill the Owner’s obligations under the Contract without promptly notifying the Contractor.
§ 2.2.2 Except for permits and fees, including those required under Section 3.7.1 of these General Conditions, which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for development of real estate, use or occupancy of permanent structures or for permanent changes in existing facilities; provided, however, that any approvals, easements, assessments, and charges required in connection with the Contractor’s own internal operations are the responsibility of the Contractor.
§ 2.2.3 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to reasonably rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.
§ 2.2.4 Information or services required of the Owner by the Contract Documents shall be furnished by the Owner with reasonable promptness. Any other information or services relevant to the Contractor’s performance of the Work under the Owner’s control shall be furnished by the Owner after receipt from the Contractor of a written request for such information or services.
§ 2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of the Construction Documents and Project Manuals as are reasonably necessary for execution of the Work.
§ 2.3 OWNER’S RIGHT TO STOP THE WORK
§ 2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Section 12.2 of these General Conditions or persistently fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3 of these General Conditions.
§ 2.4 OWNER’S RIGHT TO CARRY OUT THE WORK
§ 2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, including Owner’s expenses and compensation for the Architect’s additional services made necessary by such default, neglect or failure. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.
§ 2.5 EXTENT OF OWNER RIGHTS
§ 2.5.1 The rights stated in this Article 2 and elsewhere in the Contract Documents are cumulative and not in limitation of any rights of the Owner (1) granted in the Contract Documents, (2) at law or (3) in equity.
§ 2.5.2 In no event shall the Owner have control over, charge of, or any responsibility for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, notwithstanding any of the rights and authority granted the Owner in the Contract Documents. Accordingly, Owner, Owner’s Representatives and other consultants may provide information, suggestions, solutions and related assistance to the Contractor, but such shall not relieve the Contractor of its obligations and duties hereunder including, but not limited to, making and implementing the final decisions, having all charge of and responsibility for all the means and methods for the Work and the Project.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

ARTICLE 3 CONTRACTOR
§ 3.1 GENERAL
§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Contractor” means the Contractor or the Contractor’s authorized representative, including, without limitation, Contractor’s Representative.
§ 3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.
§ 3.1.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect’s administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.
§ 3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR
§ 3.2.1 Since the Contract Documents are complementary, before starting each portion of the Work, the Contractor shall carefully study and compare the Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 2.2.3 of these General Conditions, shall take field measurements of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, any errors, inconsistencies or omissions discovered by the Contractor shall be reported promptly to the Architect as a request for information in the design information contained in such form as the Architect may require.
§ 3.2.1.1 The exactness of grades, elevations, dimensions, or locations given on any Drawings issued by the Architect, or the work installed by other contractors, is not guaranteed by the Architect or the Owner. The Contractor shall, therefore, satisfy itself as to the accuracy of all grades, elevations, dimensions, and locations. In all cases of interconnection of its Work with existing or other work, it shall verify at the site all dimensions relating to such existing or other work. Any errors due to the Contractor’s failure to so verify all such grades, elevations, dimensions, or locations shall be promptly rectified by the Contractor without any additional cost to the Owner. These obligations are for the purpose of facilitating construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, any errors, inconsistencies or omissions discovered by the Contractor shall be reported promptly to the Architect as a request for information in the design information contained in such form as the Architect may require.
§ 3.2.2 Any design errors or omissions noted by the Contractor during this review shall be reported promptly to the Architect, but it is recognized that the Contractor’s review is made in the Contractor’s capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents. The Contractor is not required to discover errors, omissions, or inconsistencies in the Contract Documents or to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations, but any nonconformity discovered by or made known to the Contractor shall be reported promptly to the Architect.
§ 3.2.3 If the Contractor believes that additional cost or time is involved because of clarifications or instructions issued by the Architect in response to the Contractor’s notices or requests for information pursuant to Sections 3.2.1 and 3.2.2 of these General Conditions, the Contractor shall make claims as provided in the Contract Documents. If the Contractor fails to perform the obligations of Sections 3.2.1 and 3.2.2 of these General Conditions, the Contractor shall pay such costs and damages to the Owner as would have been avoided if the Contractor had performed such obligations. The Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents or for differences between field measurements or conditions and the Contract Documents unless the Contractor recognized or should have recognized such error, inconsistency, omission or difference and knowingly failed to report it to the Architect.
§ 3.3 SUPERVISION AND CONSTRUCTION PROCEDURES
§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods,

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall not proceed with that portion of the Work without further written instructions from the Architect. If the Contractor is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any resulting loss or damage.
§ 3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractors.
§ 3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work. The Contractor shall be responsible for locating the Work in accordance with property lines and elevations established in the Contract Documents. Before commencing Work, Owner shall set all survey monuments, the Contractor shall verify grades, lines, levels and dimensions indicated and report errors or inconsistencies to the Architect and Owner. The Contractor shall not proceed until all errors and inconsistencies, if any, are corrected. Should the Contractor proceed before all such errors and inconsistencies are corrected, then, after the Contract Documents have been modified to eliminate such errors and inconsistencies, the Contractor shall be obligated, at Contractor’s own expense, to repair or remove and replace any portion of the Work that do not conform to such modified Contract Documents.
§ 3.4 LABOR AND MATERIALS
§ 3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.
§ 3.4.2 The Contractor may make substitutions only with the written consent of the Owner, after evaluation by the Architect and in accordance with a Change Order. If, the Contractor desires to submit an alternate product or method in lieu of what has been specified or shown in the Contract Documents, the following provisions shall apply:
§ 3.4.2.1 The Contractor must submit to the Architect and the Owner (i) a full explanation of the proposed substitution and submittal of all supporting data, including technical information, catalog cuts, warranties, test results, installation instructions, operating procedures, and other like information necessary for a complete evaluation of the substitution; (ii) a written explanation of the reasons the substitution is advantageous and necessary, including the benefits to the Owner and the Work in the event the substitution is acceptable; (iii) the adjustment, if any, in the Contract Sum and/or GMP, in the event the substitution is acceptable; (iv) the adjustment, if any, in the time of completion of the Contract and the construction schedule in the event the substitution is acceptable; and (v) an affidavit stating that (a) the proposed substitution conforms to and meets all the requirements of the pertinent Specifications and the requirements shown on the Drawings, and (b) the Contractor accepts the warranty and correction obligations in connection with the proposed substitution as if originally specified by the Architect. Proposals for substitutions shall be submitted in triplicate to the Architect in sufficient time to allow the Architect no less than ten (10) business days for review. No substitutions will be considered or allowed without the Contractor’s submittal of complete substantiating data and information as stated hereinbefore.
§ 3.4.2.2 Substitutions and alternates may be rejected without explanation and will be considered only under one or more of the following conditions: (i) the proposal is required for compliance with interpretation of code requirements or insurance regulations then existing; (ii) specified products are unavailable through no fault of the Contractor; (iii) subsequent information discloses the inability of specified products to perform properly or to fit in the designated space; (iv) the manufacturer/fabricator refuses to certify or guarantee the performance of the specified product as required; and (v) when in the judgment of the Owner or the Architect, a substitution would be substantially in the Owner’s best interests, in terms of cost, time, or other considerations.
§ 3.4.2.3 Whether or not any proposed substitution is accepted by the Owner or the Architect, the Contractor shall reimburse the Owner for any fees charged by the Architect or other consultants for evaluating each proposed substitute.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

§ 3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the obligations of the Contract Documents. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.
§ 3.4.4 The Contractor shall only employ labor on the Project or in connection with the Work capable of working harmoniously with all trades, crafts and any other individuals associated with the Project. The Contractor shall also use its best efforts to minimize the likelihood of any strike, work stoppage or other labor disturbance. The Contractor shall comply with all requirements of OSHA and shall defend, indemnify and hold the Owner harmless from any losses or damages it may incur as a result of the Contractor’s failure to comply with OSHA requirements. In case the progress of the Work is affected by any undue delay in furnishing or installing any items or materials or equipment required under the Contract Documents because of such conflict involving any such labor agreement or regulation, the Owner may require that other material or equipment of equal kind and quality be provided pursuant to a Change Order or Construction Change Directive.
§ 3.5 WARRANTY
§ 3.5.1 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract Documents will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform to the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, shall be considered defective. The Contractor’s warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Owner or Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment. Notwithstanding anything in Subparagraph 4.3.2 to the contrary, any Claim by the Owner against the Contractor, any Subcontractor, supplier, agent or employee of any of them pursuant to this Paragraph 3.5.1 may be made at any time within the time period specified in the applicable statute of limitations.
§ 3.5.2 As a condition precedent to final acceptance of the Work by the Owner and prior to receiving final payment for the Work, the Contractor shall warrant in writing to the Owner that it will repair or replace any or all Work, and each Subcontractor shall warrant in writing to the Owner that it will repair or replace any or all of that portion of the Work performed by such Subcontractor, together with any other Work which may be displaced, damaged or marred in so doing, that may prove defective in materials or workmanship or fail to conform to the Contract Documents or Legal Requirements, all without any additional expense to the Owner. All warranties shall be in the form required by Section 3.5.4 or as otherwise approved by the Owner. The Contractor shall warrant all Work in place as new Work. The Contractor shall use its best efforts to assist the Owner in enforcing the warranties of Subcontractors, manufacturers and suppliers. The warranties shall not be construed to modify or limit, in any way, any rights or actions which the Owner may otherwise have against the Contractor by law or statute, or in equity. All warranties, including all equipment warranties, will inure to the benefit of the Owner and the Owner’s successors and assigns. The Contractor agrees to perform the Work in such manner so as to preserve any and all such manufacturer’s warranties.
§ 3.5.2.1 The Contractor shall warrant its Work and provide forty-eight (48) hour call back service for the equipment and materials provided by the Contractor for a period of a minimum of one (1) year after Substantial Completion and acceptance of the Work and issuance of the Certificate of Occupancy. Equipment or building systems/components may be warranted for a period in excess of one (1) year by the manufacturer, as provided by the Contract Documents.
§ 3.5.2.2 Without limiting the other provisions of this Paragraph 3.5, the Contractor shall assign to the Owner all warranties provided by those who furnish equipment, materials and/or services in connection with the Work and all such warranties shall warrant all Work in place as new work.
§ 3.5.3 The Contractor, as condition of final payment, will submit to the Owner a minimum of three (3) sets of hardbound notebooks each containing the following information:
.1	All Subcontractor, Sub-subcontractor and supplier warranties fully executed in the form provided in Subparagraph 3.5.4.

.2	The Contractor’s warranty, and

.3	A list of all Subcontractors, Sub-subcontractors and suppliers who performed Work on the Project or who furnished materials for use in the Project, such list to include the name, address, telephone number and responsible person at all such entities.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

§ 3.5.4 Unless otherwise required by the Contract Documents, the following form of warranty shall be used on this Project: (Contractor/Subcontractor/Sub-subcontractor or supplier letterhead) We, the undersigned, hereby warrant that the (portion of the work guaranteed)                                                                                                      work which we have performed on the (Name of the Project)                                                                                  at (Project Address)                                                                                                      has been performed and the materials and equipment we have supplied to and/or installed in the Project have been supplied or installed in accordance with the Contract Documents, all applicable laws, the manufacturers’ recommendations and the warranty included in the Contract Documents (collectively, the “Requirements”). We agree to repair or replace any or all of our work and/or materials and equipment, together with any other work and/or materials and equipment that may be damaged, displaced or marred in so doing or that may have been damaged, displaced or marred in connection with the performance of that work or by reason of any defects in materials or equipment installed as part of that work, that may prove to be defective in its workmanship or materials, or that may fail to conform with the Requirements, without any expense whatsoever to the Owner, excluding damage or defect caused by abuse, Modification not executed by the Contractor, improper or insufficient maintenance, improper operation or normal wear and tear under normal usage unless resulting from the negligence, act or omission of the Contractor, any Subcontractor, Sub-subcontractor or supplier or the agent or employee of any of them.
If we fail to comply with the foregoing agreement within forty-eight (48) hours after being requested to do so in writing by the Owner, we do hereby authorize the Owner to have the defective or nonconforming work and/or materials and equipment repaired or replaced at our expense in which event all costs and expenses incurred in connection therewith shall be payable by us on demand. Our liability hereunder shall be joint and several.

Date:

Contractor/Subcontractor/Sub-subcontractor or supplier:

By:

(Original signature)

Title:

State License No.:

License Classification:

Address:

Telephone No.

Telefax No.

§ 3.5.5 If Contractor uses any portion of the Work or the Owner’s other property prior to the date of Substantial Completion of the entire Work, such items shall be restored to their condition existing immediately prior to such use, or as otherwise specified in the Contract Documents. The Contractor’s warranty and agreement to correct defective Work shall specifically include the Contractor’s obligations under this paragraph.
§ 3.5.6 All Work shall be guaranteed for a period of one (1) year after the date of Substantial Completion of the Work unless otherwise agreed upon in writing by Owner and Contractor. The Contractor shall secure and deliver to the Owner written warranties and guarantees from all Subcontractors bearing the date of Substantial Completion, together with assignments thereof, if necessary, and delivery of such items shall be a condition precedent to final payment. Notwithstanding anything to the contrary contained in the Contract Documents, if requested by Owner, Contractor shall use its best efforts to secure warranties from manufacturers, which warranties extend beyond one (1) year from the date of Substantial Completion.
§ 3.6 TAXES
§ 3.6.1 The Contractor shall pay as a Cost of the Work all sales, consumer, use and similar taxes for the Work provided by the Contractor which are legally enacted when expenses for the Work are incurred, whether or not yet effective or merely scheduled to go into effect.
§ 3.7 PERMITS, FEES AND NOTICES
§ 3.7.1 Except as set forth in Subparagraph 2.2.2, the Contractor shall secure, pay for, and, as soon as practicable, furnish the Owner with copies of all permits and fees, licenses, and inspections necessary for the proper execution and

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

completion of the Work, including, without limitation, all building permits, provided that all actual costs incurred by Contractor with respect to the foregoing shall be reimbursed by Owner promptly following Contractor’s demand therefor (which demand shall be accompanied by satisfactory evidence of Contractor’s payment of the same). All connection charges, assessments, or inspection fees as may be imposed by any municipal agency or utility company are included in the Contract Sum and the GMP and shall be the Contractor’s responsibility.
§ 3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders and all other requirements of public authorities applicable to performance of the Work. The Contractor shall also obtain and pay all charges for all approvals for street closings, parking meter removal, and other similar matters as may be necessary or appropriate from time to time for the performance of the Work.
§ 3.7.3 It is not the Contractor’s responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification unless such laws, statutes, ordinances, building codes, and rules and regulations bear upon the performance of the Work.
§ 3.7.4 If the Contractor performs Work it should have known or knows to be contrary to any Legal Requirements, then the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.
§ 3.7.5 The Contractor shall make all necessary arrangements and perform all necessary services in the care and maintenance of all public facilities during the construction period and until final acceptance of the Work by the Owner. Should any permits or inspections be necessary for the use of public streets, sidewalks or other facilities, the Contractor shall obtain all necessary permits, post all necessary guarantees and bonds and be responsible for repair and correction of damage as required by authorities having jurisdiction.
§ 3.8 ALLOWANCES
§ 3.8.1 The Contractor shall include in the GMP all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.
§ 3.8.2 Unless otherwise provided in the Contract Documents:
.1	allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

.2	Contractor’s costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the GMP but not in the allowances;

.3	whenever costs are more than or less than allowances, the GMP shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 3.8.2.1 of these General Conditions and (2) changes in Contractor’s costs under Section 3.8.2.2 of these General Conditions.
§ 3.8.3 Materials and equipment under an allowance shall be selected by the Owner in sufficient time to avoid delay in the Work.
§ 3.9 SUPERINTENDENT
§ 3.9.1 In accordance with the requirements of the Contract Documents, the Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.
§ 3.10 CONTRACTOR’S CONSTRUCTION SCHEDULES
§ 3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner’s and Architect’s information a Contractor’s construction schedule for the entire Work (the “Project Schedule”). The Project Schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.
§ 3.10.2 The Contractor shall prepare and keep current, for the Owner and Architect’s approval, a schedule of submittals which is coordinated with the Project Schedule and allows the Owner and Architect reasonable time to review submittals.
§ 3.10.3 The Contractor shall perform the Work in general accordance with the most recent progress schedules and Project Schedule submitted to the Owner and Architect.
§ 3.10.4 The construction schedule shall (i) provide a graphic representation of all activities and events that will occur during performance of the Work; (ii) identify each phase of construction and occupancy; and (iii) set forth dates that are critical in ensuring the timely and orderly completion of the Work in accordance with the requirements of the Contract Documents (hereinafter referred to as “Milestone Dates”). The Contractor shall monitor the progress of the Work for conformance with the requirements of the construction schedule and shall promptly advise the Owner of any delays or potential delays. The accepted construction schedule shall be updated to reflect actual conditions (sometimes referred to in these General Conditions as “progress reports”) as set forth in Subparagraph 3.10.1 or if requested by either the Owner or the Architect. In the event any progress report indicates any delays, the Contractor shall propose an affirmative plan to correct the delay, including overtime and/or additional labor, if necessary. In no event shall any progress report constitute an adjustment in the Contract Time, any Milestone Date, or the GMP unless any such adjustment is agreed to by the Owner and authorized pursuant to Change Order.
§ 3.10.5 In the event the Owner determines that the performance of the Work, as of a Milestone Date, has not progressed or reached the level of completion required by the Contract Documents, the Owner shall have the right to order the Contractor to take corrective measures necessary to expedite the progress of construction, including, without limitation, (i) working additional shifts or overtime, (ii) supplying additional manpower, equipment, and facilities, and (iii) other similar measures (hereinafter referred to collectively as “Extraordinary Measures”). Such Extraordinary Measures shall continue until the progress of the Work complies with the stage of completion required by the Contract Documents. The Owner’s right to require Extraordinary Measures is solely for the purpose of ensuring the Contractor’s compliance with the construction schedule.
§ 3.10.5.1 The Contractor shall not be entitled to an adjustment in the GMP in connection with Extraordinary Measures required by the Owner under or pursuant to this Subparagraph 3.10.5.
§ 3.10.5.2 The Owner may exercise the rights furnished the Owner under or pursuant to this Subparagraph 3.10.5 as frequently as the Owner deems necessary to ensure that the Contractor’s performance of the Work will comply with any Milestone Date or completion date set forth in the Contract Documents.
§ 3.10.6 The Owner shall have the right to direct a postponement or rescheduling of any date or time for the performance of any part of the Work that may interfere with the operation of the Owner’s premises or any tenants or invitees thereof. The Contractor shall, upon the Owner’s request, reschedule any portion of the Work affecting operation of the premises during hours when the premises are not in operation. Any postponement, rescheduling, or performance of the Work under this Subparagraph 3.10.6 may be grounds for an extension of the Contract Time, if permitted under Subparagraph 8.3.1, and an equitable adjustment in the GMP if (i) the performance of the Work was properly scheduled by the Contractor in compliance with the requirements of the Contract Documents, and (ii) such rescheduling or postponement is required for the convenience of the Owner.
§ 3.11 DOCUMENTS AND SAMPLES AT THE SITE
§ 3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to record field changes and selections made during construction, and one record copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and the Owner and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.
§ 3.11.2 The Contractor shall maintain at the Project Site, and shall make available to Owner and Architect, one record copy of the Drawings (the “Record Drawings”) in good order. The Record Drawings shall be prepared and updated during the prosecution of the Work and shall be reviewed monthly with Owner’s Representatives. The prints for Record

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.
User Notes: A201 Form	(2166203743)

Drawing use will be a set of blackline prints provided by the Architect to the Contractor at the start of construction. The Contractor shall maintain the set of blackline prints in good condition and shall use colored pencils to mark up said set with “record information” in a legible manner to show: (i) deviations from the Drawings made during construction; (ii) details in the Work not previously shown; (iii) changes to existing conditions or existing conditions found to differ from those shown on any existing Drawings; (iv) the actual installed position of equipment, piping, conduits, light switches, electric fixtures, circuiting, ducts, dampers, access panels, control valves, drains, openings, and stub outs; and (v) such other information as Owner or Architect may reasonably request. At the completion of the Work, the Contractor shall deliver all Record Drawings to Owner. Final payment and any retainage shall not be due and owing to the Contractor until the final Record Drawings marked by the Contractor as required above are delivered to Owner.
§ 3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES
§ 3.12.1 “Shop Drawings” are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, including, without limitation, a Sub-subcontractor, manufacturer, supplier or distributor, to illustrate some portion of the Work.
§ 3.12.2 “Product Data” are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.
§ 3.12.3 “Samples” are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.
§ 3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required by the Contract Documents the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Section 4.2.7 of these General Conditions. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals which are not required by the Contract Documents may be returned by the Architect without action.
§ 3.12.5 The Contractor shall review for compliance with the Contract Documents, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals which are not marked as reviewed for compliance with the Contract Documents and are approved by the Contractor may be returned by the Architect without action.
§ 3.12.6 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.
§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.
§ 3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect’s approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect’s approval thereof.
§ 3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such written notice the Architect’s approval of a resubmission shall not apply to such revisions.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

§ 3.12.10 The Contractor shall not be required to provide professional services which constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work such as design/build portions of the Work, if any, or unless the Contractor needs to provide such services in order to carry out the Contractor’s responsibilities for construction means, methods, techniques, sequences and procedures. All shop drawings for any architectural, structural, mechanical or electrical work must be submitted to, and approved by, the Architect. The Contractor represents and warrants that all Shop Drawings shall be prepared by persons and entities possessing expertise and experience in the trade for which the Shop Drawing is prepared and, if required by Architect or applicable law, by a licensed engineer. All Documents, Samples, Product Data and Shop Drawings which are required to be delivered to, or available for, any party pursuant to Paragraph 3.10 or 3.11 shall be delivered to or available for Owner. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional and who shall comply with reasonable requirements of the Owner regarding qualifications and insurance, if prepared by others, shall bear such professional’s written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals. Pursuant to this Section 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Contractor shall not be responsible for the adequacy of the performance or design criteria required by the Contract Documents.
§ 3.12.11 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, filed measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.
§ 3.13 USE OF SITE
§ 3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the Project site with materials or equipment.
§ 3.13.2 Only materials and equipment which are to be used directly in the Work shall be brought to and stored on the Project Site by the Contractor. After equipment is no longer required for the Work, it shall be promptly removed from the Project Site. Protection of construction materials and equipment stored at the Project Site from weather, theft, damage and all other adversity is solely the responsibility of the Contractor.
§ 3.13.3 The Contractor and any entity for whom the Contractor is responsible shall not erect any sign on the Project Site without the prior written consent of the Owner.
§ 3.13.4 The Contractor shall ensure that the Work, at all times, is performed in a manner that affords reasonable access, both vehicular and pedestrian, to the Project Site and all adjacent areas. The Work shall be performed, to the fullest extent reasonably possible, in such a manner that public areas adjacent to the Project Site shall be free from all debris, building materials and equipment likely to cause hazardous conditions. Without limitation of any other provision of the Contract Documents, the Contractor shall use its best efforts to minimize any interference with the occupancy or beneficial use of the Project in the event of partial occupancy, as more specifically described in Paragraph 9.9 of these General Conditions.
§ 3.14 CUTTING AND PATCHING
§ 3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.
§ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor’s consent to cutting or otherwise altering the Work.
§ 3.15 CLEANING UP
§ 3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. During the Construction and at completion of the Work, the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus materials, in a manner consistent with all provisions, including, but not limited to the Legal Requirements, and shall leave all floor services in a broom-clean condition and clean all other surfaces.
§ 3.15.2 If the Contractor fails to clean up at the completion of the Work, the Owner may do so as provided in the Contract Documents, and the cost thereof shall be deducted from the Contract Sum.
§ 3.15.3 Unless otherwise required in the Contract Documents, during the course of the construction of the Project and as the Contractor completes the Project, the Contractor shall clean all streets within the Project area, and the Contractor shall maintain construction fencing and screening, security, insurance, a construction trailer with a working telephone, and a project representative (although such project representative is not required to be officed on site) until the Date of Final Completion or such later date as is required elsewhere in the Contract. The Contractor hereby acknowledges and agrees that the Contractor shall not disassemble and/or remove the construction fencing, the on-site construction trailer and the Project security for which Contractor is responsible until the earlier of (a) the date on which the Contractor has completed the last portion of the Work and has submitted its certificate of Final Completion to the Owner and Lender for the Work, or (b) the date the Contractor receives written direction or permission from the Owner and the Owner’s Lender to disassemble and remove such items.
§ 3.15.4 The Contractor’s clean-up responsibilities shall include, without limitation, the following: remove stains, spots, marks and dirt; remove paint, spots and smears from all surfaces; and leave the Work clean of dirt, smattering of paint, plaster, concrete, mortar, fingerprints and foreign matter. Further, the Contractor shall clean fixtures, cabinet work and equipment, removing stains, paint, dirt and dust, and leave same in undamaged, new condition; clean aluminum in accordance with recommendations of the manufacturer; and clean resilient floors thoroughly with a well rinsed mop containing only enough moisture to clean off an surface dirt or dust and buff dry by machine to bring the surfaces to sheen.
§ 3.15.5 If there is any conflict between these requirements for clean-up and the Specifications, the more stringent requirements shall be complied with by the Contractor.
§ 3.16 ACCESS TO WORK
§ 3.16.1 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.
§ 3.16.2 Owner’s insurance company, construction or project managers, Owner’s Representatives, Architect, engineers, and consultants will have access to the Project at all times for the purpose of inspecting the Work provided such parties comply with the Contractor’s reasonable safety procedures.
§ 3.17 ROYALTIES, PATENTS AND COPYRIGHTS
§ 3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

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§ 3.18 INDEMNIFICATION
§ 3.18.1 To the fullest extent permitted by law, and in addition to all other indemnities provided at law, in equity, or in the Contract Documents, Contractor shall indemnify, defend, protect and hold harmless Owner, any lenders for the Project and each of their respective parents, subsidiaries, shareholders, partners, members, affiliates, agents, officers and directors, at every tier, and all of the respective heirs, executors, successors and assigns of all of the foregoing (collectively, the “Owner Parties”), and the Architect and the Project (the Owner Parties and the Architect shall be collectively referred to as the “Indemnities”) from and against all claims, demands, debts, causes of action, liabilities, losses, penalties, fines, judgments, awards, damages, costs, and expenses, including, without limitation, actual attorneys’ fees and costs (collectively, “Claims” and individually, a “Claim”) resulting or arising from or related to the performance of the Work, caused in whole or in part by breach of the Contract Documents by Contractor or the negligent acts or omissions of the Contractor, any Subcontractor, including without limitation, any Sub-subcontractor or material supplier, or anyone employed directly or indirectly by any of the foregoing or for whose acts any of the foregoing may be liable regardless of whether or not such Claim is caused in part by a party indemnified hereunder. Such obligation shall not be construed as to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist under the Contract Documents and/or under the law as to any party described in this Paragraph 3.18. The Contractor shall, upon receipt of notice of any claim, promptly take all action necessary to make a claim under any applicable insurance policy or policies the Contractor is carrying and maintaining; however, if the Contractor fails to take such action as is necessary to make a claim under any such insurance policy, the Contractor shall indemnify and save harmless the Indemnitees from any and all costs, charges, expenses and liabilities incurred by the Owner in making any claim on behalf of the Contractor under any insurance policy or policies required pursuant to Paragraph 11.1. The obligations described in this Subparagraph 3.18.1 shall survive the termination of this Contract.
§ 3.18.2 The provisions of this Paragraph 3.18 shall survive the termination of the Contract Documents and shall not be limited in any way by the amount or type of insurance, including, without limitation, benefits payable by or for the Contractor, or any Subcontractor under any workers’ compensation act, disability benefit acts, or other employee benefit acts.
§ 3.18.3 The Contractor’s indemnity obligations under this Paragraph shall, but not by way of limitation, specifically include all claims and judgments which may be made against the Indemnitees under any “safe place to work” or similar-type statute, similar laws of a state or other governmental body having jurisdiction, and further, against claims and judgments arising from violation of public ordinances and requirements of governing authorities due to the Contractor’s or Subcontractor’s method of execution of the Work.
§ 3.18.4 The indemnification obligations of the Contractor under this Contract shall be limited only to the extent required by the laws of the State of California.
ARTICLE 4 ADMINISTRATION OF THE CONTRACT
§ 4.1 ARCHITECT
§ 4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Architect” means the Architect or the Architect’s authorized representative. The term Architect refers to the Architect identified in the Agreement. Any reference in the Contract Documents to the Architect’s taking action or rendering a decision within a “reasonable time” is understood to mean no more than two (2) weeks.
§ 4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner.
§ 4.1.3 If the employment of the Architect is terminated, the Owner shall employ a new Architect and the Architect’s status under the Contract Documents shall be that of the former Architect.
§ 4.2 ARCHITECT’S ADMINISTRATION OF THE CONTRACT
§ 4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified in writing in accordance with other provisions of the Contract.
§ 4.2.2 The Architect, as a representative of the Owner, will visit the Project site at intervals appropriate to the stage of the Contractor’s operations (1) to become generally familiar with and to keep the Owner informed about the progress and

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

quality of the portion of the Work completed, (2) to endeavor to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor’s rights and responsibilities under the Contract Documents, except as provided in Section 3.3.1 of these General Conditions.
§ 4.2.3 The Architect will not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.
§ 4.2.4 Communications Facilitating Contract Administration. Unless otherwise directed by Owner, Owner and Contractor shall provide Architect with the substance of their material communications about matters arising out of or relating to the Contract Documents. Communications by and with the Architect’s consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.
§ 4.2.5 Except as elsewhere provided in the Agreement, based on the Architect’s evaluations of the Contractor’s Applications for Payment, the Architect will review and certify the amounts due the Contractor and, with Owner’s approval, will issue Certificates for Payment in such amounts.
§ 4.2.6 The Architect will advise the Owner to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will advise the Owner to require inspection or testing of the Work in accordance with Sections 13.5.2 and 13.5.3 of these General Conditions, whether or not such Work is fabricated, installed or completed.
§ 4.2.7 The Architect will review and approve or take other appropriate action upon the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect’s action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect’s professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect’s review of the Contractor’s submittals shall not relieve the Contractor of the obligations under Sections 3.3, 3.5 and 3.12 of these General Conditions. The Architect’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.
§ 4.2.8 The Architect, with the approval of Owner, will prepare Change Orders and Construction Change Directives.
§ 4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner, for the Owner’s review and records, written warranties and related documents required by the Contract and assembled by the Contractor, and with the approval of Owner, will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.
§ 4.2.10 If the Owner and Architect agree, the Architect will provide one or more Project representatives to assist in carrying out the Architect’s responsibilities at the site. The duties, responsibilities and limitations of authority of such Project representatives shall be as is mutually and reasonably agreed upon by the parties.
§ 4.2.11 The Architect will interpret and decide matters concerning performance under and requirements of, the Contract Documents. The Architect’s response to such requests will be made in writing and with reasonable promptness.

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User Notes: A201 Form	(2166203743)

§ 4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.
§ 4.2.13 The Owner’s decisions on matters relating to aesthetic effect will be final.
§ 4.3 CLAIMS AND DISPUTES
§ 4.3.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.
§ 4.3.2 Time Limits on Claims. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later; provided, however, that the claimant shall use its best efforts to furnish the other party, as expeditiously as possible, with notice of any Claim including, without limitation, those in connection with concealed or unknown conditions, once such claim is recognized, and shall cooperate with the party against whom the claim is made in any effort to mitigate the alleged or potential damages, delay, or other adverse consequences arising out of the condition that is the cause of such a Claim. Claims must be initiated by written notice to the other party. Claims may also be reserved in writing within the time limits set forth in this Subparagraph 4.3.2. If a Claim is reserved, the Resolution of Claims and Disputes procedures described in Paragraph 4.4 of the Agreement shall not commence until a written notice from the claimant is received by the other party. Any notice of Claim or reservation of Claim must clearly identify the alleged cause and the nature of the Claim and include data and information then available to the claimant that will facilitate prompt verification and evaluation of the Claim.
§ 4.3.3 Continuing Contract Performance. Pending final resolution of a Claim except as otherwise agreed in writing or as provided in Section 9.7.1 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make undisputed payments in accordance with the Contract Documents.
§ 4.3.4 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the GMP or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the conditions encountered are materially different, the GMP and Contract Time shall be equitably adjusted, but if the Owner and Contractor cannot agree on an adjustment in the GMP or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Section 4.4. No adjustment in the GMP or Contract Sum shall be permitted, however, in connection with a concealed or unknown condition that does not differ materially from those conditions disclosed or that reasonably should have been disclosed by the Contractor’s (i) prior inspections, tests, reviews, and preconstruction services for the Project, or (ii) inspections, tests, reviews, and preconstruction services that the Contractor had the opportunity to make or should have performed in connection with the Project pursuant to Subparagraph 1.5.4 of these General Conditions.
§ 4.3.5 Claims for Additional Cost. If the Contractor wishes to make Claim for an increase in the GMP and/or Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.6.
§ 4.3.6 If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner’s suspension or (7) other reasonable grounds, Claim shall be filed in accordance with this Section 4.3.
§ 4.3.7 Claims for Additional Time
§ 4.3.7.1 If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.
§ 4.3.7.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction.
§ 4.3.8 Injury or Damage to Person or Property. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.
§ 4.3.9 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.
§ 4.3.10 Claims for Consequential Damages. Notwithstanding any contrary provision of this Contract, the Contractor agrees that up to twenty-five percent (25%) of the Contractor’s Fee earned pursuant to the terms of the Contract Documents shall be at risk for consequential damages of Owner arising out of or relating to this Contract. Except for the foregoing, the Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract except to the extent covered by applicable insurance. This mutual waiver includes:
.1	uninsured damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

.2	uninsured damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.
     This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 14. Nothing contained in this Section 4.3.10 shall be deemed to preclude an award of liquidated direct damages, when applicable, in accordance with the requirements of the Contract Documents.
§ 4.4 RESOLUTION OF CLAIMS AND DISPUTES
§ 4.4.1 Decision of Architect. Claims, including those alleging an error or omission by the Architect but excluding those arising under Sections 10.3 through 10.5, shall be referred initially to the Architect for decision if the claimant first recognizes the claim prior to the date of final payment. An initial decision by the Architect shall be required as a condition precedent to mediation, arbitration or litigation of all Claims between the Contractor and Owner arising prior to the date final payment is due, unless 30 days have passed after the Claim has been referred to the Architect with no decision having been rendered by the Architect. The Architect will not decide disputes between the Contractor and persons or entities other than the Owner.
§ 4.4.2 The Architect will review Claims and within ten days of the receipt of the Claim take one or more of the following actions: (1) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties that the Architect is unable to resolve the Claim if the Architect lacks sufficient information to evaluate the merits of the Claim or if the Architect concludes that, in the Architect’s sole discretion, it would be inappropriate for the Architect to resolve the Claim.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

§ 4.4.3 In evaluating Claims, the Architect may, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Architect in rendering a decision. The Architect may request the Owner to authorize retention of such persons at the Owner’s expense.
§ 4.4.4 If the Architect requests a party to provide a response to a Claim or to furnish additional supporting data, such party shall respond, within ten days after receipt of such request, and shall either provide a response on the requested supporting data, advise the Architect when the response or supporting data will be furnished or advise the Architect that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Architect will either reject or approve the Claim in whole or in part.
§ 4.4.5 The Architect will approve or reject Claims by written decision, which shall state the reasons therefor and which shall notify the parties of any change in the Contract Sum or Contract Time or both. The approval or rejection of a Claim by the Architect shall be final and binding on the parties but subject to mediation and arbitration.
§ 4.4.6 When a written decision of the Architect states that (1) the decision is final but subject to mediation and arbitration and (2) a demand for arbitration of a Claim covered by such decision must be made within 30 days after the date on which the party making the demand receives the final written decision, then failure to demand arbitration within said 30 days’ period shall result in the Architect’s decision becoming final and binding upon the Owner and Contractor. If the Architect renders a decision after arbitration proceedings have been initiated, such decision may be entered as evidence, but shall not supersede arbitration proceedings unless the decision is acceptable to all parties concerned.
§ 4.4.7 Upon receipt of a Claim against the Contractor or at any time thereafter, the Architect or the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor’s default, the Architect or the Owner may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.
§ 4.4.8 If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the Claim by the Architect, by mediation or by arbitration.
§ 4.5 MEDIATION
§ 4.5.1 Any Claim arising out of or related to the Contract, except Claims relating to aesthetic effect and except those waived as provided for in Sections 4.3.10, 9.10.4 and 9.10.5 shall, after initial decision by the Architect or 30 days after submission of the Claim to the Architect, be subject to mediation as a condition precedent to arbitration or the institution of legal or equitable proceedings by either party.
§ 4.5.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect. Request for mediation shall be filed in writing with the other party to the Contract and with the American Arbitration Association. The request may be made concurrently with the filing of a demand for arbitration but, in such event, mediation shall proceed in advance of arbitration or legal or equitable proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order.
§ 4.5.3 The parties shall share the mediator’s fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof. In no event shall any mediator in connection with a Claim be permitted to serve as an arbitrator for that, or any other, Claim that is not resolved pursuant to mediation.
§ 4.6 ARBITRATION
§ 4.6.1 All claims, counterclaims, disputes, and other matters in question (hereinafter referred to as a “controversy”) between the parties to this Agreement arising out of or relating to the following items, which are not resolved by the Architect under or pursuant to Article 4 or under Paragraph 4.5, shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then in effect, subject to the limitations and restrictions stated in this Paragraph 4.6.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

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§ 4.6.2 This consent to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith as provided in Paragraph 4.6 will be specifically enforceable under the prevailing arbitration law of any court having jurisdiction.
§ 4.6.3 Notice of demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. In no event may the demand for arbitration be made if the institution of legal or equitable proceedings arising out of such controversy would be barred by the applicable statute of limitations.
§ 4.6.4 All demands for arbitration and all answering statements thereto, which include any monetary claim, must contain a statement that the total sum or value in controversy as alleged by the party making such demand or answering statement is not more than Two Hundred Fifty Thousand Dollars ($250,000.00) (exclusive of interest and arbitration fees and costs). The arbitrators will not have jurisdiction, power, or authority to consider or make findings (except in denial of their own jurisdiction) concerning any controversy where the amount at issue is more than Two Hundred Fifty Thousand Dollars ($250,000.00)(exclusive of interest and arbitration fees and costs) or to render a monetary award in response thereto against any party that totals more than Two Hundred Fifty Thousand Dollars ($250,000.00) (exclusive of interest and arbitration fees and costs). Any matter which exceeds this amount should be filed in the Superior Court in and for the County in which the Project is located.
§ 4.6.5 The arbitrator shall be mutually and reasonably agreed upon by Owner and Contractor.
§ 4.6.6 Intentionally deleted.
§ 4.6.7 Prehearings. If there is an arbitration proceeding, there shall be a prehearing meeting between the parties at which each party shall present a memorandum disclosing the factual basis of its claim and defenses and disclosing legal issues raised. The memorandum shall also disclose the names of any expert a party intends to present as a witness during the proceedings. At the prehearing meeting, the arbitrators shall make rulings and set schedules for hearings consistent with their powers as set forth in this paragraph. All hearings shall be held on consecutive weekdays until five (5) hearings have been held and shall be recommenced within seven (7) days of the last prior day of hearings. If requested by either party to this Agreement, any individual or number of sessions shall take place at the site of the Project.
§ 4.6.8 Joinder. Notwithstanding any other provision of the Agreement, the American Arbitration Association may join to any arbitration under this Agreement an entity not a party to this Agreement or other arbitrations involving this Project if such joinder is necessary to a complete resolution of any common issues of law or fact. The award rendered by the arbitrators will be final, not subject to appeal, and judgment may be entered upon it in any court having jurisdiction thereof.
§ 4.6.9 Discovery. Notwithstanding any other provision in this Agreement, the parties shall be entitled to discover all documents and information reasonably necessary for a full understanding of any legitimate issue raised in the arbitration. The parties may use all methods of discovery available under the California Rules of Civil Procedure and shall be governed thereby. Prior to the deposition of any expert witness, the party proposing to call such a witness shall provide a full and complete report by the expert, together with the expert’s calculations and other data by which the expert reached any opinions concerning the subject matter of the arbitration. The report shall be provided no less than ten (10) days prior to the date set for the expert witness’ deposition. The California Rules of Evidence shall be applied by the arbitrators but liberally construed to allow for the admission of evidence that is helpful in resolving the controversy.
ARTICLE 5 SUBCONTRACTORS
§ 5.1 DEFINITIONS
§ 5.1.1 A Subcontractor is a person or entity who has a contract through the Contractor to perform a portion of the Work at the site. The term “Subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term “Subcontractor” includes Subcontractors at every tier, including material suppliers, vendors and Sub-subcontractors, but does not include a separate contractor or subcontractors of a separate contractor.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

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§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.
§ 5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK
§ 5.2.1 Concurrently with the execution of the Agreement, the Contractor shall furnish the Owner and the Architect or Consultant selected by the Owner, in writing, with (1) the trade, and subcontract amount of each Subcontractor and (2) the names of all persons or entities proposed as manufacturers of the products identified in the Specifications (including those who are to furnish materials or equipment fabricated to a special design) and, if known, the name of the installing Subcontractor. The name of each Subcontractor shall be provided not less than five (5) days before execution of the applicable subcontract. It is understood that the information set forth above may be revised from time to time with Owner’s consent but any such revision shall not be the basis for an increase in the Contract Sum or GMP or an extension of the Contract Time. At the same time, the Contractor shall provide in writing a list of those portions of the Work which the Contractor proposes to perform with its own forces, and the amount the Contractor shall receive as a Cost of the Work for performing such Work. Unless the Contractor has obtained prior consent from the Owner in writing, all Subcontractors, Sub-subcontractors and suppliers contracts shall be entered by the Contractor on a lump sum basis. All Work performed by the Contractor with its own forces shall be deemed to be performed by the Contractor as a Subcontractor on a lump sum basis at the price so specified by the Contractor pursuant to this Paragraph. Such lump sum amount shall be based upon at least three (3) competitive bids obtained by the Contractor and approved by Owner. However, the Contractor shall only be allowed one mark up and/or fee for such self performed work consistent with the provisions contained in the Agreement. Owner will reply to the Contractor in writing within thirty (30) days after written request stating whether or not Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity.
§ 5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.
§ 5.2.3 If the Owner or Architect has reasonable objection to a Subcontractor selected by the Contractor, which Subcontractor was previously approved by Owner and Architect (“Selected Subcontractor”), then the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the Selected Subcontractor is later rejected but such Selected Subcontractor was reasonably capable of performing the Work, the GMP and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor’s Work. However, no increase in the GMP or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.
§ 5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitute.
§ 5.3 SUBCONTRACTUAL RELATIONS
§ 5.3.1 All Work performed for the Contractor by a Subcontractor shall be pursuant to an appropriate written agreement, between the Contractor and the Subcontractor (and, as applicable between Subcontractors and Sub-subcontractors), which agreements shall contain provisions that:
.1	preserve and protect the rights of the Owner under the Contract Documents with respect to the Work to be performed under the subcontract so that the subcontracting thereof will not prejudice such rights;

.2	require that such Work be performed in accordance with the requirements of the Contract Documents;

.3	subject to the provisions of Subparagraph 5.4.1 of the General Conditions require the Subcontractor to consent to assignment of the Contractor’s interest in each subcontract to which Contractor is a party to Owner or Owner’s designee, which assignment shall become effective upon Contractor’s default under the Contract Documents and Subcontractor’s receipt of notification from Owner that (a) Contractor is in default under the Contract Documents, and (b) the assignment is effective;

.4	require submission to the Contractor of applications for payment under each subcontract to which the Contractor is a party, in reasonable time to enable the Contractor to apply for payment in accordance with the provisions of the Contract Documents;

.5	require that all claims for additional costs, extensions of time, damages for delays or otherwise with respect to subcontracted portions of the Work shall be submitted to the Contractor (via any Subcontractor

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

or Sub-subcontractor where appropriate) in sufficient time so that the Contractor may comply in the manner provided in the Contract Documents for like claims by the Contractor upon the Owner;

.6	waive all rights the Contractor and Subcontractor may have against one another for damages caused by fire or other perils covered by the property insurance described in Paragraph 11.4 of the General Conditions, except such rights as they may have to the proceeds of such insurance held by the Owner under Paragraph 11.4 of the General Conditions;

.7	prohibit Subcontractor from assigning its rights and/or obligations under the subcontract or from subcontracting the performance of any of its services under the subcontract except as agreed in writing by Owner and Contractor; provided that no assignment or subcontracting by the Subcontractor shall relieve Subcontractor of its duties and obligations under its agreement with the Contractor;

.8	incorporate those insurance requirements of Article 11 of these General Conditions applicable to Subcontractors;

.9	name the Owner Parties as additional insureds;

.10	name the Indemnitees as indemnified parties under any indemnities given in favor of Contractor in the subcontract;

.11	provide that the Owner owns all drawings, specifications, computations, sketches, test data, survey results, models, photographs, renderings and other work product prepared by the Subcontractor;

.12	contain any confidentiality provisions set forth in the Contract Documents; and

.13	obligate each Subcontractor specifically to consent to the provisions of this Subparagraph 5.3.1. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract, copies of the Contract Documents to which Subcontractor will be bound by this Subparagraph 5.3.1, and identify to the Subcontractor any terms or conditions of the proposed subcontract which may be at variance with the Contract Documents. Each Subcontractor shall similarly make copies of such Contract Documents available to its Sub-subcontractors.
§ 5.3.2 All subcontracts shall specifically provide that the Owner is an intended third-party beneficiary of such subcontract.
§ 5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS
§ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:
.1	assignment is effective only after termination of the Contract by the Owner and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor and Contractor in writing; and

.2	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.
The contingent assignment provided for above shall also be for the benefit of the Owner’s Lender and each subcontract shall also contain such provision as the Owner’s Lender shall require to create such assignment.
§ 5.4.2 If the Work in connection with a subcontract has been suspended for more than thirty (30) days after termination of the Contract by the Owner pursuant to Paragraph 14.2 and the Owner or Owner’s Lender accepts assignment of such subcontract, the Subcontractor’s compensation shall be equitably adjusted for any reasonable increase in direct costs incurred by such Subcontractor as a result of the suspension.
§ 5.4.3 Each subcontract shall specifically provide that the Owner or Owner’s Lender shall only be responsible to the Subcontractor for those obligations of the Contractor that accrue subsequent to the Owner’s exercise of any rights under this conditional assignment.
ARTICLE 6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
§ 6.1 OWNER’S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS
§ 6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the Project site under conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor may make a claim.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

§ 6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Contractor” in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.
§ 6.1.3 The Owner shall provide for coordination of the activities of the Owner’s own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.
§ 6.1.4 Intentionally deleted.
§ 6.1.5 The Contractor accepts assignment of, and liability for, all purchase orders and other agreements for procurement of materials and equipment that are identified as part of the Contract Documents. The Contractor shall be responsible for such prepurchased items, if any, as if the Contractor were the original purchaser. The GMP includes, without limitation, all costs and expenses in connection with delivery, storage, insurance, installation, and testing of items covered in any assigned purchase orders or agreements. All warranty and correction of the Work obligations under the Contract Documents shall also apply to any prepurchased items, unless the Contract Documents specifically provide otherwise.
§ 6.2 MUTUAL RESPONSIBILITY
§ 6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.
§ 6.2.2 If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner’s or separate contractor’s completed or partially completed construction is fit and proper to receive the Contractor’s Work, except as to defects not then reasonably discoverable.
§ 6.2.3 The Owner shall be reimbursed by the Contractor for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Contractor. The Owner shall be responsible to the Contractor for costs incurred by the Contractor because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.
§ 6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5 of these General Conditions.
§ 6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14 of these General Conditions.
§ 6.2.6 Claims and other disputes and matters in question between the Contractor and a separate contractor shall be subject to the provisions of Paragraph 4.3 provided the separate contractor has reciprocal obligations.
§ 6.3 OWNER’S RIGHT TO CLEAN UP
§ 6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Owner will allocate the cost among those responsible.
ARTICLE 7 CHANGES IN THE WORK
§ 7.1 GENERAL
§ 7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

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§ 7.1.2 The Owner, without invalidating this Agreement, may order changes in the Work consisting of additions, deletions or modifications to the services contemplated hereby. Such changes shall be authorized by written Change Order signed by the Owner, Contractor, or by written Construction Change Directive signed by the Owner. With regard to any Change Order or Construction Change Directive, Contractor shall initially provide a “Change Proposal” detailing the anticipated cost changes, but the actual cost or credit to the Owner from a change shall be determined by mutual agreement prior to commencement of such change and shall be invoiced by Contractor and paid by Owner pursuant to the terms set forth in Section 12 of this Agreement. Except as otherwise agreed between Owner and Contractor, costs associated with changes shall be charged at actual cost with previously agreed upon and documented mark-up for Contractor’s overhead and profit as a percentage of actual cost. Where Owner and Contractor are not able to agree regarding the adjustment to cost and/or time for any Change Order or Construction Change Directive within 10 days after submission by the Contractor of the applicable Change Proposal the matter shall be resolved pursuant to the procedures provided in Section 7.6. Contractor and Owner shall mutually and reasonably agree upon forms for Change Orders and Construction Change Directives in connection with the Work for this Project.
§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work. Except as permitted in Paragraph 7.3 and Subparagraph 9.7.2, a change in the Contract Sum, the GMP or the Contract Time shall be accomplished only by Change Order. Accordingly, no course of conduct or dealings between the parties, nor express or implied acceptance of alterations or additions to the Work, and no claim that Owner has been unjustly enriched by any alteration of or addition to the Work, whether or not there is, in fact, any unjust enrichment to the Work, shall be the basis of any claim to an increase in any amounts due under the Contract Documents or a change in any time period provided for in the Contract Documents.
§ 7.2 CHANGE ORDERS
§ 7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner and Contractor, stating their agreement upon all of the following:
.1	change in the Work;

.2	the amount of the adjustment, if any, in the Contract Sum and/or GMP; and

.3	the extent of the adjustment, if any, in the Contract Time.
§ 7.2.2 Methods used in determining adjustments to the Contract Sum and GMP may include those listed in Section 7.3.3 of these General Conditions.
§ 7.2.3 Agreement on any Change Order shall constitute a final settlement, accord and satisfaction, of all matters relating to the change in the Work that is the subject of the Change Order, including, but not limited to, all direct and indirect costs associated with such change and any and all adjustments to the Contract Sum and/or GMP and the construction schedule. In the event a Change Order increases the GMP, the Contractor shall include the Work covered by such Change Orders in Applications for Payment as if such Work were originally part of the Contract Documents. The Contractor shall have no right to base a claim on the cumulative effect of Change Orders.
§ 7.2.4 As set forth in Subparagraph 5.1.2 of the Agreement and Subparagraph 7.5 of these General Conditions, the Contractor’s Fee shall be increased or decreased, as applicable, as a result of additive or deductive Change Order.
§ 7.3 CONSTRUCTION CHANGE DIRECTIVES
§ 7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum and/or GMP or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and/or GMP and Contract Time being adjusted accordingly.
§ 7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.
§ 7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum and/or GMP, the adjustment shall be based on one of the following methods chosen by Owner:
.1	mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

.2	unit prices stated in the Contract Documents or subsequently agreed upon;

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

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.3	cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

.4	as provided in Section 7.3.6 of these General Conditions.
§ 7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Owner of the Contractor’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum and/or GMP or Contract Time.
§ 7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and/or GMP and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.
§ 7.3.6 If the Contractor does not respond to a Construction Change Directive promptly or disagrees with the method for adjustment in the Contract Sum and/or GMP, the method and the adjustment shall be determined on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the GMP, a reasonable allowance for overhead and profit. In such case, and also under Section 7.3.3.3 of these General Conditions, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.6 shall be limited to the following:
.1	costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers’ compensation insurance;

.2	costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

.3	rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

.4	costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and

.5	additional costs of supervision and field office personnel directly attributable to the change.
§ 7.3.7 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect and approved by Owner. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.
§ 7.3.8 Pending final determination of the total cost of a Construction Change Directive to the Owner, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties’ agreement with part or all of such costs.
§ 7.3.9 When the Owner and Contractor agree with the adjustments in the Contract Sum and/or GMP and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.
§ 7.4 MINOR CHANGES IN THE WORK
§ 7.4.1 The Owner or Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum and/or GMP or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.
ARTICLE 8 TIME
§ 8.1 DEFINITIONS
§ 8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.
§ 8.1.2 The date of commencement of the Work is the date established in the Agreement.
§ 8.1.3 The date of Substantial Completion is in Subparagraph 9.8.1 of these General Conditions.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

§ 8.1.4 The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.
§ 8.2 PROGRESS AND COMPLETION
§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract Documents. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.
§ 8.2.2 The Contractor shall not, except by agreement or instruction of the Owner in writing, commence operations on the Project site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance.
§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.
§ 8.3 DELAYS AND EXTENSIONS OF TIME
§ 8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor’s reasonable control, or by delay authorized by the Owner pending resolution of a dispute, or by other causes beyond the reasonable control of the Contractor, excluding financial inability, the Contractor shall promptly submit to the Owner, in writing, its proposal indicating the means and methods of overcoming such delay and demonstrating how the then current contract completion date may be achieved and identifying any additional costs attributable to such means and methods.
Notwithstanding anything to the contrary in Subparagraph 8.3.1 or any other provision of the Contract Documents, Owner’s implementation of Owner-Elected Acceleration or extension of the Completion Date and an increase in the Contract Sum equal to the actual increase in general conditions costs (which general conditions costs shall be in accordance with pricing for such items set forth in the most recent Schedule of Values approved by Owner), incurred by Contractor which are directly attributable to the period of time by which the Contract Time is extended, shall be Contractor’s sole remedy for delay unless the same shall have been caused by acts constituting willful negligence or intentional interference by the Owner with Contractor’s performance of the Work and where and to the extent that such acts continue after Contractor’s notice to Owner of such interference. Owner’s exercise of any of its rights under Article 7, Changes in the Work, regardless of the extent or number of such Changes, Owner’s exercise of any of its remedies of suspension of the Work or Owner’s requirement of correction or re-execution of any defective Work shall not under any circumstances be construed as intentional interference with Contractor’s performance of the Work.
§ 8.3.2 All claims for extension of time shall be made in writing to the Architect and copied to the Owner no more than ten (10) working days after the occurrence of the delay; otherwise they shall be waived. The Contractor shall provide an estimate of the probable effect of such delay on the progress of the Work. In the case of a continuing course of delay only one claim is necessary.
§ 8.3.3 Notwithstanding any other provisions in the Contract Documents, any delays incurred by the Contractor, which are the fault of the Owner in excess of five (5) working days on a cumulative basis will afford compensation to the Contractor in the amount of the additional direct job-site costs actually incurred by the Contractor, provided written notice of such delay has been provided to the Owner within five (5) days after the Contractor becomes aware of any such delay. If such notice is not so provided then the Contractor shall be deemed to have waived any such compensation. Other than as provided herein, the sole remedy for the Contractor for delay, hindrance, or their impact shall be an extension of time.
§ 8.3.4 If the Contractor submits a progress report indicating, or otherwise expresses an intention to achieve completion of the Work prior to any completion date required by the Contract Documents or expiration of the Contract Time, no liability of the Owner to the Contractor for any failure of the Contractor to so complete the Work shall be created or implied. Under the terms and conditions of this Agreement, the Owner is and will remain the sole beneficiary of any float time in the schedule.
§ 8.3.5 Notwithstanding any of the foregoing, the Contractor shall use all reasonable efforts and take all reasonable steps to avoid entirely or mitigate any delay hereunder and the Contractor’s failure to do so shall constitute a waiver of its right to claim that any delay that could have been avoided or mitigated has resulted in an extension of the Contract Time.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

ARTICLE 9 PAYMENTS AND COMPLETION
§ 9.1 GMP
§ 9.1.1 The GMP is stated in the Agreement and, including authorized adjustments, is the maximum amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.
§ 9.2 SCHEDULE OF VALUES
§ 9.2.1 Upon full execution of the Agreement, the Contractor shall submit to the Architect and Owner an updated schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This Schedule of Values, unless objected to by the Owner or Architect, shall be used as a basis for reviewing the Contractor’s Applications for Payment. The Contractor shall revise its original Schedule of Values or cost breakdown from time to time at the request of the Owner as circumstances may require. Such Schedule of Values and any supplements or amendments thereto shall be subject to the prior written approval of the Owner, the Consultant and the Lenders. Unless otherwise agreed by the Owner, in writing, the Schedule of Values shall be on AIA Document G703 or such other form as may be required or approved, in writing, by the Owner and the Lenders and shall contain such other information as the Owner may require including a detailed breakdown of that portion of the Cost of the Work to be performed by the Contractor using its own forces and a breakdown from at least three (3) competitive bidders for that portion of the Work the Contractor proposes to be performed by the Contractor’s own forces.
§ 9.2.2 The Contractor and each Subcontractor shall prepare a trade payment breakdown for the Work for which each is responsible, such breakdown being submitted on a uniform standardized form approved by the Architect and Owner. The form shall be divided in detail sufficient to exhibit areas, floors, and/or sections of the Work, and/or by convenient units and shall be updated as required by either the Owner or the Architect as necessary to reflect (i) description of Work (listing labor and material separately), (ii) total value, (iii) percent of the Work completed to date, (iv) value of Work completed to date, (v) percent of previous amount billed, (vi) previous amount billed, (vii) current percent completed, and (viii) value of Work completed to date. Any trade breakdown that fails to include sufficient detail, is unbalanced, or exhibits “front-loading” of the value of the Work shall be rejected. If trade breakdown had been initially approved and subsequently used but later was found improper for any reason, sufficient funds shall be withheld from future Applications for Payment to ensure an adequate reserve (exclusive of normal retainage) to complete the Work.
§ 9.3 APPLICATIONS FOR PAYMENT
§ 9.3.1 Contractor’s submission of an Application for Payment shall be governed by the terms of Article 12 of the Agreement and further supplemented by the terms set forth in this Section 9.3 below.
§ 9.3.1.1 As provided in Section 7.3.8 of these General Conditions, such applications for payment may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives but not yet included in Change Orders.
§ 9.3.1.2 Applications for payment shall not include requests for payment for portions of the Work for which the Contractor does not intend to pay to a Subcontractor, unless such Work has been performed by others whom the Contractor intends to pay.
§ 9.3.2 If approved in advanced by Owner, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include the costs of applicable insurance, storage and transportation to the Project site for such materials and equipment stored off the site at a bonded and insured warehouse. The Contractor shall also comply with the following specific requirements:
.1	The aggregate cost of materials stored off site shall not exceed Twenty-Five Thousand Dollars ($25,000.00) at any time without written approval of the Owner.

.2	Title to such materials shall be vested in the Owner, as evidenced by documentation satisfactory in form and substance to the Owner and the Owner’s Construction Lender, including, without limitation, recorded financing statements, UCC filings and UCC searches.

.3	With each Application for Payment, the Contractor shall submit to the Owner a written list identifying each location where materials are stored off the Project site and the value of materials at each location.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

The Contractor shall procure insurance satisfactory to the Owner for materials stored off the Project site in an amount not less than the total value thereof.

.4	The consent of any surety shall be obtained to the extent required prior to payment for any materials stored off the Project site.

.5	Representatives of the Owner and the Lender shall have the right to make inspections of the storage areas at any time.

.6	Such materials shall be (1) protected from diversion, destruction, theft and damage to the satisfaction of the Owner and the Lender, (2) specifically marked for use on the Project, and (3) segregated from other materials at the storage facility.
§ 9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the earlier of incorporation into the work or the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor and Subcontractors, including, without limitation, any material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.
§ 9.3.4 No payment will be made to the Contractor until the Contractor has delivered originals to the Owner of mechanic’s lien waivers and releases in such form as is required by the Lenders and in substance satisfactory to the Owner and the Lenders and signed by all Subcontractors, Sub-subcontractors and material suppliers, including all consultants, who have performed Work on or furnished materials to the Project. Each monthly Application for Payment shall be accompanied by mechanic’s lien waivers and releases conditioned only upon receipt of payment with respect to the previous month’s Application for Payment. Unconditional mechanic’s lien waivers and releases with respect to the full amount paid to the Contractor pursuant to, or otherwise paid by the Owner on account of, the previous month’s Application for Payment shall be signed by the Contractor, Subcontractors, Sub-subcontractors and material suppliers, including all Architects and Consultants, and delivered by the Contractor to the Owner (with copies to the Lenders) within thirty (30) days after Contractor’s request of such Payment.
§ 9.3.5 Each monthly Application for Payment shall show the percentage of Work in place, as estimated by the Contractor and approved by the Owner and if Owner requests, the Architect or Consultant, opposite the cost of each item of Work listed in the approved Schedule of Values referred to in Subparagraph 9.2.1 and the name of each Subcontractor, Sub-subcontractor, material supplier, including all Architects and Consultants, or other person to whom payment is to be made out of the payment applied for. Change Orders and Construction Change Directives shall be listed by order and amount below the totals in the itemized listing. The percentage and Cost of Work completed are to be shown in the same manner as for the basic contract segregation, credit Change Orders being shown as one hundred percent (100%) complete when formally accepted by the Owner. If payments for materials or equipment not incorporated in the Work are allowed by the Owner in writing, they shall be listed separately below the Work and change items. At the bottom of the Application for Payment, the Contractor shall total the Cost of the Work, Change Order work, Construction Change Directive work and materials and equipment incorporated in the Work or allowed by the Owner as hereinabove provided as of the date of the Application. From the total shall be deducted the retainage provided for in the Agreement and all previous payments made by the Owner to the Contractor under the Contract and any disputed amounts. The balance will then be the net amount due the Contractor for the period covered by the Application. The Owner reserves the right to issue payment by joint check to the Contractor and to any Subcontractor, laborer or material supplier to whom payment is to be made out of such net amount due, including all Architects and Consultants.
§ 9.3.6 The Owner’s obligation to make any progress payment shall be subject to the Owner or its agents having determined to their satisfaction that all Subcontractors, Sub-subcontractors and suppliers, have been paid in full for all Work and materials covered by the Owner’s previous payments or otherwise satisfied in a manner mutually acceptable to the Owner and the Contractor and to the delivery to the Owner by the Contractor of mechanic’s lien waivers and releases as provided in Subparagraph 9.3.4 for all Subcontractors and Sub-subcontractors including all Architects and Consultants. In addition to an disputed portion of a progress payment, the Owner may withhold beyond the date for payment under this Contract that undisputed portion of a progress payment which is otherwise due and payable hereunder for which the Owner has not received satisfactory lien waivers and releases.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

§ 9.3.7 On all Applications for Payment subsequent to the initial application, the following statement shall also appear:
The Contractor hereby certifies that all obligations for which the previous Application for Payment were issued and paid have been paid or otherwise satisfied in a manner mutually acceptable to the Owner and the Contractor. Each Application for Payment with this statement shall be signed at the bottom by an officer of the Contractor or the Contractor’s authorized designee as follows:

By:

Name:

Title:

Date Signed:

§ 9.3.8 The Contractor shall indemnify, protect, defend, with counsel approved by the Owner, which approval shall not be withheld unreasonably, and hold harmless the Indemnitees, at the Contractor’s own cost and expense and not as a Cost of the Work, from and against any and all loss, damage, liability or expense, including costs and attorneys’ fees, to which the Indemnitees, or any of them, may be put or may incur by reason of or in connection with the assertion or filing of a mechanic’s lien or stop notice arising out of or in connection with the Work or the Project, but only to the extent that Owner has made payment to Contractor for the portion or portions of the Work which are the subject of any such lien or liens or related encumbrance.
§ 9.3.9 The Owner shall release any payments withheld due to a lien, stop notice or claim if the Contractor obtains security acceptable to the Owner or a lien release bond which is: (1) issued by a surety acceptable to the Owner and Lender, (2) in form and substance satisfactory to the Owner and Lender, (3) in an amount not less than one hundred fifty percent (150%) of such lien claim, and (4) otherwise in compliance with California law. By posting a lien release bond or other acceptable security, however, the Contractor shall not be relieved of any responsibilities or obligations under this Paragraph 9.3, including, without limitation, the duty to defend and indemnify the Indemnitees. The cost of any premiums incurred in connection with such lien release bonds and security shall be the responsibility of the Contractor and shall not be part of, or cause any adjustment to, the Contract Sum and/or GMP.
§ 9.3.10 In the event that Contractor fails to provide security for any liens pursuant to Subparagraph 9.3.9, above, Owner reserves the right to settle any disputed mechanic’s or material supplier’s lien claim by payments to the lien claimant or by such other means as the Owner, in the Owner’s sole discretion, determines is the most economical or advantageous method of settling the dispute. The Contractor shall promptly reimburse the Owner, upon demand, for any payments so made.
§ 9.4 CERTIFICATES FOR PAYMENT
§ 9.4.1 The Owner or Architect will, within seven days after receipt of the Contractor’s Application for Payment, either issue a Certificate for Payment, with a copy to the Contractor, for such amount as the Owner or Architect determines is properly due, or notify the Contractor and Owner in writing of the reasons for withholding certification in whole or in part as provided in Section 9.5.1.
§ 9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect’s evaluation of the Work and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect’s knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation of the Architect that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

§ 9.4.3 The Contractor understands and agrees that the Architect’s final Certificate for Payment will constitute a further representation by the Contractor that the conditions precedent to the Contractor’s being entitled to a final payment as set forth in Subparagraph 9.10.2 of these General Conditions have been fulfilled.
§ 9.5 DECISIONS TO WITHHOLD CERTIFICATION
§ 9.5.1 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner or, if in the Architect’s opinion the representations to the Owner required by Section 9.4.2 of these General Conditions cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in the Contract Documents. If the Contractor and Architect (with the Owner’s Approval) cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Owner’s or Architect’s opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 3.3.2 of these General Conditions, because of:
.1	defective Work not remedied, missing materials not furnished, clean up not performed;

.2	third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;

.3	failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment, transportation or shipping costs, taxes, fees or other obligations incurred in connection with the Work;

.4	reasonable evidence that the Work cannot be completed for the unpaid balance of the GMP;

.5	damage to the Owner or another contractor;

.6	reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

.7	persistent failure to carry out the Work in accordance with the Contract Documents.

.8	With respect to the final request for payment, failure to deliver two (2) sets to each Lender and one (1) set each to the Owner and Consultant of “as-built” drawings in Owner’s required format, written guarantees or warranties, or operating instructions and maintenance manuals when requested but in any event prior to the earlier of (a) one (1) month after the issuance of the temporary certificate of occupancy or (b) receiving the final payment; or

.9	Failure to obtain the approvals, permits, certificates of occupancies, and related items required by any authority having jurisdiction over the Project.
§ 9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.
§ 9.6 PROGRESS PAYMENTS
§ 9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents.
§ 9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor’s portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner. Notwithstanding anything in this Subparagraph 9.6.2 to the contrary, the Owner may elect, in the Owner’s sole discretion, to make any payment requested by the Contractor on behalf of a Subcontractor of any tier jointly payable to the Contractor and such subcontractor. The Contractor and such subcontractor shall be responsible for the allocation and disbursement of funds included as part of any such joint payment. In no event shall any joint payment be construed to create any (i) contract between the Owner and a Subcontractor of any tier, (ii) obligations from the Owner to such Subcontractor, or (iii) rights in such Subcontractor against the Owner.
§ 9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

§ 9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.
§ 9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4 of these General Conditions.
§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.
§ 9.6.7 Payments received by the Contractor for Work properly performed by Subcontractors shall be held by the Contractor and promptly paid to those Subcontractors who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.
§ 9.7 FAILURE OF PAYMENT
§ 9.7.1 If, through no fault of the Contractor, the Architect should fail to issue any Certificate for Payment within ten (10) days after receipt of the Contractor’s Application for Payment, or if, through no fault of the Contractor, the Owner should fail to timely pay the Contractor any amount approved by the Owner, then the Contractor may, upon fourteen (14) additional days’ written notice to the Owner and the Architect, stop the Work until said Certificate for Payment has been issued or payment of the amount owing has been received.
§ 9.7.2 If the Owner is entitled to reimbursement or payment from the Contractor under or pursuant to the Contract Documents, such payment shall be made upon demand by the Owner within the same time frame as the Contractor is paid by the Owner. Notwithstanding anything contained in the Contract Documents to the contrary, if the Contractor fails to promptly make any payment due the Owner, or the Owner incurs any costs and expenses to cure any default of the Contractor or to correct defective Work, the Owner shall have an absolute right to offset such amount against the GMP and may, in the Owner’s sole discretion, elect to deduct an amount equal to that which the Owner is entitled from any payment then or thereafter due the Contractor from the Owner.
§ 9.8 SUBSTANTIAL COMPLETION
§ 9.8.1 “Substantial Completion” shall be deemed to have occurred when (i) the Work has been completed in accordance with the Contract Documents except for punchlist work (as detailed herein), (ii) the regulatory authorities having jurisdiction over the Project shall have issued and the Contractor shall have delivered the original of the Temporary Certificate of Occupancy to the Owner and a copy to the Lenders of all other necessary permits, licenses and governmental approvals required in order for the Project to be occupied and (iii) Contractor has recorded a valid Notice of Completion with respect to the Work; provided, however, Substantial Completion shall not precede the day on which the Owner receives a Certificate of Occupancy or Temporary Certificate of Occupancy (or either of their equivalents in a form acceptable to Owner) from the city where the Project is located with respect to the Work or designated portion thereof; and provided, further, in no event shall Substantial Completion be deemed to have occurred while more than One Hundred Thousand Dollars ($100,000.00) of minor Work (as described Paragraph 12.2 of the Agreement and in Subparagraphs 9.8.2 through 9.8.5 of the General Conditions) for the Work or designated portion thereof remains to be completed. “Substantially Complete” means the status of Substantial Completion.
§ 9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is Substantially Complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.
§ 9.8.3 Upon receipt of the Contractor’s list, the Architect will make an inspection to determine whether the Work or designated portion thereof is Substantially Complete. If the Architect’s inspection discloses any item, whether or not included on the Contractor’s list, which is not sufficiently complete in accordance with the Contract Documents so that the Work may be deemed Substantially Complete, then the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon receipt of notification regarding the insufficient items. In such case, the Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

§ 9.8.4 When the Work or designated portion thereof is Substantially Complete, the Architect will prepare a “Certificate of Substantial Completion” which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate of Substantial Completion. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.
§ 9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate of Substantial Completion. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.
§ 9.9 PARTIAL OCCUPANCY OR USE
§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Section 11.4.1.5 of these General Conditions and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion Substantially Complete, the Contractor shall prepare and submit a list to the Architect as provided under Section 9.8.2 of these General Conditions. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.
§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.
§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.
§ 9.10 FINAL COMPLETION AND FINAL PAYMENT
§ 9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed except for minor punchlist items, the Architect, if approved by Owner, will promptly issue a final Certificate for Payment stating that to the best of the Architect’s knowledge, information and belief, and on the basis of the Architect’s on-site visits and inspections, except for minor punchlist items, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect’s final Certificate, except for retention for minor punchlist items as permitted under the Contract Documents, for Payment will constitute a further representation by Architect that conditions listed in Section 9.10.2 as precedent to the Contractor’s being entitled to final payment have been fulfilled. All warranties and guarantees required under or pursuant to the Contract Documents shall be assembled and delivered by the Contractor to the Architect as part of the final Application for Payment. The final Certificate for Payment will not be issued by the Architect until all warranties and guarantees have been received and accepted by the Owner.
§ 9.10.1.1 A list will be made of any items of the Work determined by the Owner and Architect to be unacceptable. Such items shall be corrected and will be reinspected for final acceptance upon written notification by the Contractor to the Owner and Architect and the Owner that such items have been corrected. Failure to complete satisfactorily the items on the list will necessitate further reinspections by the Owner and the Architect which shall be paid for by the Contractor.
§ 9.10.1.2 Prior to the final payment, the Contractor shall furnish to the Owner and the Lenders a certificate of Final Completion and assurance, satisfactory to the Owner and the Lenders, that the Project is free of mechanic’s lien claims suffered by or under the Contractor or its Subcontractors, Sub-subcontractors, laborers or material suppliers, including Architects and Consultants. Such assurance will be in the form of receipts and mechanic’s lien waivers and releases in the form required by Subparagraph 9.3.4 and in substance satisfactory to the Owner and the Lenders. The Owner will

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

accept mechanic’s lien waivers and releases upon final payment that are conditioned only on such final payment, provided that the Contractor furnishes evidence and security satisfactory to the Owner that payment has been made or will be made out of such final payment.
§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment, and (5) other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, stop notices, claims, security interests or encumbrances arising out of the Contract Documents, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien or stop notice. If such lien or stop notice remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien or stop notice, including, without limitation, all costs and reasonable attorneys’ fees.
§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, with the approval of Owner, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect and Owner prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims by Owner.
§ 9.10.4 Intentionally deleted.
.1	Intentionally deleted.

.2	Intentionally deleted.

.3	Intentionally deleted.
§ 9.10.5 Acceptance of final payment by the Contractor or Subcontractor shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.
ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY
§ 10.1 SAFETY PRECAUTIONS AND PROGRAMS
§ 10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract Documents. The Contractor and each Subcontractor shall create a site specific safety plan. Such safety plan must be kept at the Project office and be available for review upon request.
§ 10.2 SAFETY OF PERSONS AND PROPERTY
§ 10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:
.1	employees on the Work and other persons who may be affected thereby;

.2	the Work and materials and equipment to be incorporated therein, whether in storage on or off the Project site, under care, custody or control of the Contractor or the Subcontractors, including, without limitation, the Sub-subcontractors; and

.3	other property at the Project site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

§ 10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.
§ 10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract Documents, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities. The Contractor shall also be responsible for all measures necessary to protect any property adjacent to the Project and improvements therein. Any damage to such property or improvements shall be promptly repaired by the Contractor.
§ 10.2.4 When use or storage of explosives or other Hazardous Materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel. When use or storage of explosives or other hazardous materials or equipment or unusual construction methods are necessary, the Contractor shall give the Owner and the Architect reasonable advance notice.
§ 10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3 of these General Conditions caused in whole or in part by the Contractor, a Subcontractor (including, without limitation) a Sub-subcontractor, or anyone directly or indirectly employed by any of the foregoing, or by anyone for whose acts any of the foregoing may be liable and for which the Contractor is responsible under Sections 10.2.1.2 and 10.2.1.3 of these General Conditions, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Section 3.18 of these General Conditions and shall survive termination of the Contract Documents.
§ 10.2.6 The Contractor shall designate a responsible member of the Contractor’s organization at the Project site whose duty shall be the prevention of accidents. This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.
§ 10.2.7 The Contractor shall not load or permit any part of the construction or Project site to be loaded so as to endanger its safety.
§ 10.2.8 When all or a portion of the Work is suspended for any reason, the Contractor shall securely fasten down all coverings and protect the Work, as necessary, from injury by any cause.
§ 10.2.9 In addition to reporting to OSHA and all governmental and insurance agencies, the Contractor shall promptly report in writing to the Owner and Architect all accidents arising out of or in connection with the Work which cause death, personal injury, or property damage, giving full details and statements of any witnesses. In addition, if death, serious personal injuries, or serious property damages are caused, the accident shall be reported immediately by telephone or messenger to the Owner and Consultant.
§ 10.2.10 The Contractor will comply with and enforce all requirements of OSHA and other governing regulatory agencies which pertain to the safety and protection of persons on the Project site. The Contractor shall comply with and enforce all of the Owner’s regulations pertaining to the use of the Project Site or the safety and protection of persons and property and all instructions of the Owner including but not limited to instructions relating to signs, advertisements, fires, smoking and hazardous materials.
§ 10.2.11 The Contractor shall create a crisis management plan. Such plan must be kept at the Project office and be available for review upon request.
§ 10.3 HAZARDOUS MATERIALS
§ 10.3.1 If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from concealed and undisclosed “Hazardous Materials” (as that term is defined in Section 10.3.2 below), including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of Owner and Contractor if in fact the material is a Hazardous Material as defined in Section 10.3.2 below and has not been

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

rendered harmless. The Work in the affected area shall be resumed in the absence of Hazardous Material(s), or when it has been rendered harmless.
§ 10.3.2 “Hazardous Materials” means any hazardous or toxic substance, material or waste which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25112.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25136 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “hazardous material”, “hazardous substance” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage or Hazardous Substances), (v) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Code of Regulations, Division 4, Chapter 20, (vi) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (viii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (ix) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (x) defined as a hazardous waste, hazardous material, hazardous substance, toxic chemical, toxic air contaminant, or hazardous air pollutant under the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Porter-Cologne Water Quality Control Act, California Water Code Section 13000 et seq., or listed as a substance known to cause cancer or reproductive toxicity pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65), California Health & Safety Code Section 25249.5 et seq., Chapter 3.5, Division 26, California Health and Safety Code (Toxic Air Contaminants), Superfund Amendments and Reauthorization Act of 1986, Occupational Safety and Health Act of 1970, or California Occupational Safety and Health Act of 1973, (xi) defined as a hazardous waste, hazardous material or hazardous substance under any regulations promulgated under any of the foregoing laws; (xii) asbestos; (xiii) petroleum; (xiv) polychlorinated biphenyl (PCB); (xv) any other hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Project is located and the United States Government; or (xvi) any hazardous or toxic material, substance, chemical, waste, contaminant, emission, discharge or pollutant or comparable material listed, identified, or regulated pursuant to any federal, state or local law, ordinance or regulation which has as a purpose the protection of health, safety or the environment, including but not limited to petroleum, petroleum products and wastes derived therefrom. Each reference to a statute, law or regulation herein shall be deemed to include any amendments thereto which are enacted from time to time and which are in effect at the time that the act or omission occurs which gives rise to the liability of the indemnifying party. The Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Contractor or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Architect have no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. The Contract Time shall be extended appropriately and the GMP shall be increased in the amount of the Contractor’s reasonable additional costs of shut-down, delay and start-up, which adjustments shall be accomplished as provided in Article 7. The term “rendered harmless” shall be interpreted to mean that levels of asbestos and polychlorinated biphenyls are less than any applicable exposure standards set forth in OSHA regulations. In no event, however, shall the Owner have any responsibility for any substance or material that is brought to the Project site by the Contractor, any Subcontractor, any material supplier, or any entity for whom any of them is responsible. The Contractor agrees not to use any fill or other materials to be incorporated into the Work that are hazardous, toxic, or made up of any items that are hazardous or toxic.
§ 10.4 The Owner shall not be responsible under Section 10.3 of these General Conditions for materials and substances brought to the Project site by the Contractor unless such materials or substances were required by the Contract Documents.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

§ 10.5 If, without negligence on the part of the Contractor, the Contractor is held liable for the cost of remediation of a Hazardous Material solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.
§ 10.6 EMERGENCIES
§ 10.6.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Article 7.
§ 10.7 SECURITY MEASURES
§ 10.7.1 The Contractor hereby acknowledges that the nature of the Owner’s operations may require strict security measures. The Contractor, Subcontractors, and all Sub-subcontractors and anyone and any party for whom any of them may be liable, shall cooperate with the Owner’s security personnel and shall comply with all security requirements of the Owner’s security personnel. The foregoing, however, shall not relieve the Contractor of any obligation to provide a safe and secure workplace for all parties, materials, equipment and personal items entering the Project Site.
§ 10.7.2 The Owner reserves the right to bar access to any individual for reasonable security reasons. Furthermore, the Owner reserves the right to limit the location of entries to the Project which may be used by the Contractor, Subcontractors, Sub-subcontractors, or any party for whom any of them may be responsible.
ARTICLE 11 INSURANCE AND BONDS
§ 11.1 CONTRACTOR’S LIABILITY INSURANCE
§ 11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located and maintaining during the policy term a “General Policyholders” Rating of at least A.X, as set forth in the then most current issue of “Best’s Insurance Guide”, such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor’s operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor, Sub-subcontractor or supplier, or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable. All policies of such insurance shall include, in addition to the Contractor’s interest, the respective interests of the Owner and any other persons and entities in the Project designated, in writing, by the Owner by naming them as additional insured under all coverages described below except workers’ compensation, employer’s liability, automobile liability insurance, and professional liability:
     .1 claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;
     .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor’s employees;
     .3 claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor’s employees;
     .4 claims for damages insured by usual personal injury liability coverage;
     .5 claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;
     .6 claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;
     .7 claims for bodily injury or property damage arising out of completed operations;
     .8 claims involving contractual liability insurance applicable to the Contractor’s obligations under the Contract Documents, including, without limitation, those indemnity obligations set forth in Section 3.18 of these General Conditions; and

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

     .9 claims on account of design errors and/or omissions provided by Subcontractors and consultants, if any.
§ 11.1.1.1 Workers’ Compensation (including Voluntary Compensation) and Employer’s Liability Insurance providing coverage for the Contractor in accordance with the workers’ compensation and occupational disease laws of the state where the Work is performed. Evidence of such shall include waiver of subrogation by insurer. Employer’s liability insurance shall be provided in amounts not less than:
     $1,000,000 each accident for bodily injury by accident
     $1,000,000 policy limit for bodily injury by disease
     $1,000,000 each employee for bodily injury by disease
§ 11.1.1.2 Comprehensive/Commercial General Liability Insurance coverage shall be on an “occurrence” (not “claims made”) policy form covering all operations by and on behalf of Contractor providing insurance for bodily injury, property damage and personal injury liability for the limits of liability indicated below and including coverage for claims defined in 11.1.1, and shall include “broad form” coverage for:
§ 11.1.1.2.1 Claims for damages because of bodily injury, sickness, disease or death of any person other than the Contractor’s employees;
§ 11.1.1.2.2 Claims for property damage, other than to the Work itself, due to injury to or destruction of tangible property, including loss of use resulting therefrom;
§ 11.1.1.2.3 The following broadening extensions:
a. Products and Completed Operations/Premises liability for a period of ten (10) years from the date of Substantial Completion of the Work (including X, C and U coverages as applicable).
b. Contractor’s protective liability to cover the Contractor’s liability arising out of Work performed by Subcontractors, Sub-subcontractors and suppliers in connection with the Project.
c. Blanket contractual liability sufficient in scope to cover the Contractor’s indemnity obligations under Paragraphs 3.18, 10.3.3 and elsewhere in the Contract Documents.
d. Personal injury liability with exclusions relating to contractual and employees deleted.
e. Broad form property damage including completed operations.
f. All exclusions pertaining to explosion, collapse and underground hazards are deleted.
Limits of liability shall be not less than:
$10,000,000 — bodily injury and property damage — applicable to each occurrence.
$10,000,000 — bodily injury and property damage — separate annual aggregate Products and Completed Operations.
$10,000,000 — bodily injury and property damage — annual general aggregate on a Project specific basis.
The limits of liability may be a combination of Commercial General Liability and Excess or Umbrella Liability insurance policies.
§ 11.1.1.3 Automobile Liability Insurance — providing coverage for all owned, hired and non-owned automobiles used by or on behalf of the Contractor against:
§ 11.1.1.3.1 Claims for damages because of bodily injury, sickness, disease or death of any person.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

§ 11.1.1.3.2 Claims for damages because of property damage due to injury to or destruction of tangible property, including loss of use resulting therefrom.
Limits of liability shall be not less than:
$5,000,000 — bodily injury and property damage each occurrence.
The limits of liability may be a combination of automotive liability insurance and Excess or Umbrella Liability policies.
If Contractor or its subcontractors haul hazardous waste or contaminated materials, they must carry automobile liability insurance with coverage for pollution events arising from such cargo by vehicular accidents, leaks, releases or loading and unloading.
§ 11.1.1.4 Professional Liability Insurance — providing coverage for errors and omissions on a “claims made” basis in any engineering, designing, architectural and design-build aspects of the Work performed by the Contractor or its Subcontractors, Sub-subcontractors, Architects and Consultants.
Limits of Liability shall not be less than: $1,000,000 per occurrence and in the annual aggregate.
All insurance policies described in Paragraphs 11.1.1.2, 11.1.1.3 and 11.1.1.4 shall be primary and non-contributing to the insurance of the Owner, and shall include a blanket waiver of subrogation.
§ 11.1.2 The Contractor shall, for the protection and benefit of the Indemnitees as defined in Paragraphs 3.18 and elsewhere in the Contract and the Contractor and as part of the Contractor’s efforts to satisfy the obligations set forth in Paragraph 11.1.1, procure, pay for and maintain in full force and effect, at all times during the performance of the Work until final acceptance of the Work or for such duration thereafter as required, policies of insurance issued by a responsible carrier or carriers acceptable to the Owner, and in form and substance satisfactory to the Owner, which afford the coverages specified by this Contract. All such insurance shall be written on an occurrence basis unless indicated otherwise herein. The Contractor hereby agrees to deliver to the Owner, within ten (10) days of the date of this Contract and prior to any equipment or personnel being brought onto the site of the Work or the Project site, original or certified copies of all insurance policies procured by the Contractor under or pursuant to this Paragraph 11.1 and Certificates of Insurance and applicable additional insured endorsements in form and substance satisfactory to the Owner evidencing the required coverages with limits not less than those specified by this Contract. The coverage afforded under any insurance policy obtained under or pursuant to this Paragraph 11.1 shall be primary to any valid and collectible insurance carried separately by any of the Indemnitees. Further, all policies and Certificates of Insurance shall expressly provide that no less than thirty (30) days’ prior written notice shall be given the Owner in the event of material alteration, cancellation, non-renewal or expiration of the coverage contained in such policy or evidenced by such certified copy or Certificate of Insurance.
§ 11.1.3 Prior to commencement of the Work certificates of insurance and applicable additional insured endorsements acceptable to the Owner shall be filed with the Owner at the address set forth on the first page of these General Conditions. Contractor’s insurance policies shall include a severability of interest or cross-liability endorsement and provide that an act or omission of one of the named or additional insureds shall not reduce or avoid coverage to another named or additional insured and shall afford coverage for all claims based on any act, omission, injury or damage from which claim occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Contractor’s insurance policies shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage, (ii) including employees as additional insureds and (iii) providing host liquor liability coverage.
     11.1.3.1 List of Additional Insureds
     Owner shall provide Contractor with a listing of parties who have interest in the Project and are required to be named as additional insureds.
§ 11.1.4 In no event shall any failure of the Owner to receive original or certified copies and certificates of the policies required under this Article 11 or to demand receipt of such originals, copies and certificates prior to the Contractor commencing the Work be construed as a waiver by the Owner of the Contractor’s obligations to obtain insurance pursuant to this Article 11. The obligation to procure and maintain any insurance required by this Article 11 is a separate

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

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responsibility of the Contractor and independent of the duty to furnish originals, copies and certificates of such insurance policies.
§ 11.1.5 If the Contractor fails to purchase and maintain, or require to be purchased and maintained, any insurance required under this Paragraph 11.1, the Owner may, but shall not be obligated to, upon five (5) days’ written notice to the Contractor, purchase such insurance on behalf of the Contractor and shall be entitled to be reimbursed by the Contractor upon demand.
§ 11.1.6 When any required insurance, due to the attainment of a normal expiration date or renewal date shall expire, the Contractor shall supply the Owner with Certificates of Insurance and amendatory riders or endorsements that clearly evidence the continuation of all coverage in the same manner, limits of protection, and scope of coverage as was provided by the previous policy. In the event any renewal or replacement policy, for whatever reason obtained or required, is written by a carrier other than that with whom the coverage was previously placed, or the subsequent policy differs in any way from the previous policy, the Contractor shall also furnish the Owner with an original or certified copy of the renewal or replacement policy unless the Owner provides the Contractor with prior written consent to submit only a Certificate of Insurance and applicable additional insured endorsements for any such policy. All renewal and replacement policies shall be in form and substance satisfactory to the Owner and written by carriers acceptable to the Owner.
§ 11.1.7 The aggregate limit under the Contractor’s Comprehensive/Commercial General Liability insurance shall, by endorsement, be reserved as Project specific coverage and apply to this Project separately.
§ 11.1.8 The Contractor shall cause each Subcontractor to (1) procure insurance that complies to the applicable provisions contained in this Contract; (2) procure insurance reasonably satisfactory to the Owner, and (3) name the Contractor, Landlord, Owner and any lender providing financing in connection with the Project (as designated by Owner) as additional insureds under the Subcontractor’s comprehensive/commercial general liability policy and umbrella/excess policy. The additional insured endorsement included on the Subcontractor’s comprehensive/commercial general liability policy and umbrella/excess policy shall state that coverage is afforded the additional insureds with respect to claims arising out of operations performed by or on behalf of the Contractor. If the additional insureds have other insurance which is applicable to the loss, such other insurance shall be on an excess or contingent basis. The amount of the insurer’s liability under this insurance policy shall not be reduced by the existence of such other insurance.
§ 11.1.9
(a) The Contractor shall, upon receipt of notice of any claim, promptly take all action necessary to make a claim under any applicable insurance policy or policies the Contractor is carrying and maintaining; however, if the Contractor fails to take such action as is necessary to make a claim under any such insurance policy, the Contractor shall indemnify and save harmless the Owner from any and all costs, charges, expenses and liabilities incurred by the Owner in making any claim on behalf of the Contractor under any insurance policy or policies required pursuant to Sections 11.1.1 and 11.6.
(b) The obligations described in Subparagraph 11.1.9(a) shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person indemnified pursuant to this Contract.
(c) In any and all claims against the Owner or any of the Owner’s agents or employees by any employee of the Contractor, its consultants, subcontractors and anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under this Subparagraph 11.1.9 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or its Architects, Consultants or Subcontractors under workers’ or workmen’s compensation acts, disability benefit acts or other employee benefit acts.
(d) The obligations described in this Article 11 shall survive the termination of this Contract.
§ 11.2 OWNER’S LIABILITY INSURANCE
§ 11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance.
§ 11.3 PROJECT MANAGEMENT PROTECTIVE LIABILITY INSURANCE
§ 11.3.1 Intentionally deleted.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

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§ 11.3.2 Intentionally deleted.
§ 11.3.3 Intentionally deleted.
§ 11.4 PROPERTY INSURANCE
§ 11.4.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder’s risk “all-risk” or equivalent policy form in the amount of the GMP, plus value of subsequent Contract modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Section 9.10 of these General Conditions or until no person or entity other than the Owner has an insurable interest in the property required by this Section 11.4 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor and Subcontractors of all tiers performing work at the Project.
§ 11.4.1.1 Property insurance shall be on an “all-risk” or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, flood, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect’s and Contractor’s services and expenses required as a result of such insured loss. Permission is hereby granted to provide coverage on a blanket basis with a single limit applicable to all insured locations, subject to including the full GMP. The Owner’s obligation to provide property insurance shall be limited by the definition of the Work contained in the Contract and shall not include the Contractor’s owned or leased construction equipment, or other machinery, equipment, tools, sheds, trailers, material or supplies unless incorporated or intended to be incorporated as part of the completed construction. The Contractor shall make its own arrangements for any insurance it may require on such construction equipment. Any such policy obtained by the Contractor under this Paragraph 11.4.1.1 shall include a waiver of subrogation in accordance with the requirements of Paragraph 11.4.7.
§ 11.4.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall endeavor to so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors of all tiers, in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor in writing, then the Owner shall bear all reasonable costs properly attributable thereto.
§ 11.4.1.3 If the property insurance requires deductibles, the Owner shall pay costs not covered because of such deductibles. Notwithstanding, if the cause of any loss payment under such insurance is the fault of the Contractor, then the Contractor shall pay such deductible.
§ 11.4.1.4 This property insurance shall cover portions of the Work stored off the site, and also portions of the Work in transit up to $250,000 per occurrence.
§ 11.4.1.5 Partial occupancy or use in accordance with Section 9.9 of these General Conditions shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.
§ 11.4.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor and Subcontractors, including, without limitation, the Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

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§ 11.4.3 Loss of Use Insurance. The Owner, at the Owner’s option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner’s property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner’s property, including consequential losses due to fire or other hazards however caused to the extent (i) of actual recovery of any insurance proceeds under polices obtained pursuant this Subparagraph 11.4.3 and (ii) permitted by the applicable policies of insurance.
§ 11.4.4 If the Contractor requests in writing that insurance for risks other than those described herein or other special causes of loss be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.
§ 11.4.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section 11.4.7 of these General Conditions for damages caused by fire or other causes of loss covered by this separate property insurance to the extent of actual recovery from such policy. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.
§ 11.4.6 Before an exposure to loss may occur, the Owner shall provide the Contractor a copy of each policy with copies of certificates of insurance evidencing such insurance coverages required by this Article 11. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days’ prior written notice has been given to the Contractor.
§ 11.4.7 Waivers of Subrogation. If permitted by the Owner’s and Contractor’s insurance companies, without penalties, the Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other including, without limitation, the Subcontractors, and (2) the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent of actual recovery of any insurance proceeds under any property insurance obtained pursuant to this Article 11 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner. The Owner or Contractor, as appropriate, shall require of the Architect, Architect’s consultants, separate contractors described in Article 6 of these General Conditions, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.
§ 11.4.8 A loss insured under Owner’s property insurance shall be adjusted by the Owner and made payable to the Owner for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.
§ 11.4.9 Intentionally deleted.
§ 11.4.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers.
§ 11.4.11 GENERAL INSURANCE REQUIREMENTS
§ 11.4.11.1 Contractor’s comprehensive/commercial general liability insurance policy shall be endorsed using an ISO form CG2010 11/85, or subject to the Owner’s approval, a manuscript endorsement comparable to the CG2010 11/85, naming the Owner, the Owner’s Lender and the Owner’s members, managers, partners, officers, agents and employees as additional insureds (the “Indemnitees”). In addition, all such policies required under the terms of Paragraphs 11.1, 11.4.3 and 11.6 of these General Conditions and shall be primary and non-contributing. The Contractor shall provide the Owner with originals of the endorsements to all policies of insurance required under the terms of this Article 11 whereby the insurers agree that in the event of cancellation of the policy in whole or in part, or a reduction as

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

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to coverage or amount thereunder whether initiated by the insurer or any insured, the insurer shall not give less than thirty (30) days advance written notice by registered or certified mail to the Owner.
§ 11.4.11.2 All insurance required by Sections 11.1 and 11.7 shall be written on an “occurrence” basis if available. If any insurance required by this Article 11 is not available on an “occurrence” basis and such policy is written on a “claims made” basis, such policy shall be subject to the Owner’s prior written approval and must be written so that the effective (or retroactive or prior acts) date of the policy is prior to the date of commencement of any of the Contractor’s Work or services hereunder. Any such “claims made” basis insurance shall be maintained for the benefit of the Owner, with evidence thereof provided at each renewal of such insurance until the expiration of any applicable statute of limitations, but in any event for a period of not less that ten (10) years following completion by the Contractor of all of its Work and services under this Agreement and the Owner’s approval and acceptance of the Work.
§ 11.4.11.3 All policies required by this Article 11 shall have reasonable and customary deductible amounts, provided that in no event shall such deductible amounts exceed $50,000 per occurrence. Completed Operations Insurance shall be maintained by Contractor for a period of ten (10) years after Substantial Completion of the Work. The cost of defending any claims made against the policies required by Paragraphs 11.1 and 11.6 shall not be included in any of the limits for such policies. All deductibles or self-insured retentions shall be at the sole responsibility of the Contractor.
§ 11.4.11.4 The acceptance of delivery by the Owner of any certificate of insurance and policy evidencing the required insurance coverages and limits does not constitute approval or agreement by the Owner that the insurance requirements have been met or that the insurance policies shown in the certificates of insurance are in compliance with the requirements of this Contract.
§ 11.4.11.5 Upon renewal of any such insurance that expires before the termination of the Contractor’s obligation to carry such insurance pursuant to this Agreement, the Owner shall be provided with renewal certificates or binders within ten (10) days after such expiration.
§ 11.4.11.6 The Contractor shall immediately report to the Owner and applicable insurance carrier, and promptly thereafter confirm in writing, the occurrence of any injury, loss or damage incurred by the Contractor or its Architects, Consultants or Subcontractors, or the Contractor’s receipt of notice or knowledge of any claim by a third party or any occurrence that might give rise to such a claim. Upon completion of the Work, the Contractor shall submit to the Owner a written summary of all such injuries, losses, damage, notice or third party claims and occurrences that might give rise to such claims.
§ 11.4.11.7 If any of the insurance required to be maintained by the Contractor pursuant to this Article 11 contains aggregate limits which apply to operations of the Contractor other than those operations which are the subject of this Agreement, and such limits are diminished by more than Five Hundred Thousand Dollars ($500,000) after any one (1) or more incidents, occurrences, claims, settlements or judgments against such insurance, the Contractor shall take immediate steps to restore aggregate limits or shall maintain other insurance protection for such aggregate limits.
§ 11.4.11.8 In the event the Contractor wishes to make any claim for recovery under the builder’s risk insurance policy required hereunder, the Contractor shall give timely notification to the Owner of the event giving rise to the claim, cooperate with the Owner, and do all things required of it as an insured under such policy, so as to permit the policy to be complied with and a claim to be made thereunder. The Contractor further agrees that to the extent required under such policy (except property policies), the Contractor shall permit and authorize full subrogation in favor of the insurers of any rights, as against any other person, firm or corporation (other than the Owner, the Owner’s Representative, if any, Lenders and their respective members, managers, partners, officers, agents and employees).
§ 11.4.11.9 It shall be the responsibility of the Contractor not to violate nor knowingly permit to be violated any condition of the policies required under this Agreement, and it shall be the Contractor’s duty and responsibility to impose upon each consultant and Subcontractor employed by the Contractor to perform any of the Work described in this Agreement the same responsibilities and obligations imposed upon the Contractor under this Article 11.
§ 11.5 PERFORMANCE BOND AND PAYMENT BOND
§ 11.5.1 The Owner shall have the right, in its sole discretion, to require the Contractor to furnish a payment and performance bond and a payment bond (collectively, the “Bonds”), each in an amount not less than 100% of the GMP, covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

requirements or specifically required in the Contract Documents on the date of execution of the Contract. The Bonds shall be in form and substance satisfactory to Owner and Owner’s lenders, if any, in their sole judgment and, without limiting the generality of the foregoing, such Bonds shall be written by a corporate surety licensed in California and listed on the U.S. Treasury List (Circular 570) (the “Treasury List”) as an acceptable surety for bonds in favor of the federal government. Owner may require, in its sole discretion, that its lenders, if any, be named as dual-obligees under such Bonds.
§ 11.5.2 Following the filing and approval of the Bonds and Contractor’s submittal of a Change Order to Owner for the actual costs incurred by Contractor for such Bonds, the Owner shall reimburse Contractor for such costs provided the same do not exceed 2% of the GMP. If during the Contract Time, the surety that issued the Bonds ceases to be listed on the Treasury List, the Owner shall have the right to require the Contractor to replace all Bonds issued by such surety with similar Bonds issued by another surety acceptable to Owner. Notwithstanding the foregoing or any other provision of the Contract Documents to the contrary, in no event shall Owner be responsible for any costs incurred by Contractor in connection with the replacement of any Bonds during the Contract Time, whether or not the same is required by Owner pursuant to this Section 11.5.2.
§ 11.6 If the Owner is damaged by the failure of the Contractor to purchase or maintain insurance required under Article 11, then the Contractor shall bear all reasonable costs (including attorneys’ fees and court and settlement expenses) properly attributable thereto.
§ 11.7 SUBCONTRACTORS INSURANCE
All Subcontractors shall be required to provide substantially the same insurance as described in Paragraph 11.1 except that the insurance to be maintained by Subcontractors pursuant to Paragraph 11.1.1.5 (Excess) shall have a limit of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, unless the Owner specifically, in writing, approves a lower liability limit for a specific Subcontractor. Such insurance shall conform to the requirements of this Article 11. If the Contractor permits one or more Subcontractors to maintain insurance with liability limits lower than those required herein, then the Contractor and its insurance carrier shall be responsible for any acts of such Subcontractor to the extent such acts are not insured against by such Subcontractor.
ARTICLE 12 UNCOVERING AND CORRECTION OF WORK
§ 12.1 UNCOVERING OF WORK
§ 12.1.1 If a portion of the Work is covered contrary to the Architect’s request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Owner or Architect, be uncovered for the Owner’s or Architect’s examination and be replaced at the Contractor’s expense without change in the Contract Time.
§ 12.1.2 If a portion of the Work has been covered which the Owner or Architect has not specifically requested to examine prior to its being covered, the Owner or Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner’s expense. If such Work is not in accordance with the Contract Documents, correction shall be at the Contractor’s expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.
§ 12.2 CORRECTION OF WORK
§ 12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION
§ 12.2.1.1 The Contractor shall promptly correct Work rejected by the Owner or Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect’s services and expenses made necessary thereby, shall be at the Contractor’s expense. If prior to the date of Substantial Completion the Contractor, a Subcontractor, or anyone for whom either is responsible uses or damages any portion of the Work, including, without limitation, mechanical, electrical, plumbing, and other building systems, machinery, equipment, or other mechanical device, the Contractor shall cause such item to be restored to “like new” condition at no expense to the Owner.
§ 12.2.2 AFTER SUBSTANTIAL COMPLETION
§ 12.2.2.1 In addition to the Contractor’s obligations under Section 3.5 of these General Conditions and any express or implied warranties or guaranties applicable to the Work, if, within one (1) year after the date of Substantial Completion

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

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of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1 of these General Conditions, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. If the Contractor fails to correct nonconforming Work within seven (7) days after receipt of notice from the Owner or Architect, the Owner may correct it and Contractor shall bear the costs relating thereto in accordance with Section 2.4; provided that no further notice to Contractor shall be required. This obligation shall survive any termination of the Contract Documents.
§ 12.2.2.2 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4. If the Contractor does not proceed with correction of such nonconforming Work within a reasonable time fixed by written notice from the Owner, the Owner may remove it and store the salvageable materials or equipment at the Contractor’s expense. If the Contractor does not pay costs of such removal and storage within ten (10) days after written notice, the Owner may upon ten (10) additional days’ written notice sell such materials and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that should have been borne by the Contractor, including compensation for the Consultant’s, Architect’s or Owner’s services and expenses made necessary thereby. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contract shall pay the difference to the Owner. The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work.
§ 12.2.2.3 Upon completion of any Work under or pursuant to this Paragraph 12.2, the one (1)-year correction period in connection with the Work requiring correction shall be renewed and recommence. The obligations under Paragraph 12.2 shall cover any repairs and replacement to any part of the Work or other property that is damaged by the defective Work.
§ 12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.
§ 12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor’s correction or removal of Work which is not in accordance with the requirements of the Contract Documents.
§ 12.2.5 Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the one (1)-year period for correction of Work as described in Section 12.2.2 of these General Conditions relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to construction defects and the Contractor’s obligations other than specifically to correct the Work.
§ 12.3 ACCEPTANCE OF NONCONFORMING WORK
§ 12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.
ARTICLE 13 MISCELLANEOUS PROVISIONS
§ 13.1 GOVERNING LAW
§ 13.1.1 The Contract shall be governed by the law of the place where the Project is located, without regard to principles of conflicts of laws.
§ 13.2 SUCCESSORS AND ASSIGNS
§ 13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Contract shall not assign the Contract as a whole without prior-written consent of the Owner, which consent may be withheld in Owner’s sole

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

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discretion. If Contractor attempts to make such an assignment without such prior-written consent, such assignment shall be void. In the event of any assignment by Contractor, Contractor shall not be released from its obligations under the Contract Documents. Should Owner consent to any such assignment, such consent shall not constitute a waiver of any of the restrictions of this Subparagraph 13.2.1 and the same shall apply to each successive assignment hereunder, if any.
§ 13.2.2 The Owner may, without consent of the Contractor, assign the Contract to another entity or person, including, without limitation, an institutional lender providing construction financing for the Project. The Contractor shall execute all consents reasonably required to facilitate any assignment by Owner. In the event of Owner’s assignment to a third party (other than a lender providing construction financing), Owner shall be released from its executory obligations under the Contract Documents.
§ 13.3 WRITTEN NOTICE
§ 13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail or messenger or overnight delivery service to the last business address known to the party giving notice or by facsimile to the facsimile number last given to the other party.
§ 13.4 RIGHTS AND REMEDIES
§ 13.4.1 Except as expressly provided in the Contract Documents, duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.
§ 13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.
§ 13.5 TESTS AND INSPECTIONS
§ 13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.
§ 13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section 13.5.1 of these General Conditions, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Section 13.5.3 of these General Conditions, shall be at the Owner’s expense.
§ 13.5.3 If such procedures for testing, inspection or approval under Sections 13.5.1 and 13.5.2 of these General Conditions reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect’s services and expenses shall be at the Contractor’s expense. The Contractor also agrees that the cost of testing services required for the convenience of the Contractor in his scheduling and performance of the Work, and the cost of testing services related to remedial operations performed to correct deficiencies in the Work, shall be borne by the Contractor.
§ 13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.
§ 13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

§ 13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.
§ 13.5.7 Neither the observations of the Architect or Owner or Owner’s Representatives in their administration of the Contract nor inspections, tests or approvals by persons other than the Contractor shall relieve the Contractor from the Contractor’s obligations to perform the Work in accordance with the Contract Documents.
§ 13.6 INTEREST
§ 13.6.1 Intentionally Deleted.
§ 13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD
§ 13.7.1 Intentionally Deleted.
§ 13.8 GENERAL PROVISIONS
§ 13.8.1 All personal pronouns used in this Contract, whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of articles, paragraphs, and subparagraphs are for convenience only and neither limit nor amplify the provisions of this Contract in itself. The use herein of the word “including,” when following any general statement, term, or matter, shall not be construed to limit such statement, term, or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such words as “without limitation,” or “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term, or matter.
§ 13.8.2 Wherever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law. If, however, any provision of this Agreement, or portion thereof, is prohibited by law or found invalid under any law, only such provision or portion thereof shall be ineffective, without in any manner invalidating or affecting the remaining provisions of this Agreement or valid portions of such provision, which are hereby deemed severable.
§ 13.8.3 Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of the Contract Documents.
§ 13.8.4 Any specific requirement in this Contract that the responsibilities or obligations of the Contractor also apply to a Subcontractor is added for emphasis and is also hereby deemed to include a Subcontractor of any tier. The omission of a reference to a Subcontractor in connection with any of the Contractor’s responsibilities or obligations shall not be construed to diminish, abrogate, or limit any responsibilities or obligations of a Subcontractor of any tier under the Contract Documents or the applicable subcontract.
ARTICLE 14 TERMINATION OR SUSPENSION OF THE CONTRACT
§ 14.1 TERMINATION BY THE CONTRACTOR
§ 14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor or a Subcontractor, including, without limitation, a Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, for any of the following reasons:
.1	issuance of an order of a court or other public authority having jurisdiction which requires all Work to be stopped;

.2	an act of government, such as a declaration of national emergency which requires all Work to be stopped; or

.3	because a Certificate for Payment has not been issued and Contractor has not been notified of the reason for withholding certification as provided in Section 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents.

.4	Intentionally deleted.
§ 14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 14.3 of these General Conditions constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.
§ 14.1.3 If one of the reasons described in Section 14.1.1 or 14.1.2 of these General Conditions exists, the Contractor may, upon seven days’ written notice to the Owner and Architect, terminate the Contract Documents and recover from the Owner payment for Work executed in accordance with the schedule of values and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery including Contractor’s Fee on the Cost of the Work for the portions of the Work executed.
§ 14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner’s obligations under the Contract Documents with respect to matters material to the progress of the critical path of the Work, then the Contractor may, upon seven additional days’ written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Section 14.1.3 of the General Conditions.
§ 14.2 TERMINATION BY THE OWNER FOR CAUSE
§ 14.2.1 In addition to any other rights of Owner to terminate the Contract Documents, the Owner may terminate the Contract in whole or in part if the Contractor:
.1	persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

.2	fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

.3	persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

.4	otherwise is guilty of substantial breach of a provision of the Contract Documents, including, without limitation Contractor’s failure to satisfy Owner’s schedule requirements as described in Article 4 of the Agreement.

.5	breaches any warranty made by the Contractor under or pursuant to the Contract Documents.

.6	fails to furnish the Owner with assurances satisfactory to the Owner evidencing the Contractor’s ability to complete the Work in compliance with all the requirements of the Contract Documents.

.7	fails after commencement of the Work to proceed continuously with the construction and completion of the Work for more than ten (10) days for reasons other than force majeure, strikes, or weather, except as permitted under the Contract Documents.
§ 14.2.2 When any of the above reasons exist, the Owner may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor’s surety, if any, seven days’ written notice, terminate employment of the Contractor in whole or in part and may, subject to any prior rights of the surety:
.1	take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;

.2	accept assignment of subcontracts pursuant to Section 5.4 of these General Conditions; and

.3	finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.
§ 14.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1 of these General Conditions, except due to an Owner-Elected Acceleration, the Contractor shall not be entitled to receive further payment until the Work is completed in accordance with the Contract Documents. When the Owner terminates the Contract in whole or in part due to an Owner-Elected Acceleration, Contractor shall be entitled to payment in accordance with the provisions of Subparagraph 14.4.3 of these General Conditions.
§ 14.2.4 In the event of termination pursuant to this Paragraph 14.2 of the General Conditions, but excluding termination due to Owner-Elected Acceleration, if the unpaid balance of the Contract Sum exceeds costs of completing the Work in accordance with the Contract Documents, except due to an Owner-Elected Acceleration, including, without limitation, compensation for the Architect’s services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner,

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.
§ 14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE
§ 14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine. In such event, the actual and reasonable costs of such suspension incurred by Contractor plus Owner-approved general conditions costs during the period of suspension (if such suspension is implemented with the intention by Owner to resume the Work within a reasonable time period) shall accrue as a Cost of Work for which Contractor shall receive the Contractor’s Fee as provided in the Contract Documents.
§ 14.3.2 The Contract Sum, the GMP and the Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section 14.3.1 of these General Conditions. No adjustment shall be made to the extent:
.1	that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

.2	that an equitable adjustment is made or denied under another provision of the Contract.
§ 14.4 TERMINATION BY THE OWNER FOR CONVENIENCE
§ 14.4.1 The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause. Termination by the Owner under this Paragraph shall be by a notice of termination delivered to the Contractor specifying the extent of termination and the effective date.
§ 14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Contractor shall immediately, in accordance with instructions from the Owner, proceed with performance of the following duties regardless of delay in determining or adjusting amounts due under this Paragraph:
.1	cease operations as directed by the Owner in the notice, vacate the Project site, and remove all equipment and materials therefrom;

.2	take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and

.3	except for Work directed to be performed prior to the effective date of termination stated in the notice or Work not terminated, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders with respect to terminated Work.

.4	place no further orders and enter into no further subcontracts for materials, labor, services or facilities except as necessary to complete continued portions of the Contract;

.5	terminate all subcontracts and orders to the extent they relate to the Work terminated; and

.6	proceed to complete the performance of Work not terminated.
§ 14.4.3 Upon such termination, the Contractor shall recover as its sole remedy payment for Work properly performed in connection with the terminated portion of the Work prior to the effective date of termination, and thereafter for work required to effect termination, and for items properly and timely fabricated off the Project site, delivered and stored in accordance with the Owner’s instructions, reasonable costs to effect the termination required by Owner and Contractor’s applicable general conditions, insurance and Contractor’s Fee. The Contractor hereby waives and forfeits all other claims for payment and damages, including, without limitation, anticipated profits and Contractor Fees on any portions of the Work not executed (except as allowed pursuant to the foregoing).
§ 14.4.4 The Owner shall be credited for (1) payments previously made to the Contractor for the terminated portion of the Work, (2) claims which the Owner has against the Contractor under the Contract and (3) the value of the materials, supplies, equipment or other items that are to be disposed of by the Contractor that are part of the Contract Sum.
§ 14.5 In no event shall Contractor have a claim for damages, lost profits or otherwise on account of the termination of the agreements contained within the Contract Documents by Owner or Contractor.

AIA Document A201™ — 1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:17:02 on 12/14/2004 under Order No.1000135790_1 which expires on 8/31/2005, and is not for resale.

User Notes: A201 Form	(2166203743)

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